UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )
_______________________

Filed by the Registrant ☑        Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
MAXLINEAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

5966 La Place Court, Suite 100
Carlsbad, California 92008
(760) 692-0711

April 2, 2026
Dear Stockholder:
We are pleased to invite you to attend our 2026 annual meeting of stockholders to be held on Wednesday, May 20, 2026 at 8:30 a.m., Pacific Time at our offices located at 5966 La Place Court, Suite 100, Carlsbad, California 92008.
We are providing the proxy materials to you over the Internet. We will send you a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, with instructions for accessing the proxy materials via the Internet and voting via the Internet or by telephone. This method helps to conserve natural resources while expediting your receipt of proxy materials and lowering costs of our annual meeting. The Notice of Internet Availability will also provide information on how you may obtain a paper copy of our proxy materials, if desired.
At this year’s annual meeting, our stockholders will be asked to:
•elect the two nominees for Class II directors named in the proxy statement, each to hold office until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
•approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2025, as set forth in the proxy statement;
•ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•approve an amendment and restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan, including approval of a new ten-year term and an increase in the number of shares reserved thereunder by 3,204,107, as amended and restated, the “Restated Incentive Plan”; and
•approve an amendment and restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan to approve a new term, as amended and restated, the “Restated ESPP.”
If the Restated Incentive Plan is approved by our stockholders at the 2026 annual meeting, the number of shares available for issuance under the Restated Incentive Plan will be approximately 5,000,000 shares (the sum of the 1,795,893 shares available for issuance under the Current Incentive Plan as of March 23, 2026 plus the additional 3,204,107 shares to be added to the Restated Incentive Plan pursuant to the proposal). If the Restated Incentive Plan is approved by our stockholders, we will terminate the MaxLinear, Inc. Inducement Equity Incentive Plan (the “Inducement Plan”). As a result, the 3,127,896 shares available for grant under the Inducement Plan as of March 23, 2026, will not be granted under the Inducement Plan, and we will not make any new grants under the Inducement Plan from March 23, 2026 through May 20, 2026 (the date of the 2026 annual meeting). Accordingly, the approval of the Restated Incentive Plan will facilitate the transfer of the number of shares available for grant under the Inducement Plan as of March 23, 2026, for administration under a single plan—the Restated Incentive Plan, plus an incremental 76,211 shares. Such approval will not cause significant additional dilution and will enable us to meet our equity compensation needs through May 2027, as we continue to navigate through a transition period of high risk to retention of employees crucial to our business.
Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented, and we hope you will vote as soon as possible. You may be able to vote via the Internet, by telephone, via mail if you received a paper proxy card enclosed in the printed proxy materials you requested, or in person at the annual meeting. If you requested printed proxy materials and an enclosed paper proxy card, please vote promptly by mailing the completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided.

Thank you for your ongoing support of MaxLinear. We look forward to your participation in our annual meeting.
Sincerely,
Kishore Seendripu, Ph.D.
Chairman of the Board of Directors, President and Chief Executive Officer

Our Notice of Internet Availability is first being mailed to our stockholders on or about April 2, 2026.

MAXLINEAR, INC.
5966 La Place Court, Suite 100
Carlsbad, California 92008
(760) 692-0711
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., Pacific Time, on Wednesday, May 20, 2026
Place	•	MaxLinear’s office, 5966 La Place Court, Suite 100, Carlsbad, California 92008.
Items of Business	•
To elect the two nominees for Class II director named in the proxy statement, each to hold office until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.

	•	To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2025, as set forth in the proxy statement.
	•	To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
•
To approve an amendment and restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan, including approval of a new ten-year term and an increase in the number of shares reserved thereunder by 3,204,107. If approved, the Inducement Plan would be terminated, and the 3,127,896 shares available as of March 23, 2026 under the Inducement Plan would not be granted under the Inducement Plan.

	•	To approve an amendment and restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan to approve a new term.
	•	To transact any other business that may properly come before the 2026 annual meeting or any postponement or adjournment thereof.
Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a MaxLinear stockholder of record as of the close of business on the record date of March 23, 2026.
Annual Report	You may access our 2025 annual report by visiting www.edocumentview.com/MXL. Our 2025 annual report is not a part of the proxy solicitation materials.
Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of this proxy statement, or your Notice of Internet Availability.
IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2026: The notice of annual meeting, proxy statement, form of proxy card and 2025 annual report are available by visiting www.edocumentview.com/MXL.

PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

MAXLINEAR, INC.
5966 La Place Court, Suite 100
Carlsbad, California 92008
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on Wednesday, May 20, 2026
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chairman, President and Chief Executive Officer, Kishore Seendripu, Ph.D., and our Chief Financial Officer and Chief Corporate Strategy Officer, Steven Litchfield, to serve as proxies for the annual meeting.
Why am I receiving these materials?
We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2026 annual meeting of stockholders, or the annual meeting, which will take place on Wednesday, May 20, 2026 at 8:30 a.m., Pacific Time at MaxLinear’s office, located at 5966 La Place Court, Suite 100, Carlsbad, California 92008. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement for our 2026 annual meeting, the accompanying proxy card and notice and our 2025 annual report, is first being mailed to our stockholders on or about April 2, 2026. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our 2025 annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our 2025 annual report are set forth in the Notice of Internet Availability.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission, or SEC, we have elected to furnish our proxy materials, including this proxy statement and our 2025 annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. We have adopted this procedure to help conserve natural resources while expediting your receipt of proxy materials and lowering costs of the annual meeting.
The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request paper or email copies of the proxy materials and our 2025 annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.
How do I get electronic access to the proxy materials?
The notice of annual meeting, proxy statement, and 2025 annual report are available by visiting www.edocumentview.com/MXL.

What items of business will be voted on at the annual meeting?
The items of business scheduled to be voted on at the annual meeting are as follows:
•To elect the two nominees for Class II director named in this proxy statement, each to hold office until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.
•To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2025, as set forth in this proxy statement.
•To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
•To approve an amendment and restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan” or the “Current Incentive Plan”), including approval of a new ten-year term and an increase in the number of shares reserved thereunder by 3,204,107.
•To approve an amendment and restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan (the “2010 Employee Stock Purchase Plan” or the “Current Purchase Plan”), to approve a new term.
•To transact any other business that properly comes before the annual meeting or any postponement or adjournment thereof.
How does the board of directors recommend that I vote?
Our board of directors recommends that you vote your shares:
•“FOR” the two nominees for Class II director named in this proxy statement, each to hold office until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified;
•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers for the year ended December 31, 2025, as set forth in this proxy statement;
•“FOR” the ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•“FOR” the approval of an amendment and restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan, including approval of a new ten-year term and an increase in the number of shares reserved thereunder by 3,204,107.
•“FOR” the approval of an amendment and restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan to approve a new term.
What shares can I vote?
Each share of our common stock issued and outstanding as of the close of business on March 23, 2026, the record date for the annual meeting, is entitled to vote on all proposals being considered at the 2026 annual meeting.
You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. As of the close of business on the record date, we had 89,529,216 shares of common stock issued and outstanding.
How many votes am I entitled to per share?
For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many MaxLinear stockholders hold their shares as a beneficial owner through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., or Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by MaxLinear. As the stockholder of record, you may vote on the Internet, by telephone or by granting your vote via proxy card (if you requested and received printed proxy materials), as described below under the heading “How can I vote my shares without attending the annual meeting?” You may also attend the annual meeting and vote during the meeting, as described below under the heading “How can I attend, submit questions, and vote my shares at the annual meeting?”
Beneficial Owner
If your shares are held in an account at a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2025 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.
If you are a beneficial owner and wish to vote via Internet or telephone, you may vote by following the instructions provided by your broker, bank, or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive.
If you are a beneficial owner and wish to vote in person and attend the annual meeting, please note that you may not vote your shares at the annual meeting since a beneficial owner is not the stockholder of record unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. You must also register in advance to vote during the annual meeting. To register to attend and vote during the annual meeting, you must submit proof of your proxy power (legal proxy) reflecting your holdings in MaxLinear, Inc., along with your name and e-mail address, to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 16, 2025. You will receive a confirmation of your registration by e-mail after your registration materials have been processed. Requests for registration should be directed to us via e-mail or mail as follows:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail: Computershare, MaxLinear Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
How can I contact MaxLinear’s transfer agent?
You may contact our transfer agent by writing Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006, by telephoning (800) 662-7232 or (781) 575-4238, or via its Investor Center at www.computershare.com/investor.
How can I vote my shares without attending the annual meeting?
Over the Internet
If you are a stockholder of record, go to www.investorvote.com/MXL. You can use the Internet 24 hours a day to transmit your voting instructions. Votes submitted electronically must be received by May 19, 2026, at 1:00 a.m., Central Time. You need to have your Notice of Internet Availability or proxy card in hand when you access the website and follow the instructions.
If you are a beneficial owner of shares, your broker, bank, or other holder of record may make Internet voting available to you. The availability of Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.
By Toll-Free Telephone
If you are a stockholder of record, call 1-800-652-VOTE (8683). You can use any touch-tone telephone to transmit your voting instructions. Votes submitted via telephone must be received by May 19, 2026, at 1:00 a.m., Central Time. You need to have your Notice of Internet Availability or your proxy card in hand when you call and follow the instructions.

If you are a beneficial owner of shares, your broker, bank, or other holder of record may make telephone voting available to you. The availability of telephone voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.
By mail
You may submit your vote by completing, signing and dating your proxy card (if you requested and received printed proxy materials) and returning it in the prepaid envelope (if mailed in the United States) to Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 02940-5067 to be received by 11:59 p.m., EST, on May 19, 2026.
If you are a stockholder of record and you return your signed proxy card and do not indicate your voting preferences, the shares represented by your proxy card will be voted as recommended by our board of directors.
If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to MaxLinear, Inc., c/o Computershare Trust Company, N.A., P.O. Box 43006, Providence, RI 02940-3006.
If you are a beneficial owner of shares, you should have received voting instructions from your broker, bank, or other nominee holder of record. Simply follow the voting instructions provided by your broker, bank, or other nominee holder of record.
You may still attend the annual meeting in person even if you have already voted by proxy.
How can I attend, submit questions, and vote my shares at the annual meeting?
You are entitled to attend the annual meeting only if you were a MaxLinear stockholder as of the record date or you hold a valid proxy for the annual meeting. If you hold a valid proxy, and you wish to vote and/or submit questions during the annual meeting, you must also register in advance to attend the annual meeting. Registration instructions are described under the response to the above question, “What is the difference between holding shares as a stockholder of record and as a beneficial owner?” Appropriate questions received during the meeting will be addressed by the chairman of the board either during the meeting by reading the question aloud, along with a response, or if necessary, in a subsequent communication to all stockholders. A summary of the information you need in order to attend the annual meeting is provided below:
If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting. Please let us know if you plan to attend the meeting if you vote by telephone or Internet by indicating your plans when prompted, or, if you requested and received printed proxy materials, by marking the appropriate box on the enclosed proxy card.
Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the deadline for submitting your vote as indicated above. If you are the stockholder of record, you may change your vote by (i) entering a new vote by Internet or telephone, (ii) completing and returning a later-dated proxy card (which automatically revokes the earlier proxy card) using any of the methods described above (and until the applicable deadline for each method), (iii) providing a written notice of revocation to our corporate secretary at MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008 prior to your shares being voted, or (iv) attending the annual meeting and voting at that time following the instructions previously described above. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting.
Is there a list of stockholders entitled to vote at the annual meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 5966 La Place Court, Suite 100, Carlsbad, California 92008, by contacting our corporate secretary.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within MaxLinear or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
How many shares must be present or represented to conduct business at the annual meeting?
Holders of a majority of the issued and outstanding shares of common stock as of the record date must be present at the meeting or represented by proxy, also referred to as a quorum, to hold and transact business at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another date.
What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
To elect the two nominees for Class II director named in this proxy statement, each to hold office until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.	Votes cast for such nominee’s election exceed the votes cast against such nominee’s election	No
To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2025.	Majority of the votes cast affirmatively or negatively	No
To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	Majority of the votes cast affirmatively or negatively	Yes
To approve an amendment and restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan, including approval of a new ten-year term and an increase in the number of shares reserved thereunder by 3,204,107. If approved, the Inducement Plan would be terminated, and the 3,127,896 shares available as of March 23, 2026 under the Inducement Plan would not be granted under the Inducement Plan.
	Majority of the votes cast affirmatively or negatively	No
To approve an amendment and restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan to approve a new term.	Majority of the votes cast affirmatively or negatively	No
If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank, or other nominee holder of record does not have discretionary authority to vote on the election of directors, or on the proposal seeking advisory votes to approve executive compensation, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, or other nominee holder of record.
To elect the two nominees for Class II director named in this proxy statement, each to hold office until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.
Directors are elected when the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. For further information on our majority voting standard, please refer to the sections entitled “Corporate Governance and Board of Directors” and “Proposal Number 1—Election of Two Class II Directors”. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote on this proposal.
To approve on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2025.
The affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2025. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of the vote on this proposal.

To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
The affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal is required to ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, affirmatively or negatively, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of the vote on this proposal.
To approve an amendment and restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan, including approval of a new ten-year term and an increase in the number of shares reserved thereunder by 3,204,107.
The affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal is required to approve an amendment and restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan, including approval of a new ten-year term and an increase in the number of shares reserved thereunder by 3,204,107. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively, are not included in the tabulation of voting results on this proposal and will not affect the outcome of the vote on this proposal.
To approve an amendment and restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan to approve a new term.
The affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on this proposal is required to approve an amendment and restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan to approve a new term. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively, are not included in the tabulation of voting results on this proposal and will not affect the outcome of the vote on this proposal.
Is cumulative voting permitted for the election of directors?
No. You may not cumulate your votes for the election of directors.
What happens if additional matters are presented at the annual meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kishore Seendripu, Ph.D. and Steven Litchfield, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.
Who will count the votes?
A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.
Who will bear the cost of soliciting votes for the annual meeting?
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing proxy materials and soliciting votes. In addition to the mailing of proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address will receive only one copy of the Notice of Internet Availability and, if applicable, our notice of annual meeting, proxy statement, and 2025 annual report, unless one or more of these stockholders notifies us that they wish to receive individual copies. This procedure reduces our printing costs and postage fees.
Stockholders who wish to participate in householding will receive a Notice of Internet Availability that includes each stockholder’s unique control number needed to vote his or her shares.

If you are eligible for householding, and you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability or, if applicable, the notice of annual meeting, proxy statement, and 2025 annual report, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of any of these documents for your household, please contact our transfer agent, Computershare Investor Services, P.O. Box 43006, Providence, Rhode Island 02940-3006, by telephoning (800) 662-7232 or (781) 575-4238, or via its Investor Center at www.computershare.com/investor.

Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability or, if applicable, the notice of annual meeting, proxy statement, and 2025 annual report to any stockholder at a shared address to which we delivered a single copy of any of these materials. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability or, if applicable, the notice of annual meeting, proxy statement, and 2025 annual report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of any of these documents in the future, please contact Computershare Investor Services as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other nominee holders of record.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive office no later than December 3, 2026, unless the date of our 2027 annual meeting is more than 30 days before or after May 20, 2027 in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including requirements regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
MaxLinear, Inc.
Attn: Corporate Secretary
5966 La Place Court, Suite 100
Carlsbad, California 92008
Fax: (760) 444-8598
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting, who remains a stockholder of record at the time of the annual meeting, and who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws, provided that clause (iii) is the exclusive means under our bylaws for stockholders to propose business other than such proposals as are properly made pursuant to the Exchange Act. To be timely for our 2027 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:
•not earlier than 8:00 a.m., Pacific Time, January 17, 2027; and
•not later than 5:00 p.m., Pacific Time, on February 16, 2027.
In the event that we hold our 2027 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2026 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:
•the 90th day before such annual meeting; or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name, qualifications for membership on our board of directors and such other information required by our bylaws, and should be directed to the corporate secretary of MaxLinear at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board of Directors—Process for Recommending Candidates to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934, as amended, no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, the Corporate Secretary must receive notice under SEC Rule 14a-19 no later than March 21, 2027. However, in the event that we hold our 2027 annual meeting more than 30 days before or after the one-year anniversary of the 2026 annual meeting, then notice must be received by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is made. Please note that the notice requirement under SEC Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing MaxLinear’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
MaxLinear Policies on Business Conduct
We are committed to the highest standards of integrity and ethics in the way we conduct our business. We maintain a code of ethics and employee conduct that applies to our board of directors and all of our employees, including our chief executive officer, principal financial officer, and principal accounting officer. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and deterring wrongdoing including with respect to the proper use of company assets and political contributions and payments to government personnel, and conflicts of interest.
Under our code of conduct, each of our directors and employees should, subject to applicable legal requirements in certain jurisdictions, to report suspected or actual violations. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of conduct is available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Code of Conduct.” When required by the rules of The Nasdaq Stock Market LLC, or Nasdaq, or the Securities and Exchange Commission, or SEC, we will disclose any future amendment to, or waiver of, any provision of the code of conduct for our chief executive officer, principal financial officer, or principal accounting officer or any member or members of our board of directors on our website within four business days following the date of such amendment or waiver.
Corporate Governance Principles
Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of MaxLinear. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our Lead Director, and matters relating to director independence and performance assessments.
Our corporate governance principles are available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Corporate Governance Guidelines.”
Role and Composition of the Board; Election of Directors
As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.
As of the date of this proxy statement, our board of directors is composed of eight members and is divided into three staggered classes of directors. Effective at the annual meeting to be held this year, the authorized number of directors will be decreased from eight to seven in light of Mr. Moyer’s term of office as a Class II director expiring at the annual meeting. Mr. Albert J. Moyer, who has served as a member of our board of directors since October 2009, prior to our initial public offering, will retire as a director of MaxLinear upon the expiration of his current term at the 2026 annual meeting of stockholders. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held this year for the Class II directors, in 2027 for the Class III directors, and in 2028 for the Class I directors.

A majority voting standard is in effect for the election of directors, except in the event of a contested election in which case we will revert to a plurality voting standard, the default standard under Delaware law.
2025 Board Meetings
During fiscal 2025, our board of directors held 6 meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he or she served during the past fiscal year, in each case during the period that he or she served as a director.

Board Leadership Structure
As described below, our board of directors is led by directors Kishore Seendripu, Ph.D. and Thomas E. Pardun. Dr. Seendripu founded MaxLinear and has served as our Chairman, President, and Chief Executive Officer since inception. In addition, Mr. Pardun, an independent director with substantial board and executive leadership experience, currently serves as our Lead Director.
Lead Director
Our corporate governance principles require that we designate one independent, non-employee director to serve as Lead Director. Mr. Pardun has served as our Lead Director since November 2009. The board chose Mr. Pardun as our Lead Director because of his substantial executive experience in the technology and telecommunications industries and his extensive board leadership experience. In addition to MaxLinear, Mr. Pardun has served on the board of directors of other public technology companies. In particular, Mr. Pardun served for many years as the non-executive chairman of Western Digital Corporation, a multinational provider of computer data storage and hard disk drives. As Lead Director, Mr. Pardun’s responsibilities include:
•coordinating and moderating executive sessions of our independent directors;
•advising Dr. Seendripu as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;
•confirming the agenda with Dr. Seendripu for meetings of our board of directors;
•holding regular update sessions with Dr. Seendripu;
•acting as the principal liaison between the independent directors and Dr. Seendripu on sensitive issues; and
•performing such other duties as our board of directors may from time to time delegate to the Lead Director to assist our board of directors in the fulfillment of its responsibilities.
Our board believes that these responsibilities of the Lead Director appropriately and effectively complement MaxLinear’s combined chairman and chief executive officer structure as described below.
Chairman of the Board
Our current bylaws provide that the chairman of the board of directors will be our chief executive officer. Our corporate governance principles provide that the board will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Our board of directors believes that Dr. Seendripu’s service as both chairman and chief executive officer, in combination with Mr. Pardun’s service as Lead Director, is in the best interests of MaxLinear and its stockholders.
Given his long tenure with and status within MaxLinear, our board of directors believes Dr. Seendripu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing MaxLinear, and we believe he is best positioned, in consultation with Mr. Pardun, to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. We also believe his combined role enables decisive leadership, ensures clear accountability, and enhances MaxLinear’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers.

In addition, we believe the working relationship between Dr. Seendripu and Mr. Pardun, on the one hand, and between Mr. Pardun and the other independent directors, on the other, enhances and facilitates the flow of information between management and our board as well as the ability of our independent directors to evaluate and oversee management and its decision-making. Dr. Seendripu and Mr. Pardun speak regularly on strategic, operational, and management matters facing MaxLinear. In addition, as discussed below, our board of directors holds executive sessions consisting only of non-employee directors in conjunction with each regular quarterly meeting of the board, and Mr. Pardun provides board feedback to management following these executive sessions.
Director Independence
As a company listed on Nasdaq, we are required under Nasdaq listing requirements to maintain a board comprised of a majority of “independent” directors, as determined affirmatively by our board. In February 2026, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of its reviews, our board of directors determined that directors Daniel A. Artusi, Carolyn D. Beaver, Gregory P. Dougherty, Albert J. Moyer, Thomas E. Pardun, Kris Sennesael, and Theodore L. Tewksbury, Ph.D., representing a majority of our directors, are “independent directors” as defined under the rules of Nasdaq. Kishore Seendripu, Ph.D. is not considered an independent director because of his employment as our chief executive officer.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and as appropriate or requested by the independent directors during telephonic meetings. These executive sessions are chaired by our Lead Director. Dr. Seendripu, as the only current management director, does not participate in sessions of non-management directors.
Board’s Role in Risk Oversight
Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.
While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, our audit committee is tasked with identifying and assessing risk and reporting its findings to the full board of directors. The audit committee also monitors our compliance with legal and regulatory requirements, including reviewing with management the risk factors included in the company’s annual and quarterly reports filed with the SEC and reviewing and pre-approving any proposed related party transactions, and receives regular reports from the cybersecurity committee to assess our information technology security. Our nominating and corporate governance committee monitors the application of our corporate governance principles, and oversees risks associated with corporate responsibility and sustainability matters. In addition, in setting compensation and overseeing human capital management, our compensation committee strives to create incentives that encourage a level of risk taking consistent with our business. In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on MaxLinear.
At periodic meetings of the board and its committees and in other meetings and discussions, management reports to and seeks guidance from the board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information technology and security risks, and financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts and investment policy and practices.
Board Committees
Our board of directors has four committees: an audit committee, a compensation committee, a nominating and corporate governance committee, and a cybersecurity committee.
Audit Committee. Our audit committee is currently comprised of directors Carolyn D. Beaver, Albert J. Moyer, Thomas E. Pardun, Kris Sennesael, and Theodore L. Tewksbury, Ph.D. Following the expiration of Mr. Moyer’s term of office as a Class II director at the annual meeting, our audit committee will be comprised of Ms. Beaver, Mr. Pardun, Mr. Sennesael and Dr. Tewksbury. Ms. Beaver is the chairperson of the audit committee. Our board of directors has determined that each of the members of our audit committee is independent and financially literate under the applicable rules and regulations of the SEC and Nasdaq and that Ms. Beaver, Messrs. Moyer and Pardun, Sennesael, and Dr. Tewksbury each qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

Our audit committee oversees our corporate accounting and financial reporting processes. Our audit committee also performs the following, among other responsibilities:
•appoints and oversees the work of our independent registered public accounting firm;
•approves the hiring, discharge, and compensation of our independent registered public accounting firm;
•approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviews the independence of the independent registered public accounting firm;
•evaluates, at least annually, the independent registered public accounting firm’s qualifications and performance;
•reviews, in consultation with the independent registered public accounting firm, the annual audit plan and scope of audit activities and monitors the firm’s progress and results under such plan;
•discusses with management and the independent registered public accounting firm any significant financial reporting issues raised and judgments made in connection with the preparation of our financial statements;
•reviews our annual and quarterly financial statements and our critical accounting policies and estimates;
•reviews and discusses with our independent registered public accounting firm any critical audit matters addressed in the audit of our financial statement accounts and disclosures that relate to each critical audit matter;
•reviews the adequacy and effectiveness of our internal control policies and procedures on a regular basis;
•reviews and discusses with management and the independent registered public accounting firm the results of our annual audit, our quarterly financial statements, and our publicly filed reports;
•reviews and assesses our annual internal audit plan, the process used to develop the plan, and the status of activities, any significant findings and/or recommendations, and management’s responses;
•reviews and approves in advance any proposed related party transactions;
•assesses our information technology security;
•oversees our global ethics and compliance program; and
•reviews regular and periodic reports by the cybersecurity committee.
Our audit committee held 5 meetings during fiscal 2025. Our audit committee operates under a written charter approved by our board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Audit Committee Charter.”
Compensation Committee. Our compensation committee is currently comprised of Thomas E. Pardun, Daniel A. Artusi, and Gregory P. Dougherty. Mr. Pardun is the chairman of our compensation committee. Our board of directors has determined that each of the members of our compensation committee is independent under the applicable rules and regulations of the SEC and Nasdaq.
Our compensation committee oversees our executive compensation programs. The compensation committee also performs the following, among other responsibilities:
•reviews and recommends policies relating to compensation and benefits of our executive officers and employees;
•reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•evaluates the performance of our executive officers in light of established goals and objectives;
•recommends compensation of our executive officers based on its evaluations;
•administers our equity incentive plans;
•provides oversight of our overall compensation plans and benefits programs;

•reviews our compensation policies and practices to evaluate incentives and alignment with the creation of stockholder value while avoiding excessive risk taking;
•oversees our talent and human capital management; and
•administers the issuance of stock options, restricted stock units, and other awards under our equity incentive plans.
See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.
Our compensation committee held 5 meetings during fiscal 2025. Our compensation committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Compensation Committee Charter.”
Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is currently comprised of Gregory P. Dougherty, Albert J. Moyer, and Theodore L. Tewksbury, Ph.D. Following the expiration of Mr. Moyer’s term of office as a Class II director at the annual meeting, our nominating and corporate governance committee will be comprised of Mr. Dougherty and Dr. Tewksbury. Mr. Dougherty is the chairman of our nominating and corporate governance committee. Our board of directors has determined that each of the members of our nominating and corporate governance committee is independent under the applicable rules and regulations of the SEC and Nasdaq.
Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and corporate governance committee also performs the following, among other responsibilities:
•evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;
•assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;
•recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors;
•reviews any proposals properly submitted by stockholders for action at the annual meeting of stockholders and makes recommendations regarding action to be taken in response to each such proposal to the board of directors; and
•reviews and makes recommendations with regard to our corporate governance principles and environmental, social, and governance initiatives.
Our nominating and corporate governance committee will consider recommendations of candidates for the board of directors submitted by stockholders of MaxLinear; see “Process for Recommending Candidates for Election to the Board of Directors” below.
Our nominating and corporate governance committee held 6 meetings during fiscal 2025. Our nominating and corporate governance committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Nominating and Corporate Governance Committee Charter.”
Cybersecurity Committee. Our cybersecurity committee is currently comprised of Theodore L. Tewksbury, Ph.D., Daniel A. Artusi, and Albert J. Moyer. Following the expiration of Mr. Moyer’s term of office as a Class II director at the annual meeting, our cybersecurity committee will be comprised of Dr. Tewksbury and Mr. Artusi. Dr. Tewksbury is the chairman of our cybersecurity committee.
Our cybersecurity committee oversees our information technology use and security. The cybersecurity committee also performs the following, among other responsibilities:
•oversees the assessment and management of material risks from cybersecurity threats;

•oversees our global information technology strategy, including the quality and effectiveness of any policies, procedures, plans, practices, and/or capabilities with respect to our information technology systems, enterprise cybersecurity, and privacy;
•reviews any periodic reports by management relating to our information technology infrastructure, key information technology systems, and information technology risks we face (including, cybersecurity risks and compliance with cybersecurity, privacy, and data protection regulations);
•oversees any policies, procedures, plans, practices, and/or capabilities intended to provide security, confidentiality, availability and integrity of personal information, company proprietary and confidential information, our intellectual property and/or any information or assets of our customers, employees and business partner; and
•provides high level guidance on the risk of compromise of any of our products and services, and processes and control procedures put in place to mitigate such risks.
Our cybersecurity committee held 5 meetings during fiscal 2025. Our cybersecurity committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Cybersecurity Committee Charter.”
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee are Mr. Pardun, Mr. Artusi, and Mr. Dougherty. Mr. Pardun is the chairman of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Identifying and Evaluating Director Nominees
Our nominating and corporate governance committee has established policies and procedures relating to the consideration of any individual recommended or otherwise introduced, whether by management, another director, stockholders, or third parties, as a prospective director nominee. The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.
In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and corporate governance committee will consider the following:
•the current size, composition and tenure of our board of directors and the needs of the board and its respective committees;
•attributes which may include, among others, factors such as individual character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in the individual’s field, an understanding of our business and the responsibilities of service on a public company board of directors, diversity with respect to professional background, education, race, ethnicity and gender, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experiences represented on the board.
If our nominating and corporate governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.
Board Refreshment
Our board of directors believes that a periodic review of our directors’ backgrounds and skill sets against MaxLinear’s business objectives and strategies is appropriate in order to ensure board effectiveness. In addition, our nominating and corporate governance committee leads our annual review of board processes and effectiveness generally. As a result of these initiatives, in February 2026, Mr. Sennesael joined as a new member of our board of directors.

Process for Recommending Candidates for Election to the Board of Directors
Our nominating and corporate governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors.
Our nominating and corporate governance committee will evaluate any recommendation for nominations to our board of directors in accordance with SEC rules and regulations, our amended and restated certificate of incorporation and bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.
Stockholder recommendations for candidates to the board of directors must be directed in writing to MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008, Attention: Chief Executive Officer and Chief Financial Officer, and must include the items specified in our bylaws. For details regarding the process to nominate a director, under the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting,” please see “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidates.”
Director Attendance at Annual Meetings
We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders. We encourage, but do not require, directors to attend. All seven of our directors (excluding Mr. Sennesael, who joined our board of directors in February 2026) attended our 2025 annual meeting.
Communications with the Board of Directors
Stockholders and other interested parties who wish to communicate with our board of directors, lead director, committee chairmen, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Chief Executive Officer and Chief Financial Officer, c/o MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008, or by fax to (760) 444-8598. Our Chief Executive Officer and Chief Financial Officer will monitor these communications and will provide a summary of all received messages to our board of directors at each regularly scheduled meeting of our board. Our board of directors generally meets on a quarterly basis. Where the nature of the communication warrants, our Chief Executive Officer and Chief Financial Officer may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee or non-management director, of our independent advisors, or of our management.
Director and Executive Stock Ownership Policies
Under the current stock ownership guidelines for our non-employee directors, each of our non-employee directors is expected to hold shares of our common stock (and to maintain such holdings as long as they serve as a director) with a value equal to at least five (5) times the annual cash retainer for service as a director. Based on the base retainer of $60,000, each non-employee director is expected to hold shares of our common stock with a value equal to $300,000 on or before their fifth anniversary of joining the Board.
As of the record date, each of our non-employee directors maintained beneficial ownership of shares of our common stock with a value in excess of the requirement (see the section of this proxy statement entitled “Security Ownership”).
Under the current stock ownership guidelines for our executive officers, our CEO is expected to hold shares of our common stock (and to maintain such holdings for as long as he serves in that position) with a value equal to at least five (5) times his annual base salary. Our CFO is expected to hold and maintain shares with a value equal to at least three (3) times his base salary, and our other officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, are expected to hold and maintain shares with a value equal to at least one (1) times his or her base salary before their fifth anniversary of joining the company. As of the record date, each of our CEO, our CFO and chief corporate strategy officer, and our corporate controller and principal accounting officer maintained beneficial ownership of shares of our common stock with a value in excess of the requirement (see the section of this proxy statement entitled “Security Ownership”).
For purposes of determining whether the guidelines are satisfied under these policies, directors and executive officers may include shares owned directly (including shares held by immediate family members); shares held in trust, limited partnerships, or similar entities for the benefit of the non-employee director or executive officer or his or her immediate family members; shares subject to full-value equity incentive awards (e.g., restricted stock units) for which the only requirement to earn the award is continued service; and shares subject to vested in-the-money stock options and stock appreciation rights, as the company believes such shares most accurately represents the individual's holdings. Our compensation committee maintains authority to waive the requirements of these guidelines for directors joining our board from government, academia, or similar professions. In addition, our compensation committee or board (in the case of executive officers) may suspend the guidelines in the case of severe hardship or in order to permit compliance with a court order affecting a director or executive officer. In the event a director or executive officer fails to comply with the guidelines on or before the applicable deadline, the director or executive officer will be required to retain an amount equal to 75% of the net shares (after taxes and satisfaction of any purchase price) received as the result of exercising stock options or stock appreciation rights or the vesting of full value awards.
Insider Trading Policy
We adopted an insider trading policy which includes policies and procedures governing the purchase, sale and/or other dispositions of our securities by directors, officers, employees, consultants, contractors, or advisors to the company. The insider trading policy prohibits these individuals from trading on material nonpublic information, applies quarterly blackout trading restrictions on directors, officers and certain identified employees, consultants, contractors and advisors, sets trading pre-clearance requirements for certain covered individuals, procedures for approval of 10b5-1 trading plans, and prohibits all individuals covered by the policy from engaging in short sales, derivative securities transactions, including hedging, regarding our common stock and from pledging company securities as collateral or holding company securities in a margin account. In addition, with regard to the company’s trading in its own securities, it is our practice to comply with the federal securities laws and the applicable exchange listing requirements.
Clawback Policy
On August 9, 2023, our compensation committee approved an executive compensation recovery policy, or the Clawback Policy, that replaced any prior clawback policy, and applies to certain incentive-based compensation that is received on or after October 2, 2023. The Clawback Policy applies to all executive officers, or any individual who is or was ever designated as an officer by our board of directors. To the extent permitted by applicable law, the Clawback Policy requires our executive officers to repay to MaxLinear certain recoverable incentive compensation if (i) we are required to prepare an accounting restatement of our financial statements as a result of a material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, or an Accounting Restatement; (ii) the amount of cash incentive compensation or performance-based equity compensation, in each case, that was paid or is payable based, in whole or in part, on the achievement of specific financial results of the company paid to a participant would have been less if the financial statements had been correct at the time such compensation was originally determined; and (iii) such compensation was paid during the three completed fiscal years immediately preceding the earliest to occur of the date our board or our compensation committee concludes, or reasonably should have concluded, that the company is required to prepare an Accounting Restatement, or a court, regulator or other legally authorized body directs the company to prepare an Accounting Restatement. Recoverable compensation is defined in the Clawback Policy but generally includes any incentive-based compensation that was granted, earned or vested based wholly or in part upon attainment of any financial reporting measure, to the extent the amount actually paid by MaxLinear exceeds the amount that would have been paid if determined in accordance with the restated financial statements. To date, there has been no recovery or repayment of compensation from executive officers pursuant to the Clawback Policy, or any prior compensation recovery policy of the company which it replaced, including the executive compensation clawback policy adopted by the company on December 13, 2018, which applies to compensation that was received prior to October 2, 2023.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Policy and Programs
Our board of directors makes its director compensation decisions based in part on data provided by Compensia, Inc., an independent compensation consulting firm retained by our compensation committee to evaluate our compensation policies and programs for independent directors. Our compensation committee and board of directors periodically review our director cash and equity compensation policies and programs, including our Amended and Restated Outside Director Equity Compensation Policy, or the director equity policy, in consultation with Compensia, and seek to ensure that our cash compensation and equity incentives for non-employee directors are competitive with our peer group and that they offer appropriate incentives to continued service as a director or, for prospective directors, to join our board of directors. Our board of directors and compensation committee generally reviews its compensation philosophies and programs in consultation with Compensia every two years, or as needed. Our Amended and Restated Outside Director Equity Compensation Policy was amended effective May 2025, such that the fair value at issuance of equity awards to new outside directors was reduced from $440,000 to $380,000 and the fair value at issuance of equity awards to continuing outside directors was reduced from $220,000 to $190,000. No adjustments have been made to cash compensation to directors since May 2022.
Cash Compensation
The following table summarizes the cash compensation payable to our non-employee directors under our current compensation program. During 2025, there were no changes to our cash compensation payable to non-employee directors.

Annualized Cash Fee(1)
Base Retainer	$60,000
Lead Director	$50,000
Audit Committee Chair(2)	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair(2)	$15,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Chair(2)	$10,000
Nominating and Corporate Governance Committee Member	$5,000
Cybersecurity Committee Chair(2)	$10,000
Cybersecurity Committee Member	$5,000
_______________________
(1)    All fees are payable on a quarterly basis.
(2)    Committee chairs receive both the fees applicable to such position and the fee applicable to committee membership.
Equity Compensation
Our compensation committee developed and approved the director equity policy for outside directors. Pursuant to the terms of our 2010 Equity Incentive Plan, during any fiscal year, none of our non-employee directors will be granted awards having an initial value greater than $700,000, provided that any awards granted to an individual while he or she was an employee, or while he or she was a consultant but a non-employee director, will not count towards this limit.
The terms of our director equity policy, as amended through May 2025, are set forth below:
New Directors
Under the terms of the director equity policy as currently in effect, new outside directors receive, upon becoming a director, an initial award of shares of restricted stock having a fair value at issuance of up to $380,000, consisting of an “annual initial award” equal to $190,000 in shares of restricted stock (subject to pro-rata reduction based on the number of days the individual would actually serve as a director during the period beginning on the last May 1 and ending on the next May 1) and a “full-term initial award” equal to $190,000 in shares of restricted stock units. The annual initial award vests fully on the earlier to occur of the next May 1 or the date immediately preceding our next annual meeting of stockholders, and the full-term initial award vests in three equal installments on each anniversary of the date of grant.

Continuing Directors
In addition, our director equity policy also provides for an annual award to continuing outside directors on the date of each annual meeting of stockholders of shares of restricted stock with a fair value at issuance of $190,000. These shares of restricted stock vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders.
RSU Deferred Payment Alternative
Our director equity policy permits our directors to elect to receive their full value awards under our director equity policy in the form of restricted stock units, or RSUs, instead of in the form of restricted stock, and to defer the delivery of the shares of common stock subject to the RSU award upon vesting in accordance with the terms and conditions of a deferral program approved by the administrator of the policy, which is currently our compensation committee.
2025 Director Compensation
The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2025. The table excludes Kishore Seendripu, Ph.D., who is an executive officer. Dr. Seendripu did not receive any compensation from us in his role as a director in the year ended December 31, 2025. Information on compensation for Dr. Seendripu is set forth under the section entitled “Executive Compensation.” The table also excludes Kris Sennesael, who joined our board of directors after December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Daniel A. Artusi (2)	72,500	190,000	262,500
Carolyn D. Beaver (2)	90,000	190,000	280,000
Gregory P. Dougherty (2)	79,592	190,000	269,592
Tsu-Jae King Liu, Ph.D. (3)	26,353	—	26,353
Albert J. Moyer (2)	80,000	190,000	270,000
Thomas E. Pardun (2)	142,500	190,000	332,500
Theodore L. Tewksbury, Ph.D. (2)	90,000	190,000	280,000
____________
(1)    Amounts shown do not reflect compensation actually received by the director. Instead, the amounts represent the aggregate grant-date fair value related to RSU awards, granted in 2025, pursuant to Accounting Standards Codification Topic 718. The company calculates the fair value of RSUs based on the fair market value of the company’s common stock on the grant date. The actual value that may be realized from an award is contingent upon the satisfaction of applicable conditions to vesting and the value of our common stock on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown. These shares vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders.
(2)    On December 31, 2025, 15,741 of these RSUs were outstanding for each of the directors, except Dr. Liu. These directors have elected to receive their awards in the form of RSUs. Mr. Dougherty and Mr. Pardun also elected to defer settlement of such RSUs upon vesting.
(3)    Dr. Liu’s term of office expired at our 2025 annual meeting, and therefore she did not receive a continuing director equity award in 2025.

PROPOSAL NUMBER 1
ELECTION OF TWO CLASS II DIRECTORS

Board Structure and Composition
As of the date of this proxy statement, our board of directors is composed of eight members, with an average tenure of 10.6 years, and three of our eight directors are ethnically diverse or women. The tenure, gender, diversity and competencies of our board of directors are shown below.

Board Diversity Matrix	As of April 2, 2026		As of April 7, 2025
Total Number of Directors	8		8
Part I: Gender Identity	Female	Male	Female	Male
Directors	1	7	2	6
Part II: Demographic Background	Female	Male	Female	Male
Asian	0	1	1	1
Hispanic or Latino	—	1	—	1
White	1	5	1	4

Skills & Expertise	Number of Directors as of April 2, 2026
Competencies		Daniel Artusi	Carolyn Beaver	Gregory Dougherty	Albert Moyer (1)	Thomas Pardun	Kishore Seendripu	Kris Sennesael	Theodore Tewksbury
Semiconductor industry experience	7	X		X	X	X	X	X	X
Technology - hardware or software	5	X		X		X	X		X
Public company executive leadership	8	X	X	X	X	X	X	X	X
Financial literacy and corporate development	8	X	X	X	X	X	X	X	X
Talent and recruiting	7	X	X	X		X	X	X	X
International operations and supply chain	8	X	X	X	X	X	X	X	X
Cybersecurity and risk management	6	X	X		X		X	X	X
_______________
(1)    Effective at the annual meeting to be held this year, Mr. Moyer’s term of office as a Class II director expires at the annual meeting, and he will not stand for re-election.

Competencies	Value to MaxLinear
Semiconductor industry experience	Experience in the semiconductor industry provides relevant understanding of our business, strategy, and markets.
Technology - hardware or software	Our communications systems-on-chip, or SOC, solutions are used in a broadband, mobile and wireline infrastructure, data center, and industrial and multi-market applications. Experience in hardware and underlying software technologies helps us to evaluate product strategies, development, and business models
Public company executive leadership	Public company executive experience provides important understanding of leadership, governance, and best practices in delivering investor value.
Financial literacy and corporate development	We frequently enter into mergers and acquisitions, or M&A, and operate in an industry subject to a dynamic M&A environment. Operating as a public company in such an environment requires strong financial oversight and knowledge of strategic corporate development, as well as financial and accounting principles.
Talent and recruiting	We value an engaged and diverse global workforce and experience in talent and recruiting helps us be a competitive employer in hiring and retaining top talent
International operations and supply chain	International operations and supply chain expertise helps us understand opportunities and challenges facing our business and industry
Cybersecurity and risk management	These competencies are critical in overseeing our enterprise risk program and cyber security as it relates to our business, product, and operations.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of our directors shall be at least two and will be fixed from time to time by a resolution of the majority of our board of directors.
Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held this year for the Class II directors, in 2027 for the Class III directors, and in 2028 for the Class I directors.
Our current amended and restated bylaws provide for majority voting in the election of directors; each director nominee will be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Our board of directors, after taking into consideration the recommendation of the nominating and corporate governance committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director who receives (in an uncontested election) a greater number of votes against his or her election than votes for such election. In the event of a contested election in which there are more candidates than available seats, our bylaws retain a plurality voting standard, which is the default standard under Delaware law.
Nominees for Class II Directors (Term Expiring in 2029)
At the 2026 annual meeting, two Class II directors will be elected to the board of directors by the holders of our common stock. Our nominating and corporate governance committee recommended, and our board of directors nominated, Carolyn D. Beaver and Theodore L. Tewksbury, Ph.D. as the nominees for election as Class II directors at the 2026 annual meeting. Albert J. Moyer, who has served as a member of our board of directors since October 2009, prior to our initial public offering, will retire as a director of MaxLinear upon the expiration of his current term at the 2026 annual meeting of stockholders. Dr. Seendripu, our chairman and chief executive officer, and the rest of our board of directors sincerely thank Mr. Moyer for his dedicated service and industry insight over the last sixteen years.
Ms. Beaver and Dr. Tewksbury have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event any of Ms. Beaver and Dr. Tewksbury is unable or declines to serve as a director at the time of the 2026 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present members of the board of directors to fill the vacancy.

Biographical Information Concerning the Class II Director Nominees

Carolyn D. Beaver, age 68, has served as a member of our board of directors since December 2018 and as chairperson of the audit committee since February 2021. She has also served as a director and chairperson of the audit committee of Sonendo, Inc., a commercial-stage medical technology company providing dental technology systems, since October 2021, and as a member of its compensation committee since May 2024, and as a member of the board of directors of MediciNova, Inc., a biopharmaceutical company focused on developing novel therapeutics for the treatment of serious diseases, since October 2020, and is currently chairperson of its audit committee and a member of its nominating and corporate governance and compensation committees. Ms. Beaver also served on the board of directors of Organovo Holdings, Inc., a biotechnology company, from February 2019 to September 2020 and as chair of its audit committee from September 2019 to September 2020. She was a director of Commerce National Bank, California, a full service community business bank, and chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013. Ms. Beaver previously held several positions at Sequenom, Inc., a life sciences testing company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015, and Vice President and Chief Accounting Officer from June 2012 to June 2014. Ms. Beaver was previously Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011, following the acquisition of Beckman Coulter, Inc. by Danaher Corporation. She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006. Ms. Beaver served as an audit partner with KPMG LLP, a global network of firms providing audit, tax, and advisory services, from 1987 to 2002. Ms. Beaver received a B.S. in Business Administration from California State Polytechnic University, Pomona.

We believe that Ms. Beaver’s financial, business, and accounting expertise, and experience at public companies of comparable size as well as large multinational companies give her valuable qualifications and skills to serve as one of our directors.

Theodore L. Tewksbury, Ph.D., age 69, has served as a member of our board of directors since May 2015. Dr. Tewksbury has served as the Chair of the Board of Ouster, Inc., a provider of high-resolution digital lidar sensors, since April 2024 and as the Executive Chairman from February 2023 to April 2024. From November 2021 to February 2023, Dr. Tewksbury served as CEO of Velodyne Lidar, Inc. a provider of lidar technologies that merged with Ouster, Inc. in February 2023. From August 2019 to November 2021, Dr. Tewksbury was CEO of Eta Compute, a provider of ultra-low power artificial intelligence solutions for the Internet-of-Things. From February 2017 to February 2019, Dr. Tewksbury was Chairman, President and CEO of Energy Focus, Inc., a provider of energy-efficient lighting systems and controls. Dr. Tewksbury served as interim president and chief executive officer of Entropic Communications, a provider of semiconductor solutions for the connected home from November 2014 until MaxLinear’s acquisition of Entropic Communications in April 2015. Dr. Tewksbury also served as a director of Entropic Communications from September 2010 through April 2015. From 2013 to November 2014, Dr. Tewksbury was an independent consultant to technology companies. From 2008 to 2013, Dr. Tewksbury served as the president and chief executive officer and as a member of the board of directors of Integrated Device Technology, Inc., provider of a broad range of semiconductor solutions for the advanced communications, computing, consumer, automotive and industrial end-markets. Prior to joining Integrated Device Technology, Inc., he was the president and chief operating officer of AMI Semiconductor, a mixed signal semiconductor company from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a provider of a broad range of linear and mixed-signal integrated circuits, from 2000 to 2006. Dr. Tewksbury was a member of the board of directors of the Global Semiconductor Alliance from 2011 to 2013. Dr. Tewksbury currently serves on the board of directors of two privately held technology companies, Exyn Technologies, a developer of autonomous aerial robot systems and QuantalRF AG, a developer of radio frequency, or RF, semiconductor and antenna solutions. Dr. Tewksbury received a B.S. in Architecture and an M.S. and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

We believe that Dr. Tewksbury brings extensive general management and technical expertise to our board. As the former chief executive officer and director of two public companies in our industry, Dr. Tewksbury has relevant semiconductor company leadership and board experience. Moreover, Dr. Tewksbury has a strong technical background, which is an asset to our board given the technical nature of our products and product development processes.

Required Vote
Directors are elected when the votes cast for such nominee's election exceed the votes cast against such nominee's election. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote.
Recommendation
Our board of directors unanimously recommends a vote “FOR” the election of each of
Ms. Beaver and Dr. Tewksbury as a Class II director to hold office until our 2029 annual meeting of stockholders and until their respective successors are duly elected and qualified.
* * * * *

Class III Directors Continuing in Office until the 2027 Annual Meeting

Kishore Seendripu, Ph.D., age 56 is a co-founder and has served as our Chairman, President and Chief Executive Officer since our inception in September 2003. Dr. Seendripu has also served as a director since our inception in September 2003. From July 1998 to July 2002, Dr. Seendripu served in senior engineering roles, most recently as the director of RF & Mixed-Signal IC Design at Silicon Wave, Inc., a designer and developer of radio frequency systems-on-chip for use in wireless and broadband communication systems and products. From December 1997 to July 1998, Dr. Seendripu served as a member of the technical staff at Broadcom Corporation, a global designer, developer and supplier of a broad range of semiconductor and infrastructure software solutions. From 1996 to December 1997, Dr. Seendripu served as a radio frequency integrated circuit, or RFIC, design engineer at Rockwell Semiconductor Systems, a provider of semiconductor system solutions for personal communications electronics. From 1990 to 1992, Dr. Seendripu served as a research assistant at the Lawrence Berkeley National Laboratories. Dr. Seendripu received an M.S. in Materials Sciences Engineering and a Ph.D. in Electrical Engineering from the University of California at Berkeley, a B. Tech degree from the Indian Institute of Technology, Bombay, India, and an M.B.A. from the Wharton School, University of Pennsylvania.

We believe Dr. Seendripu’s more than twenty-five years of technical and management experience in the semiconductor industry bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Thomas E. Pardun, age 82, has served as a member of our board of directors since July 2009. From December 2009 to September 2019, Mr. Pardun also served on the board of Finisar Corporation, a provider of optical communications components and subsystems. From February 2011 to May 2017, Mr. Pardun served on the board of Calix, Inc., a provider of broadband communications access systems and software. From June 2006 to July 2015, Mr. Pardun served on the board of CalAmp Corp., a provider of wireless communications solutions. From April 2007 to November 2015, Mr. Pardun served as non-executive chairman of the board of directors of Western Digital Corporation, a computer drive manufacturer and provider of data storage devices. Mr. Pardun also served as a director of Western Digital Corporation from January 1993 to November 2015, and from January 2000 to November 2001, he also served as chairman of its board of directors. From May 1996 to July 2000, Mr. Pardun served as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services and wireless communications. From May 1993 to April 1996, Mr. Pardun served as president and chief executive officer of US West Multimedia Communications, Inc., a communications company, and from June 1988 to April 1993 held numerous other executive positions with US West, Inc. From June 1986 to May 1988, Mr. Pardun was president of the Central Group for Sprint, Inc., a telecommunications company, as well as president of Sprint’s West Division. From September 1984 to May 1986, he served as senior vice president of United Telecommunications, a predecessor company to Sprint. From June 1965 to August 1984, he held various positions at International Business Machines Corporation, a multinational technology corporation. Mr. Pardun received a B.B.A. in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.

We believe Mr. Pardun’s experience serving for many years in executive positions for large communications and technology companies, his long history in the technology industry, and his experience serving as a director and non-executive chairman for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Gregory P. Dougherty, age 66, has served as a member of our board of directors since March 2020. Mr. Dougherty also served as director of Infinera Corporation, a semiconductor manufacturer and global supplier of networking solutions, from January 2019 until its acquisition by Nokia in February 2025, Avicena Tech, Corp., a privately held developer of next generation optical interconnect architecture for AI/ML, HPC, sensors, 5G wireless and aerospace applications, from October 2024 to October 2025, and Fabrinet, a provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services, from February 2019 to January 2022. He also previously served as Chief Executive Officer of Oclaro Inc., a provider of optical components and modules for the long-haul, metro and data center markets, from June 2013 until its acquisition by Lumentum Holdings, a software and telecommunications company, in December 2018. He also served as a director of Oclaro Inc. from April 2009 to the completion of the sale in December 2018. Prior to Oclaro Inc., Mr. Dougherty served as a director of Avanex Corporation, a global provider of high-performance, intelligent, photonic products including optical components, modules and subsystems, from April 2005 to April 2009, when Avanex and Bookham merged to become Oclaro Inc. Mr. Dougherty also served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, from October 2002 to August 2013, and as its Interim Chief Executive Officer from January 2003 to April 2004. He also served as a board member of the Ronald McDonald House at Stanford from January 2004 to December 2009, and the Bay Area Make-A-Wish Foundation. Earlier in his career, Mr. Dougherty served as the Chief Operating Officer at SDL, a cross platform software development company from 1997 to 2001, when the company was acquired by JDS Uniphase Corporation, a designer and manufacturer of optical communications products, where he continued in the role until 2002. From 1989 to 1997, Mr. Dougherty was the Director of Product Management and Marketing at Lucent Technologies Microelectronics, a multinational telecommunications equipment company in the Optoelectronics Strategic Business Unit. Mr. Dougherty currently serves on the board of directors of IPG Photonics Corporation, a developer and manufacturer of high-performance fiber lasers, fiber amplifiers and diode lasers. Mr. Dougherty received a B.S. in optics from the University of Rochester.

We believe that Mr. Dougherty’s experience serving in executive positions for public technology companies, his long history in the technology industry, and his experience serving as a director, including lead independent director, for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.
Class I Directors Continuing in Office until the 2028 Annual Meeting

Daniel Artusi, age 71, has served as a member of our board of directors since November 2018. Mr. Artusi previously served as chairman of the board of directors of Ferroelectric Memory GmbH, a ferroelectric hafnium oxide based embedded nonvalatile memory solutions company from April 2021 to December 2024 and GXC Inc., a communications company from January 2018 to December 2024. From December 2020 to December 2022, Mr. Artusi served as director of Minim, Inc., a networking company providing software solutions for the Wi-Fi market, and VisIC Technologies, a privately held power semiconductor device company in the automotive, data center and industrial markets from January 2019 to December 2022. From 2015 to 2018, Mr. Artusi served as Vice President in the Client Computing Group and General Manager for the connected home division at Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms. Prior to Intel, Mr. Artusi served as Chief Executive Officer of Lantiq Deutschland GmbH, a fabless semiconductor company, from 2012 until its acquisition by Intel in 2015. From 2009 to 2015, Mr. Artusi served as an operating executive with Golden Gate Capital, a private equity firm. From 2007 to 2008, Mr. Artusi served as President and Chief Executive Officer and as a board member of Conexant Systems, Inc., a designer and developer of semiconductor system solutions, comprised of semiconductor devices, software and reference designs, and from 2005 to 2007, Mr. Artusi served as chairman and Chief Executive Officer of Coldwatt, Inc., a provider of high efficiency power supplies for the communications and computer industry. From April 2005 to June 2005, Mr. Artusi was an individual investor. From January 2003 to April 2005, he served as the President of Silicon Laboratories Inc., a designer and developer of analog-intensive, mixed-signal solutions, and from January 2004 to April 2005, he also served as the Chief Executive Officer and as a board member of Silicon Laboratories. From 2001 to 2004, he served as Chief Operating Officer of Silicon Laboratories Inc. From 1977 until joining Silicon Laboratories Inc., Mr. Artusi held various management and executive positions in the semiconductor business at Motorola Inc., a multinational telecommunications company. Mr. Artusi currently serves as director of two privately held technology companies, New Charter Technologies, Inc., an IT services platform company and SigmaSense LLC, a provider of sensing semiconductors and software solutions. Mr. Artusi previously served on the Engineering Advisory Board of the Cockrell School of Engineering at the University of Texas at Austin. Mr. Artusi studied electrical engineering at the Instituto Tecnologico de Buenos Aires (ITBA) in Argentina.

We believe that Mr. Artusi’s financial and business expertise, including a diversified background in the semiconductor industry, give him valuable qualifications and skills to serve as one of our directors.

Kris A. Sennesael age 57, has served as a member of our board of directors since February 2026. Mr. Sennesael has served as Executive Vice President and Chief Financial Officer of Western Digital Corporation, a provider of data storage devices and solutions, since May 2025. He previously served as Senior Vice President and Chief Financial Officer of Skyworks Solutions, Inc., a provider of analog and mixed-signal semiconductors and solutions, from August 2016 to May 2025. From September 2012 to August 2016, Mr. Sennesael served as Vice President and Chief Financial Officer of Enphase Energy, Inc., a semiconductor-based renewable energy solutions provider, and Vice President and Chief Financial Officer of Standard Microsystems Corporation, a global fabless semiconductor company, from January 2009 to August 2012, when it was acquired by Microchip Technology Incorporated. Prior to that, Mr. Sennesael served as Vice President of Operations Finance at ON Semiconductor Corp., a supplier of high performance, silicon solutions for energy-efficient electronics, from March 2008 to January 2009 and at AMI Semiconductor, Inc., a provider of semi-custom and custom integrated circuits, from 2002 until its merger with ON Semiconductor Corp. in March 2008. Mr. Sennesael received bachelors and masters degrees in economics from the University of Ghent, Belgium, and a Master in Business Administration from Vlerick Business School, Brussels, Belgium.

We believe that Mr. Sennesael’s financial and business expertise, including over twenty years as a financial executive at various public companies in the semiconductor industry, give him valuable qualifications and skills to serve as one of our directors.
* * * * *

PROPOSAL NUMBER 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted on July 21, 2010. As required by the Dodd-Frank Act (and specifically Section 14A of the Securities Exchange Act of 1934, as amended), we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
Compensation Program and Philosophy
Our compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank Act. We hold an advisory vote every year, which we believe allows for a meaningful evaluation period of performance against our compensation practices.
The advisory vote on executive compensation received approximately 87% or greater support of the votes cast by stockholders in each year until our 2025 annual meeting, when we received less than 50% support of the votes cast pertaining to the advisory vote on executive compensation for 2024. For the 2025 annual meeting, only 64.95% of the shares outstanding as of the March 26, 2025 record date were present or represented by proxy. While we cannot determine the specific reasons why some stockholders voted against our 2024 executive compensation or why voter participation declined for the 2025 annual meeting, the compensation committee took the outcome seriously. Following the vote, we undertook efforts to engage with stockholders to understand and address their concerns regarding our executive compensation program. We reached out to the top 50 institutional shareholders and had meetings with shareholders representing more than 50% of our outstanding shares during that period. The chairman of the compensation committee participated in meetings with our top five shareholders, representing greater than 35% of outstanding shares. These meetings were extremely productive in understanding the concerns of shareholders while also helping to clarify some of the unique dynamics of the business, particularly the need for retention efforts along with clarification on the alignment of performance goals in the business. Although not all stockholders chose to participate in these discussions, those who did expressed interest in how our long‑term business priorities—particularly our expansion into AI‑related markets—aligned with the performance metrics used in our executive compensation program.
In response to this feedback, and recognizing the importance of strengthening performance alignment, the compensation committee approved changes for 2025 to our executive performance-based equity award program that:
•incorporate annual revenue and operating income goals measured over a three‑year period, and
•transition the relative performance metric to a broader Russell 3000 comparison group, reflecting our expanded competitive landscape as we enter new AI-related markets.

We also discussed with investors the 2024 retention awards in light of Institutional Shareholder Services’, or ISS, recommendation against our advisory vote primarily due to the size of total CEO compensation, as a result of the retention award, compared to our peers. During these discussions, the stockholders who engaged with us understood and appreciated the business context for the 2024 retention awards, including the leadership continuity needed following workforce reductions, macroeconomic conditions, and the critical importance of executing on key product and revenue milestones. These investors indicated that, notwithstanding the ISS recommendation, they viewed the retention award as reasonable in light of these circumstances.
As an advisory vote, the results of this stockholder vote are not binding upon us; however, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. As a result, we made certain changes to our 2025 compensation program as described more fully in the Compensation Discussion and Analysis section of this proxy statement.
Under our compensation committee’s supervision, we have implemented compensation policies, plans, and programs intended to achieve the following objectives:
•to attract and retain talented and experienced executives;
•to motivate and reward executives whose knowledge, skills and performance are critical to our success;

•to ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and
•to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.
Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal year 2025 compensation of our named executive officers. The compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders hereby approve, on an advisory basis in a non-binding vote, the compensation of MaxLinear, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the section entitled “Executive Compensation,” the subsection entitled “Compensation Discussion and Analysis,” the tabular disclosures regarding executive compensation, and the accompanying narrative disclosures set forth in the proxy statement relating to MaxLinear’s 2026 annual meeting of stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2025. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of the vote on this proposal.
Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation
Our board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers for the year ended December 31, 2025, as disclosed in this proxy statement.
* * * * *

PROPOSAL NUMBER 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Grant Thornton LLP as MaxLinear’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026 and recommends that stockholders vote in favor of the ratification of such appointment.
Ratification of Appointment
At the annual meeting, stockholders are being asked to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
Notwithstanding Grant Thornton LLP’s appointment and even if stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of MaxLinear and its stockholders. Our audit committee is submitting the appointment of Grant Thornton LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.
Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Required Vote

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of the vote on this proposal.
Recommendation
Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
* * * * *

Principal Accounting Fees and Services
The following table sets forth the aggregate fees for audit and other accounting services provided by Grant Thornton LLP for the years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees(1)	$1,477,287	$1,373,835
Audit-Related Fees	—	—
Tax Fees(2)	142,560	47,520
All Other Fees	—	—
Total	$1,619,847	$1,421,355
______________________
(1)    Audit fees consist of fees billed or to be billed by Grant Thornton LLP, including professional services rendered for quarterly, annual and other SEC filing activities.

(2)    Tax fees consist of fees billed or to be billed by Grant Thornton LLP, including professional services rendered for tax compliance.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.
1.    Audit services include audit and review work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on our financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.
2.    Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.
3.    Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.
4.    All other services are those services not captured in the audit, audit-related, or tax categories.
Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Grant Thornton LLP is consistent with maintaining Grant Thornton LLP’s independence. All of the services of Grant Thornton LLP for 2024 and 2025 described above were pre-approved by the audit committee.
Report of the Audit Committee
The audit committee assists our board of directors in fulfilling its oversight responsibility over MaxLinear’s financial reporting process, internal controls, internal audit, enterprise risk management and assessment, including the adequacy and effectiveness of the company’s information security policies and its internal controls regarding information security, and its oversight of the company’s global ethics and compliance program. The audit committee acts pursuant to a written charter. Our board of directors originally adopted the audit committee charter on November 5, 2009 and most recently approved an amendment of the charter on March 25, 2023. The charter is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Audit Committee Charter.”
Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Grant Thornton LLP, the company’s independent registered public accounting firm since 2016, is responsible for auditing MaxLinear’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States of America, MaxLinear’s financial condition, results of operations, cash flows, and the effectiveness of internal control over financial reporting, and has issued its reports thereon.
The audit committee is solely and directly responsible for the appointment, compensation, retention and oversight of MaxLinear’s independent registered public accounting firm and regularly solicits and evaluates feedback from both management and the auditor in carrying out this responsibility. The members of the audit committee are not professionally engaged in the practice of accounting or auditing and thus, its oversight does not provide an independent basis to determine that management has applied U.S. generally accepted accounting principles appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
During fiscal 2025, the audit committee met a total of 5 times, which also included meetings and discussions with management and Grant Thornton LLP, and the internal auditor. The meetings were conducted so as to encourage communication among the members of the audit committee, management and the independent registered public accounting firm. The audit committee discussed with Grant Thornton LLP the overall scope and plan for its audit. The audit committee met regularly with Grant Thornton LLP, with and without management present, to discuss the results of its audit, its evaluation of MaxLinear’s internal control over financial reporting and the overall quality of MaxLinear’s accounting practices. As part of these discussions, the audit committee reviewed and discussed with management and Grant Thornton LLP the audited consolidated financial statements for the year ended December 31, 2025 prior to the presentation of financial statements to stockholders and, as appropriate, initiated inquiries into various aspects of MaxLinear’s financial affairs and internal controls, including cybersecurity related controls, on at least a quarterly basis. Management represented to the committee that MaxLinear’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. Our board of directors, including the audit committee, received an opinion of Grant Thornton LLP as to the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America and the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.
The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB), and the Commission.
The audit committee has received and discussed with the independent registered public accounting firm the auditor’s independence from MaxLinear and its management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The committee has concluded that the independent registered public accounting firm is independent from MaxLinear and its management.

Based on the reviews and discussions referred to above, the audit committee recommended to our board of directors, and our board of directors approved, MaxLinear’s audited consolidated financial statements for the year ended December 31, 2025 for filing with the Securities and Exchange Commission as part of our Annual Report on Form 10-K. The committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The members of the committee believe that the continued retention of Grant Thornton LLP to serve as the independent registered public accounting firm is in the best interests of MaxLinear and its stockholders.
The Audit Committee
Carolyn D. Beaver (Chair)
Albert J. Moyer
Thomas E. Pardun
Theodore L. Tewksbury, Ph.D.
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Audit Committee by reference therein.

PROPOSAL NUMBER 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MAXLINEAR, INC. AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

Background of the Proposal

Our Amended and Restated 2010 Equity Incentive Plan was originally adopted by our board of directors and approved by our stockholders in 2010, and was most recently approved by our stockholders in 2016.

We are seeking stockholder approval to further amend and restate our current Amended and Restated 2010 Equity Incentive Plan, or the “Current Incentive Plan” that would otherwise expire in 2026 so that we can continue to use it to achieve our goals. Our board of directors adopted the further amended and restated Amended and Restated 2010 Equity Incentive Plan, or the “Restated Incentive Plan” on April 1, 2026, and the Restated Incentive Plan will become effective upon its approval by our stockholders at the 2026 annual meeting. If our stockholders approve the Restated Incentive Plan, the Restated Incentive Plan will replace our Current Incentive Plan, which is scheduled to expire by its terms in August 2026, ten years after its most recent approval by our stockholders. The Restated Incentive Plan would increase the number of shares of our common stock reserved for issuance thereunder by 3,204,107 shares. If the Restated Incentive Plan is approved by our stockholders at the 2026 annual meeting, the number of shares available for issuance under the Restated Incentive Plan will be approximately 5,000,000 shares (the sum of the 1,795,893 shares available for issuance under the Current Incentive Plan as of March 23, 2026 plus the additional 3,204,107 shares to be added to the Restated Incentive Plan pursuant to this proposal). If the Restated Incentive Plan is approved by our stockholders, we will terminate the MaxLinear, Inc. Inducement Equity Incentive Plan (the “Inducement Plan”). As a result of the concurrent termination of the Inducement Plan, the 3,127,896 shares available for grant under the Inducement Plan as of March 23, 2026, will not be granted under the Inducement Plan, and we will not make any new grants under the Inducement Plan from March 23, 2026 through May 20, 2026 (the date of the 2026 annual meeting). The impact of the approval of the Restated Incentive Plan is a transfer of the number of shares available for grant under the Inducement Plan as of March 23, 2026, for administration under a single plan—the Restated Incentive Plan, plus an incremental 76,211 shares. Such approval will not cause significant additional dilution.

If our stockholders approve this proposal, the Restated Incentive Plan will become effective as of the date of stockholder approval. If our stockholders do not approve this proposal, the Restated Incentive Plan will not become effective and our Current Incentive Plan will continue to be administered in its current form until its expiration in August 2026, and the Inducement Plan will continue by its current terms.

If our stockholders approve the Restated Incentive Plan, the maximum number of shares of our common stock reserved and available for issuance under the Restated Incentive Plan will be 18,791,651 shares, which equates to approximately 21% of our common stock outstanding as of March 23, 2026. Please see below for additional information regarding outstanding equity awards and overhang.

In addition, the Restated Incentive Plan includes enhanced governance features, including a prohibition on option exchanges, repricings or cash buyouts of out-of-the-money stock options, and does not include an evergreen provision, and incorporates best practices for compensation and corporate governance purposes, as described further below.

Why We Are Asking Stockholders to Support the Restated Incentive Plan

The Restated Incentive Plan is critical to our continued growth and will allow us to continue to attract, retain and motivate the best talent.

Our Current Incentive Plan will expire in August 2026, if it is not replaced by the Restated Incentive Plan. We compete directly for experienced semiconductor and AI-adjacent engineers in Southern California and other hubs, where equity awards are essential for recruiting and maintaining a high-performing workforce. The supply of top engineering talent remains constrained, while demand and compensation expectations have risen materially industry-wide, particularly for individuals with AI skills. Equity compensation remains our most effective tool to compete for talent.

Equity is also used to promote talent within the company and to retain key personnel. As of December 31, 2025, 48% of our workforce has been employed by the company for five or more years, and 11% of our workforce has been employed by us for ten or more years. Equity grants are critical to our ability to retain and motivate top talent, particularly in key engineering and technical roles. Our competitive industry demands that we use equity compensation deep into the organization beyond executive levels to motivate, incent and align the interests of our workforce with our stockholders. Historically, approximately 82% or more of our employees receive annual equity grants (with the exception of 2025 when the company deliberately limited grants to approximately 50% of our employees to mitigate the impact of a lower company stock price). Our senior leaders (comprised of our employees at the level of vice-president and above and in key engineering, marketing and sales roles) typically have greater than 30% of their annual target compensation in the form of equity awards, with our executive team receiving equity awards that are heavily performance-based, aligning the interests of our employees with our stockholders’ interests to promote increased stockholder value. Holding equity awards that have the potential to increase in value and the ability to be an employee stockholder of the company provide incentives to our workforce to remain at the company and continue to contribute to achievement of our short-term and long-term goals.

Our equity incentives have helped retain our workforce following reductions in force in 2023 and 2024 to achieve our strategic growth goals for 2025 and beyond. In 2025, our revenues increased 30% to approximately $468 million and our GAAP and non-GAAP operating margins improved from (62%) and (19%) in 2024 to (27%) and 9% in 2025, respectively. See Annex A for reconciliations of non-GAAP financial measures to our results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Multiple new design wins in our infrastructure business have entered production including Keystone and Rushmore product families supporting our high-speed optical interconnect growth strategy for datacenter applications, our Panther-3 storage accelerator product which entered mass production, and our single-chip integrated fiber Passive Optical Network (PON) and 10-gigabit processor gateway SoC plus triband WiFi-7 solution which began large-scale deployment with a second major Tier-1 North American carrier, positioning us to continue to grow substantially in 2026 and create additional shareholder value.

If our stockholders do not approve the Restated Incentive Plan at our 2026 annual meeting, we will not be able to grant equity awards to new and continuing employees and other service providers under the Current Incentive Plan after it expires in August 2026. Consequently, our ability to recruit, retain and incentive our workforce would be seriously and negatively impacted.

We have historically granted restricted stock units, performance-based awards, stock options and other types of equity awards as an incentive to our employees, directors and consultants to align their interest with our stockholders’ interests to promote increased stockholder value. Our board of directors and management believe that equity awards are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of our business, and to motivate our employee stockholders to increase stockholder value. In addition, equity awards are necessary in the industry in which we compete. Given the highly competitive labor market for employee talent, our board of directors and management believe that the ability to continue to grant equity awards will be critical to our future success.

Our board of directors believes that approval of the Restated Incentive Plan will enable us to continue to use the Restated Incentive Plan to achieve employee performance, recruiting, retention and incentive goals. In particular, our board of directors believes that our employees are our most valuable assets and necessary to achieve our goals and that awards granted under the Restated Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete.

Approving the Restated Incentive Plan allows us to use equity awards to compensate and reward our employees, while aligning the organization with shareholder interests.

We are committed to managing dilution and have taken steps to reduce equity usage now and in the future.

Over the past several years, as a result of industry-wide supply chain issues and inventory build, we have experienced a decrease in revenue and a corresponding decline in our stock price. This decline occurred at the same time as our unique, differentiated mixed signals skills and resources became increasingly valuable to much larger data center/hyperscale companies that were developing their own in-house capabilities. In response, and to mitigate elevated retention risk across key technical and engineering functions, in 2024, we issued an out-of-cycle equity grant to then-current employees. We believed this was a necessary step to maintain workforce stability and preserve stockholder value, but led to an increase in our burn rate. Despite this, our recent actions demonstrate our continued commitment to responsible equity usage:

•In 2025, we reduced the percentage of employees receiving equity grants to 50% to conserve shares and contain our burn rate.

•Since 2021, annual equity values (excluding awards used for retention purposes) to many company employees have been reduced.

•We right-sized our workforce in 2023 and 2024, and the improving efficiency has resulted resulting in a reduction of ongoing equity needs. Refer to the table below showing our net share usage after taking into account these reductions in force and attrition.

•As discussed in the Compensation Discussion and Analysis section of this proxy statement, in 2025, we modified our executive performance-based equity award program so that company performance is measured over a three-year period and performance is measured in part based on annual company performance goals relating to revenue and operating income, to more closely align measurement of performance with our strategic growth plans. Additionally, we have reduced the maximum payout of 2025 performance-based equity awards from 250% to 200%, to mitigate the increased impact of the performance-based awards on equity share usage.
During 2025, we also repurchased $20 million of our common stock to reduce the impact of dilution to shareholders.
If the Restated Incentive Plan is approved by our stockholders, the number of shares available for issuance under the Restated Incentive Plan will be approximately 5,000,000 shares (the sum of the 1,795,893 shares available for issuance under the Current Plan as of March 23, 2026, plus the additional 3,204,107 shares to be added to the Restated Incentive Plan pursuant to this proposal). As a result of the concurrent termination of the Inducement Plan, no additional grants will made under the Inducement Plan, and we will not make any new grants under the Inducement Plan from March 23, 2026 through May 20, 2026 (the date of the 2026 annual meeting).

The Restated Incentive Plan includes provisions designed to minimize dilution to our stockholders. The Restated Incentive Plan does not include an “evergreen provision” (a change to the Current Incentive Plan), so the number of shares available for issuance under the Restated Incentive Plan will not automatically increase each year.

Additionally, the company is committed to the following steps to reduce our share usage:

•Continuing to gradually reduce the percentage of employees receiving annual grants over the next three years.

•Reducing reliance on the use of shares in our bonus programs.

•Continuing to calibrate the size of equity grants to stock price and market conditions.

Long-term equity is a key component of our compensation philosophy.

Our board of directors believes that the company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions within the company. Our board of directors expects that the Restated Incentive Plan will be vital in continuing to attract, retain and reward high caliber employees who are essential to our success and to provide incentives to these individuals to promote the success of the company thereby aligning their interests with the interests of the company’s stockholders. Further, as described in our “Compensation Discussion and Analysis,” a substantial portion of our executive compensation program is comprised of equity incentive awards, with approximately 78% of our CEO’s target annual compensation, 72% of our CFO’s target annual compensation and 47% of our other executive officer’s target annual compensation in the form of long-term equity awards, including awards tied to our financial performance. We expect to continue to use equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value.

To keep us accountable to our stockholders, we are asking for approximately one year’s worth of shares under the Restated Incentive Plan.
As discussed more fully below in “Forecasted Grant Practices,” we anticipate that the size of the requested share reserve under the Restated Incentive Plan will be sufficient to meet our expected needs for approximately one year. We may ask our stockholders for a subsequent increase in the share reserve for the Restated Incentive Plan at our 2027 Annual Meeting that will provide us an edge to recruit and retain top talent and to sustain profitable growth. Our board of directors made the determination to ask our stockholders for no more than an approximately one-year share request so that we remain accountable to our stockholders and allow our stockholders to assess our share needs on an ongoing basis.
The Restated Incentive Plan includes compensation and governance best practices.
The Restated Incentive Plan includes provisions considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:
•Administration. The Restated Incentive Plan will be administered by our compensation committee, which consists entirely of independent non-employee directors.

•No Annual “Evergreen” Provision. The Restated Incentive Plan requires stockholder approval to increase the maximum number of shares reserved and available for issuance under the Restated Incentive Plan. Unlike our Current Incentive Plan, the Restated Incentive Plan does not contain an annual “evergreen” to automatically increase the number of shares available for issuance each year.

•Share Recycling has Decreased As Compared to the Current Incentive Plan. Under the Restated Incentive Plan, for any stock appreciation rights settled in shares of stock, all shares of stock covered by the exercised award (that is, the shares of stock actually issued, as well as the shares representing payment of the exercise price) will not be available for issuance under the Restated Incentive Plan. Additionally, shares of stock used to pay the exercise or purchase price of an award under the Restated Incentive Plan, or to satisfy the tax withholding obligations related to an award under the Restated Incentive Plan will not be added back to the shares available for issuance under the Restated Incentive Plan. Under our Current Incentive Plan, these shares would be added back to the shares available for issuance.

•Repricings/Exchange Programs are Not Allowed.  Under the Restated Incentive Plan, the Administrator may not institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding award is reduced. Under the Current Incentive Plan, the Administrator could institute one or more of the foregoing programs with terms and conditions determined in its discretion.

•No Single-Trigger Vesting Acceleration upon a Change in Control. In a change in control, awards will be treated as determined by the Administrator. The Restated Incentive Plan does not provide for automatic vesting of awards upon a change in control for executives, employees, and consultants unless the award is not assumed or substituted. As is typical for non-employee director equity awards, awards granted under the Restated Incentive Plan to our non-employee directors accelerate in full upon the occurrence of a change in control.
•Reasonable Annual Share Limits and Additional Limits on Non-Employee Director Awards. The Restated Incentive Plan continues to set fiscal year share limits on the number of shares underlying each award type that may granted to participants and an additional limit on the value of awards that non-employee directors may receive during each fiscal year (for service as a non-employee director).

•Limited Transferability. Awards under the Restated Incentive Plan generally may not be sold, assigned, transferred or disposed of other than by will or by the laws of descent and distribution.

•No Tax Gross-ups. The Restated Incentive Plan does not provide for any tax gross-ups.

•Forfeiture Events. Awards under the Restated Incentive Plan will be subject to any applicable clawback policy of the company, as in effect from time to time. Additionally, the Administrator may require executives to forfeit or return awards (including time-based awards) to the company in the event of a restatement of the company’s financial statements.
•No Dividends on Unvested Awards. Under the Restated Incentive Plan, no dividends and other distributions may be paid with respect to any shares underlying the unvested portion of an award. Our Current Incentive Plan does not include this restriction.
•Minimum Exercise Price. Stock options and stock appreciation rights granted under the Restated Incentive Plan must have a per share exercise price no less than 100% of the fair market value per share on the date of grant of the relevant award.

Our compensation committee and our board of directors carefully considered a number of factors in determining the number of shares to be reserved under the Restated Incentive Plan, including the following:

Historical Grant Practices

In determining the number of shares recommended under the Restated Incentive Plan, the compensation committee and our board of directors considered the historical number of equity awards that we have granted in the past three years. Our annual share usage, or burn rate, for the last three years was as follows:

Annual Share Usage	Fiscal Year 2023		Fiscal Year 2024	Fiscal Year 2025	Three-Year Average
Stock Options Granted (Retention)	—		2,688,234	—	896,078
Restricted Stock Units Granted	3,135,436		4,031,552	3,632,901	3,599,963
Restricted Stock Units Granted (Retention)	—		1,988,797	—	662,932
Performance Units Earned and Vested	247,571	5	58,152	60,870	122,198
Total Awards Earned and Vested	3,383,007		8,766,735	3,693,771	5,281,171
Less: Awards to Employees due to Reductions in Force and Attrition	(1,477,707)		(1,565,517)	(239,889)	(1,094,371)
Net Awards Earned and Vested	1,905,300		7,201,218	3,453,882	4,186,800
Basic Weighted Average Common Shares Outstanding	80,719,198		83,600,073	86,588,308	83,635,860
Annual Share Usage (Earned)	4.2%		10.5%	4.3%	6.3%
Net Share Usage (Earned)	2.4%		8.6%	4.0%	5.0%
Annual Share Usage (Earned, excluding Retention)	4.2%		4.9%	4.3%	4.5%
Net Share Usage (Earned, excluding Retention)	2.4%		3.0%	4.0%	3.1%
Our net share usage or burn rate on average for three years is 5.0% when factoring in awards terminated due to reductions in force and attrition, and 3.1% when further excluding the 2024 one-time, extraordinary retention grants to employees to mitigate elevated retention risk across key technical and engineering functions.

The following table provides additional information on the performance units granted:

Performance-Based Awards	Number of Performance Units
Outstanding at December 31, 2025	3,332,888
Granted(1)	817,406
Earned and Vested	(60,870)
Forfeited	(943,294)
Outstanding at December 31, 2024	3,519,646
Granted(1)	1,633,498
Earned and Vested	(58,152)
Forfeited	(708,791)
Outstanding at December 31, 2023	2,653,091
Granted(1)	1,039,196
Earned and Vested	(247,571)
Forfeited	(88,150)
Outstanding at December 31, 2022	1,949,616
__________________
(1)Grants of performance-based awards are initially reserved at the maximum (200% for awards granted in 2025 and 250% for awards granted in 2024 and 2023) number of performance units.

Forecasted Grant Practices

We currently forecast granting options and full-value awards (in the form of restricted stock units and performance units with both time-based and performance-based vesting) covering approximately 4,852,000 shares (assuming maximum achievement) through May 20, 2027, which is equal to 5.4% of our approximately 89,529,216 shares of common stock outstanding as of March 23, 2026. We also estimate cancellation of options and forfeitures of restricted stock units and performance-based restricted stock units (referred to herein as “performance units”) of approximately 2,077,000 shares over this period, based on our historic attrition rates and latest company achievement relative to our peer group benchmarks under the performance units. If our expectation for cancellations is accurate, our net grants (grants less cancellations) over the next year would be approximately 2,775,000 shares, or approximately 3.1% of our common stock outstanding as of March 23, 2026.

However, circumstances could alter these projections, such as changes in our business and compensation strategy, which consider current business and market conditions, our stock price, competitive pressures for attracting and retaining employees, and a change in our performance relative to our peers.

Awards Outstanding Under Existing Grants

As of March 23, 2026, equity awards outstanding, shares available for future issuance, and overhang were as follows:

	Total All Plans	2010 Equity Incentive Plan	2024 Inducement Plan	Weighted Average Grant Date Fair Value of Awards	Weighted Average Exercise Price
Stock options(1)	2,575,884	2,575,884	—		$19.43
Restricted stock units	8,338,138	7,545,860	792,278	$18.71
Performance units (at maximum)	2,877,629	2,877,629	—	$17.36
Total outstanding equity awards (a)	13,791,651	12,999,373	792,278
Shares available for future issuance (b)	4,923,789	1,795,893	3,127,896
Overhang (a) + (b)	18,715,440
Overhang - basic	20.9%
Overhang - fully diluted	18.6%
________________________
(1) The weighted average remaining contractual life of stock options is 7.0 years as of March 23, 2026.

Other than the Current Incentive Plan, the Inducement Plan and the Current Purchase Plan, there are no other equity plans under which new awards may be granted. Accordingly, the approximately 13,791,651 shares subject to outstanding awards plus the 4,923,789 shares available for issuance (commonly referred to as the “overhang”) under the Current Incentive Plan and the Inducement Plan represent approximately 18.6% of our fully diluted outstanding shares (with the number of fully diluted outstanding shares calculated based on the number of shares of common stock outstanding as of March 23, 2026, plus the number of in-the-money stock options, restricted stock units and performance units (at maximum) outstanding as of March 23, 2026) and the dilutive impact of the additional 76,211 shares that would be made available for issuance under the Restated Incentive Plan (the difference between the additional 3,204,107 shares that would be reserved under the Restated Incentive Plan and the 3,127,896 shares reserved for issuance under the Inducement Plan as of March 23, 2026 that would not be granted under the Inducement Plan) if this proposal is approved would slightly increase the overhang percentage by an additional 0.1% to 18.7%, based on our fully diluted outstanding shares calculated as of March 23, 2026.

Material Differences Between the Restated Incentive Plan and the Current Incentive Plan

The Restated Incentive Plan is substantively similar to the Current Incentive Plan in most respects, but there are some material differences between the Restated Incentive Plan and the Current Incentive Plan, including those changes noted above and the following:

•Share Reserve. The Restated Incentive Plan reserves an aggregate of 18,791,651 shares of our common stock for issuance under the Restated Incentive Plan.

•Ten-Year Term. The Restated Incentive Plan has a new ten-year term and no grants of awards may be made after the ten-year anniversary of the 2026 annual meeting.

•Revisions to Reflect Changes in Tax Laws. The Current Incentive Plan contains certain provisions relating to the granting, administration and terms of awards intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m). These provisions were originally included to comply with Code Section 162(m)’s rules regarding the deductibility of performance-based compensation. Due to subsequent changes in the law, these provisions are no longer required for purposes of Code Section 162(m) and we have chosen to remove details of specific performance goals that could be applied to awards intended to qualify as performance-based compensation and specific terms, conditions and requirements related to such awards to provide maximum flexibility in administering the Restated Incentive Plan. These changes do not restrict our ability to grant performance-based equity awards. As noted above, the Restated Incentive Plan continues to include limits on the number of shares subject to awards that may be granted to participants in any fiscal year and additional limits on the value of awards that non-employee directors may receive during each fiscal year.

Description of the Restated Incentive Plan

A description of the Restated Incentive Plan is included below. The summary is qualified in its entirety by reference to the full text of the Restated Incentive Plan, annexed as Appendix A to this Proxy Statement, a copy of which is also available at the SEC’s website.

If our stockholders approve the Restated Incentive Plan at the 2026 annual meeting, the Restated Incentive Plan will become effective upon stockholder approval at the 2026 annual meeting. Additionally, if our stockholders approve the Restated Incentive Plan at the 2026 annual meeting, the Inducement Plan will terminate upon the effectiveness of the Restated Incentive Plan.

Our executive officers and directors have an interest in this proposal because they are eligible to receive equity awards under the Current Incentive Plan, as proposed to be amended and restated by the Restated Incentive Plan.

General

The purposes of the Restated Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors and consultants of the company or any parent or subsidiary of the company, and to promote the success of the company’s business. These incentives are provided through the grant of options to purchase our common stock, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, as the Administrator may determine.

Authorized Shares

Subject to the adjustment provisions contained in the Restated Incentive Plan, the maximum aggregate number of shares of our common stock that may be issued under the Restated Incentive Plan is 18,791,651. In addition, shares may become available for issuance under the Restated Incentive Plan pursuant to the next paragraph. The shares may be authorized, but unissued, or reacquired common stock.

If an award granted under the Restated Incentive Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased by the company due to failure to vest, the unpurchased, forfeited or repurchased shares subject to such award will become available for future grant or sale under the Restated Incentive Plan (unless the Restated Incentive Plan has terminated). Upon exercise of a stock appreciation right settled in common stock, all of the shares covered by the award (that is, the shares actually issued ) as well as the shares that represent payment of the exercise price will cease to be available under the Restated Incentive Plan. If unvested shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the company, such shares will become available for future grant under the Restated Incentive Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award, will in either event, not become available for future grant or sale under the Restated Incentive Plan. Shares repurchased by the company using option exercise price proceeds will not become available for future grant or sale under the Restated Incentive Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Restated Incentive Plan.

Adjustments to Shares Subject to the Restated Incentive Plan

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the company, or other change in the corporate structure affecting our common stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Restated Incentive Plan, will adjust the number and class of shares of stock that may be delivered under the Restated Incentive Plan, and/or the number, class and price of shares of stock covered by each outstanding award, and the numerical share or dollar value limitations in the Restated Incentive Plan.

Limitations

Subject to adjustment as provided in the Restated Incentive Plan, during any fiscal year of the company, no service provider will receive (i) options covering in excess of 2,000,000 shares of our common stock, (ii) restricted stock awards covering in excess of 2,000,000 shares of our common stock, (iii) restricted stock units covering in excess of 2,000,000 shares of our common stock, (iv) stock appreciation rights covering in excess of 2,000,000 shares of our common stock, or (v) performance shares covering in excess of 2,000,000 shares of our common stock and performance units with an initial value of greater than $3,000,000. The Restated Incentive Plan also provides that subject to adjustment as provided in the Restated Incentive Plan, a non-employee director may not receive awards under the Restated Incentive Plan during any fiscal year with an aggregate initial value of greater than $700,000. Any awards granted to an individual while he or she was an employee or consultant, but not a non-employee directors will not count for purposes of this limitation.

The Administrator may not institute an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding award is reduced.

Dividends and other distributions payable with respect to shares subject to awards (including dividend equivalents) will not be paid before the underlying shares vest.

Administration

Our board of directors has delegated administration of the Restated Incentive Plan to the board’s compensation committee. The board and the compensation committee may further delegate administration of the Restated Incentive Plan to any committee of the board, or a committee of individuals satisfying applicable laws appointed in accordance with the terms of the Restated Incentive Plan. For purposes of this description of the Restated Incentive Plan, the term “Administrator” will refer to the board or any committee designated to administer the Restated Incentive Plan. To make grants to certain officers and key employees of the company, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934.

Subject to the terms of the Restated Incentive Plan, the Administrator has the authority in its discretion, to select the service providers who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Restated Incentive Plan), including to extend the post-termination exercisability period of awards, to determine whether awards (other than options and stock appreciation rights) will be adjusted for dividend equivalents, and to interpret the provisions of the Restated Incentive Plan and outstanding awards. The Administrator may require that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Restated Incentive Plan. The Administrator’s decisions, determinations and interpretations will be final and binding on all participants and any other holders of awards.

Eligibility

Awards may be granted to employees, directors and consultants of the company and employees and consultants of any parent or subsidiary corporation of the company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the company or any parent or subsidiary corporation of the company. As of March 23, 2026, we had approximately 1,390 service providers, including 1,141 employees who are not directors, one employee director, seven non-employee directors and 241 consultants. As of March 23, 2026, the closing price of a share of our common stock on the Nasdaq was $17.14.

Stock Options

Subject to the terms and provisions of the Restated Incentive Plan, options may be granted to service providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each option granted under the

Restated Incentive Plan will be evidenced by a written or electronic agreement between the company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option as the Administrator may determine, consistent with the requirements of the Restated Incentive Plan.

The exercise price per share of each option will be determined by the Administrator, but will not be less than 100% of the fair market value of a share of our common stock on the date of grant and subject to the provisions of the Restated Incentive Plan, provided that the exercise price of an incentive stock option granted to any employee who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any affiliate must be at least 110% of the fair market value of our common stock on the grant date. Generally, the fair market value of our common stock is the closing sales price of our stock quoted on the day of determination.

The Restated Incentive Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option, including the method of payment. An option will be deemed exercised when the company receives the notice of exercise and full payment for the shares to be exercised, together with applicable withholding taxes.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The Administrator will determine the term of each option in its sole discretion; provided, however, that the term of the option will be no more than ten years from the date of grant and with respect to any employee who owns stock representing more than 10% of the total combined voting power of all classes of our outstanding stock or the stock of any affiliate, the term of an incentive stock option may not exceed five years. The term of each option will be stated in the award agreement.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercise applicable to each option following the participant’s cessation of service with the company. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her vested option for three months following his or her cessation of service for reasons other than death or disability, or twelve months following his or her cessation of service due to disability or death.

Restricted Stock Awards

Restricted stock vests in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Restated Incentive Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. The Administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Unless otherwise provided by the Administrator, a participant will forfeit any shares subject to restricted stock awards as to which the restrictions have not lapsed prior to the participant’s termination of service.

Unless the Administrator provides otherwise, participants holding restricted stock awards will have the right to vote the shares and to receive all dividends and other distributions paid, except that dividends or other distributions paid in shares will be subject to the same restrictions on transferability and forfeitability as the shares with respect to which they were paid and dividends and other distributions payable with respect to shares will not be paid before the underlying shares vest.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Restated Incentive Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Restated Incentive Plan.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. The Administrator may set vesting criteria based upon the achievement of company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion, which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants. After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement. The Administrator in its sole discretion may pay earned restricted stock units in cash, shares of our common stock, or a combination of cash and shares.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Restated Incentive Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Restated Incentive Plan.

The per share exercise price of each stock appreciation right will be determined by the Administrator and will be no less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be set forth in the award agreement. The terms and conditions relating to the maximum term and relating to exercise with respect to options described above also will apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Restated Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Each award of performance units or shares granted under the Restated Incentive Plan will be evidenced by a written or electronic agreement between the company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Restated Incentive Plan.

Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination thereof. The Administrator may set performance objectives based upon the achievement of company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Dividend Equivalents

The Administrator, in its discretion, may provide in the award agreement evidencing any award that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the awards are settled or forfeited. The dividend equivalents, if any, will be credited to an award in such manner and subject to such terms and conditions as determined by the administrator in its sole discretion. Dividends and other distributions payable with respect to shares subject to awards (including dividend equivalents) will not be paid before the underlying shares vest.

Transferability of Awards

Unless determined otherwise by the Administrator, an award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a participant, only by the participant. If the Administrator makes an award transferable, the award will contain such additional terms and conditions as the Administrator deems appropriate.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the company, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Restated Incentive Plan provides that, in the event of a merger or a “change in control” (as defined in the Restated Incentive Plan), each outstanding award will be treated as the Administrator determines, including, without limitation, that each award be assumed or an equivalent award substituted by the successor corporation or its affiliate. In taking any of the actions permitted by the Restated Incentive Plan, the Administrator will not be obligated to treat all awards, all awards held by a participant, or all awards of the same type, similarly.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met unless specifically provided otherwise in the award agreement or elsewhere. In addition, if an option or stock appreciation right is not assumed or substituted for, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

In the event of a merger or change in control, each non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met unless specifically provided otherwise in the award agreement or elsewhere.

Forfeiture Events

The Administrator may specify in an award agreement that a participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but are not limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of our material policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to our business or reputation. The Administrator may require an executive officer to forfeit, return or reimburse the company all or a portion of an award (including awards solely subject to time-based vesting) granted under the Restated Incentive Plan and any amounts paid thereunder, in the event of a restatement of our financial statements. The Administrator may also require the application of this provision with respect to any award previously granted to a participant even without any specified terms being included in any applicable award agreement to the extent required under applicable law. All awards granted under the Restated Incentive Plan will be subject to the terms and conditions of the Executive Compensation Clawback Policy adopted by our board on December 13, 2018, as may be in effect from time to time. Further, an award will be subject to any clawback policy as may be established and/or amended from time to time to comply with applicable laws and the Administrator may require a participant to forfeit, return or reimburse the company all or a portion of an award and amounts paid thereunder pursuant to the terms of any clawback policy or as necessary or appropriate to comply with applicable law.

Termination or Amendment

The Restated Incentive Plan will become effective upon its approval at the 2026 annual meeting and will continue in effect until 2036, unless terminated earlier by the Administrator, provided that no grants of incentive stock options may be made after the ten-year anniversary of the date our board of directors approved the Restated Incentive Plan. The Administrator may amend, alter, suspend or terminate the Restated Incentive Plan at any time, provided that the company will obtain stockholder approval of any amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the Restated Incentive Plan may impair the rights of any participant unless mutually agreed otherwise between the participant and the company.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Restated Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one-year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one-year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards
There generally are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Restated Incentive Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax

A participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the Restated Incentive Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the company
The company generally will be entitled to a tax deduction in connection with an award under the Restated Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE RESTATED INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Restated Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Thus, the following table presents amounts that would have been received by the persons listed above during the last fiscal year if the Restated Incentive Plan had been in effect based on what each person actually received during the last fiscal year under the Current Incentive Plan.

The following table sets forth for each of our named executive officers for the last fiscal year (except for Mr. Torgerson, who did not receive any grants during the last fiscal year), current executive officers as a group, current directors who are not executive officers, as a group, and all employees, including all current officers who are not executive officers, as a group during the last fiscal year: (i) the aggregate number of restricted stock units and performance units (assuming maximum achievement) granted under the Current Incentive Plan and (ii) the grant date value of the restricted stock units and performance units. No stock options were granted to these individuals during the last fiscal year.

Name and Position	Number of RSUs / Performance Units (1)	Grant Date Value of RSUs / Performance Units (1)
Kishore Seendripu, Ph.D., Chairman, President and Chief Executive Officer	405,349	$6,197,379
Steven Litchfield, Chief Financial Officer and Chief Corporate Strategy Officer	158,691	$2,426,188
Connie Kwong, Corporate Controller and Principal Accounting Officer	28,000	$428,519
All current executive officers as a group	592,040	$9,052,086
All current directors who are not executive officers as a group	94,446	$1,139,963
All employees, including all current officers who are not executive officers, as a group	3,355,118	$48,613,141
___________________
(1)    Number of performance units and grant date value of such awards is shown is based on target performance.

Required Vote

The affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on the proposal is required to approve the Restated Incentive Plan. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of the vote on this proposal.

We strongly believe that the approval of the Restated Incentive Plan is essential to our continued success. Our employees are our most valuable asset. Awards such as those provided under the Restated Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the company’s goals. For the reasons stated above, the stockholders are being asked to approve the Restated Incentive Plan.

Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment and restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan.
* * * * *

PROPOSAL NUMBER 5

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MAXLINEAR, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

Background of the Proposal
Our 2010 Employee Stock Purchase Plan was originally adopted by our board of directors and approved by our stockholders in 2010, and was most recently approved by our stockholders in 2016.
We are seeking stockholder approval to amend and restate our current 2010 Employee Stock Purchase Plan, or the “Current Purchase Plan”. Our board of directors has adopted the amended and restated 2010 Employee Stock Purchase Plan, or the “Restated Purchase Plan” on April 1, 2026, and the Restated Purchase Plan will become effective upon its approval by our stockholders at the 2026 annual meeting. If our stockholders approve the Restated Purchase Plan, the Restated Purchase Plan will replace our Current Purchase Plan, which is scheduled to expire by its terms in August 2026, ten years after its most recent approval by our stockholders.
If our stockholders approve this proposal, the Restated Purchase Plan will become effective as of the date of stockholder approval. If our stockholders do not approve this proposal, the Restated Purchase Plan will not become effective and our Current Purchase Plan will continue until its expiration in August 2026.

Material Differences Between the Restated Purchase Plan and the Current Purchase Plan
We are not requesting that our stockholders approve additional shares of our common stock for sale under the Restated Purchase Plan.
The Restated Purchase Plan is substantively similar to the Current Purchase Plan in most respects, but there are some material differences between the Restated Purchase Plan and the Current Purchase Plan, including: (i) the extension of its term such that the Restated Purchase Plan will remain in effect until it is terminated, and (ii) the removal of the annual automatic increase of the number of shares reserved and available for sale thereunder.
Additional Information Regarding our Current Purchase Plan
The Current Purchase Plan was originally adopted by our board of directors and approved by our stockholders in 2010, and was most recently approved by our stockholders in 2016. As of March 23, 2026, there were 204 employees participating in the offering period then in progress under the Current Purchase Plan.
In the most recently completed offering period, 189 employees participated, purchasing approximately 128,911 shares of common stock (with an approximate value of $1,390,499 on the date of purchase) at a purchase price of $10.79 per share. As of March 23, 2026, approximately 266 employees were eligible to participate in the Current Purchase Plan.
In fiscal years 2023, 2024 and 2025, the numbers of shares purchased under the Current Purchase Plan were 231,794 shares, 292,614 shares and 330,788 shares, respectively. Notwithstanding these historical numbers of purchased shares, the actual number of shares that will be purchased under the Restated Purchase Plan in any future year will depend on a number of factors, including the number of participants, the participant’s participation rates and our stock price.
Description of the Restated Purchase Plan

A description of the Restated Purchase Plan is included below. The summary is qualified in its entirety by reference to the full text of the Restated Purchase Plan, annexed as Appendix B to this Proxy Statement, a copy of which is also available at the SEC’s website.

If our stockholders approve the Restated Purchase Plan at the 2026 annual meeting, the Restated Purchase Plan will become effective upon stockholder approval at the 2026 annual meeting.

Our executive officers have an interest in this proposal because they are eligible to participate in the Current Purchase plan, as proposed to be amended and restated by the Restated Purchase Plan. Our non-employee directors are not eligible to participate in the Restated Purchase Plan.

General
The purpose of the Restated Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase our common stock through payroll deductions and other permitted contributions. The Restated Purchase Plan was originally adopted by our board of directors and approved by our stockholders in 2010, and was most recently approved by our stockholders in 2016.
Authorized Shares
Subject to the adjustment provisions contained in the Restated Purchase Plan, the maximum number of shares of common stock available for sale under the Restated Purchase Plan is 7,941,382, less any shares purchased on the May 15, 2026 exercise date.

Administration

Our board of directors or a committee appointed by our board of directors administers the Restated Purchase Plan, and our compensation committee currently acts as administrator. All questions of interpretation or application of the Restated Purchase Plan are determined by the administrator and its decisions are final and binding upon all participants.

Eligibility

Generally, each of our (or our designated subsidiaries) common law employees whose customary employment with us (or one of our designated subsidiaries) is at least twenty hours per week and more than five months in a calendar year is eligible to participate in the Restated Purchase Plan; except that no employee will be granted an option under the Restated Purchase Plan (i) to the extent that, immediately after the grant, such employee would own or have the right to purchase 5% or more of the total combined voting power or value of all classes of our capital stock or any parent or subsidiary, or (ii) to the extent that his or her rights to purchase stock under all of our or any parent or subsidiary employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. As of March 23, 2026, approximately 266 employees, including all of our executive officers, were eligible to participate in the Restated Purchase Plan. As of March 23, 2026, the closing price of a share of our common stock on the Nasdaq was $17.14.
Offering Period
Unless the administrator determines otherwise, each offering period under the Restated Purchase Plan will have a duration of approximately six months, commencing on the first trading day on or after May 15 and November 15 of each year and terminating on the following November 15 and May 15, or the next trading day if May 15 or November 15 is not a trading day.
To participate in the Restated Purchase Plan, an eligible employee must authorize contributions, generally in the form of payroll deductions, pursuant to the Restated Purchase Plan, which may not exceed 15% of a participant’s eligible compensation (which generally includes base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premiums, but exclusive of payments for incentive compensation, bonuses and other compensation) during the offering period, unless the administrator provides otherwise. During an offering period, a participant may decrease the rate of contributions in an offering period within limits set by the Restated Purchase Plan and the administrator.
Once an employee becomes a participant in the Restated Purchase Plan, the employee continues to participate in each successive offering period until the employee withdraws from the Restated Purchase Plan or the employee’s employment with us or one of our designated subsidiaries terminates. On the first trading day of each offering period, each participant is granted an option to purchase shares of our common stock. The option expires at the end of the offering period, or potentially earlier in connection with an employee’s termination (described below), but is exercised on the last trading day of the offering period to the extent of the contributions accumulated during such offering period.
Purchase Price
The Restated Purchase Plan permits shares of our common stock to be purchased at a purchase price of 85% of the lesser of the fair market value of the common stock on (i) the first trading day of the offering period, or (ii) the last trading day of the offering period, subject to any limitations determined by the administrator. The fair market value of our common stock on any relevant date is the closing price per share as reported on the New York Stock Exchange, or the mean of the closing bid and ask prices if no sales are reported, as quoted on such exchange or reported in The Wall Street Journal.
Payment of Purchase Price; Payroll Deductions
The purchase price for the shares purchased under the Restated Purchase Plan is accumulated by payroll deductions or other contributions throughout each offering period. The number of shares of our common stock a participant may purchase in each offering period (or purchase period, if the offering period is divided into purchase periods) is determined by dividing the total amount of payroll deductions and contributions accumulated during that period by the purchase price, subject to any limitations imposed by the administrator. Currently, as the Restated Purchase Plan is implemented, a participant may not purchase more than 3,125 shares during each offering period (or purchase period, if the offering period is divided into purchase periods), although the administrator has the ability to change that limit. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease the rate of contributions within limits set by the administrator.
All contributions made for a participant are credited to the participant’s account under the Restated Purchase Plan, are withheld in whole percentages only and are included with our general funds, which are used for general corporate purposes. Except as provided in the Restated Purchase Plan, a participant may not make any additional payments into his or her account.
Withdrawal
Generally, a participant may withdraw from an offering period at any time by written or electronic notice to us without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. In addition, to participate in a subsequent offering period, the participant must deliver to us a new enrollment agreement.
Termination of Employment
Upon termination of a participant’s employment for any reason, including disability or death, he or she will be deemed to have elected to withdraw from the Restated Purchase Plan, the contributions credited to the participant’s account at that time will be returned to him or her (or, in the case of death, to the person or persons entitled thereto), and the participant’s participation in the Restated Purchase Plan will automatically terminate.
Changes in Capitalization
Subject to any required action by our stockholders, the number and class of shares reserved under the Restated Purchase Plan, the number and price per share at which shares may be purchased in a pending offering period, and any share limitations contained in the Restated Purchase Plan will be adjusted by the administrator for any change in our common stock (whether by dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange).
Dissolution or Liquidation
In the event of our proposed dissolution or liquidation, the administrator will shorten all offering periods then in progress by setting a new ending date, and all pending offering periods will end on that date. The new ending date must be prior to the dissolution or liquidation. If the administrator shortens any offering period then in progress, the administrator will notify each participant prior to the new ending date that the ending date has been changed to the new date and that purchases under the Restated Purchase Plan will occur automatically on that new date, unless the participant withdraws from the offering period.
Merger or Change of Control
In the event of any merger or “change in control,” as defined in the Restated Purchase Plan, the successor corporation, or a parent or subsidiary of the successor corporation, may assume or substitute for the Restated Purchase Plan with respect to any pending offering periods at that time. In the event the successor corporation refuses to assume or substitute for the Restated Purchase Plan, the administrator will shorten all offering periods then in progress by setting a new ending date, and all offering periods will end on the new ending date. The new exercise date must be prior to the effective date of the merger or change of control. If the administrator shortens any offering period then in progress, the administrator will notify each participant prior to the new ending date that the ending date has been changed to the new date and that purchases under the Restated Purchase Plan will occur automatically on that new date, unless the participant withdraws from the offering period.

Amendment and Termination of the Restated Purchase Plan
The administrator may at any time terminate or amend the Restated Purchase Plan. Generally, however, no such termination can adversely affect offering periods then in progress, other than that the administrator can change the length of any such offering period. If our stockholders approve the Restated Purchase Plan at the 2026 annual meeting, the Restated Purchase Plan will remain in effect until terminated by the administrator.
Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Restated Purchase Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The Restated Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended. Under these provisions, no income will be taxable to a participant until the shares purchased under the Restated Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one-year from the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE RESTATED PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Participation by Employees, Officers and Directors
Participation in the Restated Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Restated Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Restated Purchase Plan.

For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during the last fiscal year under the Current Purchase Plan, (ii) the weighted average price per share paid for such shares, and (iii) the weighted fair market value at the date of purchase (except for Mr. Torgerson, who did not purchase any shares under the Current Purchase Plan during the last fiscal year).

Name and Position	Number of Shares Purchased	Weighted Average Per Share Purchase Price ($)	Weighted Average Fair Market Value at Date of Purchase ($)
Kishore Seendripu, Ph.D., Chairman, President and Chief Executive Officer	—	N/A	N/A
Steven G. Litchfield, Chief Financial Officer and Chief Corporate Strategy Officer	1,786	$10.79	$12.79
Connie Kwong, Corporate Controller and Principal Accounting Officer	1,788	$10.79	$12.79
All current executive officers, as a group	3,574	$10.79	$12.79
All current directors who are not executive officers as a group	—
All employees, including all current officers who are not executive officers, as a group	327,214	$10.79	$12.69

Required Vote
The affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively on the proposal is required to approve the Restated Purchase Plan. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast affirmatively or negatively, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of the vote on this proposal.
The Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment and restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan.

* * * * *

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions with MaxLinear, and other biographical information are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Kishore Seendripu, Ph.D.	56	Chairman, President and Chief Executive Officer
Steven Litchfield	56	Chief Financial Officer and Chief Corporate Strategy Officer
Connie Kwong	47	Corporate Controller and Principal Accounting Officer
Kishore Seendripu, Ph.D. For a brief biography of Dr. Seendripu, please see “Nominees for Class III Director (Term Expiring in 2027).”
Steven Litchfield has served as our Chief Financial Officer and Chief Corporate Strategy Officer since July 2018. Mr. Litchfield previously served as Executive Vice President and Chief Strategy Officer of Microsemi Corporation, a designer, manufacturer and marketer of high-performance analog and mixed-signal semiconductor solutions that was acquired by Microchip Technology, Inc., a developer and manufacturer of smart, connected and secure embedded control solutions, in May 2018. Mr. Litchfield served in that position from 2009 until the closing of the acquisition by Microchip Technology, Inc. Previously, he served as Microsemi Corporation’s Vice President, Analog and Mixed Signal Group from 2006 to 2009, as its Vice President, Corporate Marketing and Business Development from 2003 to 2006, and as its Director, Business Development from 2001 to 2003. Prior to joining Microsemi Corporation, Mr. Litchfield was an equity research analyst at Banc of America Securities, an investment banking subsidiary of Bank of America Corp., a multinational financial services company, and a production engineer at Toyota Motor Corporation, a multinational automotive manufacturer. Mr. Litchfield also serves on the board of directors of several early-stage technology companies that are not publicly traded. He received a B.S. in Industrial Engineering from Purdue University and an M.B.A. from the University of Southern California Marshall School of Business.
Connie Kwong has served as our Corporate Controller and Principal Accounting Officer since February 2016. Previously, Ms. Kwong served as our Assistant Corporate Controller from March 2015 to February 2016. Prior to joining MaxLinear, Ms. Kwong was the controller of a privately held computer services company from October 2013 to March 2015 and a senior audit manager of SingerLewak LLP, an accounting, tax and advisory services firm from May 2008 to October 2013. Ms. Kwong received a B.A. in Business Economics from the University of California, Los Angeles.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This compensation discussion and analysis reviews and discusses the compensation programs and policies for our principal executive officer, principal financial officer, corporate controller and principal accounting officer, and one (1) additional individual who served as an executive officer for a portion of 2025, but was not serving as an executive officer at the end of fiscal 2025, all as determined by the rules of the Securities and Exchange Commission, or SEC. For 2025, these officers were Kishore Seendripu, Ph.D., our chairman, president, and CEO; Steven Litchfield, our CFO and chief corporate strategy officer; Connie Kwong, our corporate controller and principal accounting officer and William G. Torgerson, our vice president and general manager, broadband group until January 3, 2025. We refer to these individuals as our “named executive officers,” or “NEOs,” and they are identified in the summary compensation table provided below.
Compensation Best Practices

•Relative heavier weighting on equity compensation is intended to align stockholder and management interests
•50% of annual equity incentives for our CEO and CFO and 25% of such incentives for our other named executive officers are in the form of performance-based equity awards (referred to herein as “performance units”) that vest based on achieving various financial performance metrics, which include pre-determined levels of company revenue and non-GAAP adjusted operating income targets and company growth in net revenue and non-GAAP adjusted operating income, over a three year period and the relative percentile rank of company revenue growth relative to revenue growth rates for companies in the Russell 3000 index over a three year period

•50% of the annual equity incentives for our CEO and CFO and 75% of such incentives for other named executive officers are in the form of time-based restricted stock units vesting annually over three years

•We regularly compare our executive compensation to our peer group and make adjustments as needed, such as when we enter new markets
•We impose limits or caps on incentive award payouts
•We have a clawback policy that apply to executive incentive compensation that are triggered by a financial restatement caused by material noncompliance with financial reporting requirements under securities laws. Additionally, pursuant to the terms of the Restated Incentive Plan, executives may be required to forfeit or return awards granted under the Restated Incentive Plan (including awards subject to time-based vesting) in the event of a restatement of the company’s financial statements

•Stock ownership guidelines for officers and directors
•We evaluate results of the annual “say-on-pay” vote and engage with stockholders regarding executive compensation
Objectives of Executive Compensation Programs
The principal objectives of our executive compensation programs are the following:
•to attract and retain talented and experienced executives;
•to motivate and reward executives whose knowledge, skills, and performance are critical to our success;
•to ensure fairness among our executive management team by recognizing the contributions each executive makes to our success; and
•to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.
Compensation Philosophy and Review Process; Long-Term Equity Incentive Program
We have attempted to create an executive compensation structure that aligns executive incentives with the long-term growth objectives of MaxLinear, including long-term share price appreciation. In that regard, our executive compensation programs have tended to place a relatively heavier weighting on equity compensation than our peers. Annual equity compensation for executives currently consists of three elements: performance units with vesting tied achieving pre-determined levels of company revenue and non-GAAP adjusted operating income targets and company growth in net revenue and non-GAAP adjusted operating income, over a three year period and the relative percentile rank of company revenue growth relative to revenue growth rates for companies in the Russell 3000 index over a three year period; restricted stock units with time-based vesting over three years; and shares of common stock issued under our Executive Incentive Bonus Plan, pursuant to which the compensation committee establishes annual corporate and individual performance objectives for purposes of determining awards under the plan. The allocations among these forms of equity incentives varies among the named executive officers, as described in further detail in this discussion. Relative to our other executive officers, our CEO and our CFO and chief corporate strategy officer have a larger weighting of their equity compensation based on established corporate performance conditions.
On a regular basis our compensation committee engages Compensia, an independent compensation consulting firm, to assist the committee in identifying an appropriate peer group, evaluating compensation trends among that peer group, and determining levels of compensation for our executive officers. The compensation committee, with assistance from Compensia, last conducted a review of our compensation program for purposes of setting 2025 compensation for executive officers.
2025 Compensation Decisions
As part of the most recent compensation review, the compensation committee, in consultation with Compensia, evaluated the continued relevance of our compensation peer group and confirmed that it remains an appropriate reference point for baseline benchmarking but may not fully capture the competitive pressures in adjacent markets. Given our entrance into AI-related markets in which some competitors are not yet reflected in our peer group, the compensation committee’s review of 2025 compensation focused on ensuring that our compensation program is adequate to attract, motivate, and retain the leadership talent necessary to execute on our strategic growth plans. In this context, the compensation committee made a number of compensation decisions in 2025, including the following:
Equity Awards
The compensation committee maintained annual equity award values for 2025 at similar levels as 2024, but made adjustments to better align incentives with our need to advance multiple products into production and generate revenue. Adjustments for 2025 included updating the performance-based restricted stock unit plan, or performance units, to incorporate annual revenue and operating income goals measured over a three‑year period for 75% of the performance units, while retaining an element of revenue growth performance relative to companies in the Russell 3000 index instead of a defined peer group for 25% of the performance units. These adjustments were made to more closely align measurement of performance with our strategic growth plans in contrast to our previous performance units, which focused solely on company performance relative to a fixed peer group that has quickly evolved over three-year performance periods. The compensation committee also decreased the maximum achievable under the performance units from 250% to 200% to reduce the impact of the grants on our burn rate.
Base Salary
The CEO’s 2025 base salary was reduced, while base salary levels for the other named executive officers were adjusted slightly upward to remain competitive. As a result, total direct compensation for named executive officers generally aligned with competitive market levels. Overall, these actions reflect the compensation committee’s focus on prioritizing market competitiveness in a broader talent market, while balancing pay‑for‑performance alignment, and prudent compensation governance.
The following chart presents MaxLinear’s CEO pay percentile rank, excluding retention grants made in 2024, relative to total stockholder return, or TSR, percentile rank over the past three years (2023 to 2025) measured against a designated peer group of companies that is more broadly representative of our industry than the peer group developed with Compensia and is used for benchmarking levels of compensation.

3-Year CEO Pay for Performance Analysis
CEO Pay Percentile Rank (3-Year Average)
100%
75%
50%
25%
0%
MaxLinear, Inc.
0%
25%
50%
75%
100%
TSR Percentile Rank (3 Fiscal year CAGR)

The following chart presents the components of MaxLinear’s 2025 CEO, CFO, and average other NEO compensation, including salary, bonus, annual performance-based and time-based equity incentives, and other benefits.

Compensation at risk: approximately 52% of CEO, 50% of CFO, and 30% of average other NEO compensation, is in the form of performance-based equity incentives and bonuses that are subject to company performance.
Our compensation programs incorporate a significant annual equity component that encourages long-term share ownership by management. In setting compensation, the compensation committee aims to align stockholder and management interests generally by directly linking the issuance of shares of common stock to our financial performance relative to our short- and long-term goals and to our peer group, that provide our executives with incentives when target and maximum growth levels are achieved.
Our long-term equity incentive program for executives in 2025 consisted of the following:
•A significant portion of each executive’s equity awards are in the form of performance units that will only vest subject to satisfaction of company financial performance metrics, including a metric for financial performance relative to companies in the Russell 3000 index.
•For our CEO and our CFO and chief corporate strategy officer, annual equity incentive grants were weighted 50% to performance units with the balance of 50% weighted to time-based restricted stock units. For other NEOs, the annual awards received 25% weighting to performance units and 75% weighting to time-based restricted stock units.

•Under our 2025 performance-based award structure, the performance units were divided into four approximately equal tranches each representing 25% of the target number of performance-based restricted stock units subject to the award. Each tranche has one or more performance goals relating to company revenue and non—GAAP adjusted operating income results, growth in company revenue and non-GAAP adjusted operating income metrics, and a goal for company revenue growth relative to revenue growth rates for companies in the Russell 3000 index over a three year period, that must be achieved in order for any performance units subject to the tranche to become eligible to vest, and performance units attributable to any performance above target in the first two years are only eligible to vest at the end of the third year, with continued employment. For more details regarding specific performance goals and metrics for each tranche, refer to the section entitled, “Equity Based Incentives,” below.
•For our named executive officers, time-based annual equity awards granted for 2025 vest annually over three years. In determining vesting for new time based awards, the compensation committee’s decision-making is generally based on an evaluation of the then-unvested equity position of each executive officer and the compensation committee’s consideration of long-term retention incentives for that individual officer.
Determination of Allocations Between Cash and Equity
Our compensation committee generally determines allocations of compensation between cash and equity or among different forms of non-cash compensation based on its review of typical allocations within our general compensation peer group and influenced by the compensation philosophy described above. The compensation committee has not adopted, however, and has no current plans to adopt, any policy requiring a specific allocation between cash and equity compensation or between short-term and long-term compensation, and as noted above, relative to our peers, our compensation programs have typically been weighted heavily towards equity compensation. In the course of its deliberations, our compensation committee reviews each component of compensation, how they relate to each other, and in particular how they relate to and affect total compensation. Our compensation committee’s philosophy is that a substantial portion of an executive officer’s annual compensation should be performance-based, whether long-term incentives in the form of equity, including awards tied to our financial performance relative to our peer group, or short-term annual incentives tied to corporate and individual performance objectives. In that regard, we expect to continue to use equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value. Bonus programs we have implemented in the past were, and we expect any future programs will be, substantially tied to annual financial performance targets.
Role of Stockholder Say-on-Pay Votes in Determining Compensation and Company Response
We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. In 2025, the advisory vote on executive compensation received less than 50% support of the votes cast by our stockholders. For the 2025 annual meeting, only 64.95% of the shares outstanding as of the March 26, 2025 record date were present or represented by proxy. While we cannot determine the specific reasons why some stockholders voted against our 2024 executive compensation or why voter participation declined for the 2025 annual meeting, the compensation committee took the outcome seriously.
Following the vote, we undertook efforts to engage with stockholders to understand and address their concerns regarding our executive compensation program. We reached out to the top 50 institutional shareholders and had meetings with shareholders representing more than 50% of our outstanding shares during that period. The chairman of the compensation committee participated in meetings with our top five shareholders, representing greater than 35% of our outstanding shares. These meetings were extremely productive in understanding the concerns of shareholders while also helping to clarify some of the unique dynamics of the business, particularly the need for retention efforts along with clarification on the alignment of performance goals in the business. Although not all stockholders chose to participate in these discussions, those who did expressed interest in how our long‑term business priorities—particularly our expansion into AI‑related markets—aligned with the performance metrics used in our executive compensation program.
In response to this feedback, and recognizing the importance of strengthening performance alignment, the compensation committee approved changes to our performance-based equity award program for 2025 that:
•incorporate annual revenue and operating income goals measured over a three‑year period, and
•transition the relative performance metric to a broader Russell 3000 comparison group, reflecting our expanded competitive landscape as we enter new AI-related markets.

We also discussed with investors executive equity retention awards granted in 2024 in light of Institutional Shareholder Services’, or ISS, recommendation against our advisory vote primarily due to the size of total CEO compensation, as a result of the retention award, compared to our peers. During these discussions, the stockholders who engaged with us generally understood and appreciated the business context for the 2024 retention awards, including the leadership continuity needed following workforce reductions, macroeconomic conditions, and the critical importance of executing on key product and revenue milestones. These investors indicated that, notwithstanding the ISS recommendation, they viewed the retention award as reasonable in light of these circumstances.
Role of Our Compensation Committee
Our compensation committee has responsibility for determining the compensation of all executive officers. Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of our compensation committee. The fundamental responsibilities of our compensation committee are as follows:
•to oversee our overall compensation philosophy, compensation plans, and benefit programs and to make recommendations to our board of directors with respect to improvements or changes to such plans;
•to review and approve all cash and equity compensation arrangements for our executive officers (including our chief executive officer); and
•to oversee and administer our equity compensation plans.
Our compensation committee is comprised of the following non-employee members of our board of directors: Thomas E. Pardun, who chairs our compensation committee, Daniel Artusi, and Gregory Dougherty. Each of Mr. Pardun, Mr. Artusi, and Mr. Dougherty is an independent director under the rules of Nasdaq, and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation committee has the authority under its charter to engage the services of outside advisors and experts and, as noted, has retained Compensia, an independent executive compensation consulting firm, to assist the committee in its evaluations of our compensation programs. Aggregate fees paid for Compensia’s services to our compensation committee did not exceed $120,000 during 2025 or in any prior fiscal year.
Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer, supports our compensation committee’s work by providing information relating to our financial plans, performance assessments of our officers, and other personnel-related data. In particular, as the person to whom our other named executive officers directly report, Dr. Seendripu is responsible for evaluating each individual officer’s contribution to corporate objectives as well as their performance relative to individual objectives (other than himself). He makes recommendations to our compensation committee with respect to base salary adjustments, targets under our annual incentive programs, and awards under our equity incentive plan other than for himself. Our compensation committee is not required to follow any recommendations of Dr. Seendripu and exercises its discretion in modifying, accepting, or rejecting any recommended adjustments or awards. Without the participation of Dr. Seendripu, our compensation committee, as part of the annual review process, conducts a similar evaluation of his contribution and individual performance and makes determinations with respect to any base salary adjustments, targets under any annual incentive programs (which have typically been settled in shares of our common stock), and restricted stock units and performance units or other equity incentives.
Competitive Market Review
The market for experienced management is highly competitive in the semiconductor industry. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting management from companies ranging from established players with multibillion dollar revenues to entrepreneurial, early-stage companies. We are fortunate that members of our executive management team have long tenures with us, but from time to time, we also have been required to recruit new executive officers. As a result of this recruitment and more generally with respect to executive officer recruitment and retention, we need to ensure that our executive compensation programs provide sufficient recruitment and retention incentives as well as incentives to achieve our long-term strategic business and financial objectives. We expect competition for individuals with our required skill sets, particularly technical and engineering skills, to remain intense even in weak global macroeconomic environments.

For purposes of 2025 compensation decisions, our compensation committee reviewed the data from the following peer group, which remained unchanged from the established 2024 peer group except for the removal of Infinera Corporation, which was acquired by Nokia in February 2025. These peers were selected as they operate in the same industry or are in a similar industry.
Peer Group for Purposes of 2025 Compensation

•	Allegro MicroSystems, Inc.	•	Go Pro, Inc.	•	Synaptics, Inc.
•	Alpha & Omega Semiconductor, Inc.	•	Knowles Corporation	•	Tower Semiconductor Ltd.
•	Ambarella, Inc.	•	Lattice Semiconductor Corporation	•	Viasat, Inc.
•	Ciena Corporation	•	Lumentum Operations, LLC	•	Vicor Corporation
•	Cirrus Logic, Inc.	•	MACOM Technology Solutions Holdings, Inc.	•	Vishay Intertechnology, Inc.
•	Coherent, Inc. (formerly known as II-VI, Inc.)	•	Monolithic Power Systems, Inc.	•	Wolfspeed, Inc.
•	Diodes, Inc.	•	Power Integrations, Inc.
•	Enphase Energy, Inc.	•	Semtech Corporation
•	Extreme Networks, Inc.	•	Silicon Laboratories, Inc.
Elements of Executive Compensation
Our executive compensation program currently consists of the following components:
•base salary;
•annual incentive compensation, which in recent years we have paid in the form of equity-based awards under our equity incentive plan. Such equity-based incentives are principally in the form of time-based vesting of restricted stock units and performance units based on achieving various financial performance metrics, which include pre-determined levels of company revenue and non-GAAP adjusted operating income targets and company growth in net revenue and non-GAAP adjusted operating income, over a three year period and the relative percentile rank of company revenue growth relative to revenue growth rates for companies in the Russell 3000 index, which is a broader peer group than the group used for general compensation determinations, over a three year period;
•benefits (on substantially similar terms as provided to our other employees); and
•severance/involuntary termination protection, including in connection with certain change of control transactions, which are described in greater detail in this section.
The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its view of the relative importance of each component in meeting our overall objectives and factors relevant to the individual executive and in consideration of aligning management’s interest with the stockholders’ interest.

Base Salary
The following table sets forth the effective annual base salary levels for each of our named executive officers in effect during 2025, as compared to 2024, reflecting base salary adjustments approved by our compensation committee and effective as of July 1, 2025. Effective annual base salary for all named executive officers is calculated as the sum of base salary in effect from January 1, 2025 to June 30, 2025, pro-rated for that period, and base salary in effect from July 1, 2025 to December 31, 2025, pro-rated for that period. Our CEO recommended and compensation committee determined base salaries consistent with its historic philosophy to set base salaries at approximately the median of our peer group.

Executive Officer	Effective Annual Base Salary(1)
	2025	2024
Kishore Seendripu, Ph.D.	$720,000	$730,000
Steven Litchfield	$457,500	$443,750
Connie Kwong	$315,500	$306,250
William G. Torgerson(2)	$420,000	$415,000
_________________________________________
(1) Effective July 1, 2025, Dr. Seendripu’s base salary was decreased from $740,000 to $700,000, Mr. Litchfield’s base salary was increased from $450,000 to $465,000, and Ms. Kwong’s salary was increased from $310,000 to $321,000.
(2) Mr. Torgerson’s employment terminated on January 3, 2025 and he received a pro-rated portion of his annual base salary through his termination date.
Annual Incentive Program for 2025 Corporate Performance Period
Our compensation committee periodically reviews our philosophy and practices concerning annual incentive compensation. Our compensation committee believes that our continuing focus on revenue generation and achieving specific financial and operating performance metrics supports implementation of an incentive program with payouts earned through achievement of identified corporate objectives and individual performance. Accordingly, our executive incentive bonus plan establishes award targets, corporate objectives, and potential adjustments for each executive officer at various levels of under-performance or over-performance.
Our compensation committee usually establishes performance periods under the executive incentive bonus plan linked to corporate financial performance targets, including revenue and non-GAAP operating income, over the course of the full fiscal year. Our compensation committee has determined to implement the executive incentive bonus plan for the 2025 corporate performance period linked to annual corporate financial performance targets. Our compensation committee expects to reevaluate the structure of the executive incentive bonus program, including the duration of the relevant performance periods, on an annual basis.
Non-GAAP operating income and related targets exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance-based bonus plan which we settle in shares of our common stock; (iii) amortization of purchased intangible assets; (iv) research and development funded by others; (v) acquisition and integration costs related to our acquisitions, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion; (vi) impairment of intangible assets, if any; and (vii) severance and other restructuring charges. See Annex A for reconciliations of non-GAAP financial measures to our results as reported under GAAP. Additionally, in making its decisions whether financial targets have been achieved under our executive incentive bonus plan, our compensation committee has the authority to make appropriate adjustments to the targets for the expected effects of any acquisitions or other approved business plan changes made during the course of the particular corporate performance period; to adjust revenue as it determines appropriate to exclude certain non-recurring items under generally accepted accounting principles, if any; and to adjust our reported operating income or loss to exclude additional non-cash or non-recurring charges from our operating expenses. For purposes of determining the portion of awards based on individual performance, the standard is subjective based on the compensation committee’s discretion and views with input from Dr. Seendripu relating to the performance of executive officers reporting to him.
2025 Bonus Awards
Bonus awards for named executive officers under our executive incentive bonus plan for the 2025 corporate performance period were based on target metrics for revenue and non-GAAP operating income carrying weightings relevant to the individual executive’s functional department, as applicable, as well as an individual performance metric. Relative to the aggregate 2025 bonus opportunity, revenue carried a 50% weighting and non-GAAP operating income carried a 40% weighting for the named executive officers. For the CEO and CFO and chief corporate strategy officer, bonus awards were based on a roll-up of achievement levels of each department with equal weighting for all departments. The balance of the remaining bonus opportunity, or 10%, was based on our compensation committee’s views of each executive’s individual performance (informed with respect to Dr. Seendripu’s direct reports by his input to the compensation committee). For each financial performance objective, our compensation committee established a minimum threshold condition that was required to be achieved before the objective was deemed satisfied. Awards are then determined on a linear, percentage basis for performance between the minimum threshold and target level of performance, with the bonus amount allocable to the objective being 100% earned at target performance. For performance better than target, awards are eligible for upward adjustment on a linear, percentage basis, subject to a cap at 150% of the target award opportunity allocable to each corporate performance metric and 200% of the target award opportunity allocable to individual performance. In determining the individual performance element, the compensation committee considered the achievement of other company business metrics that were not included as performance metrics under the executive incentive bonus plan, but were very specific to roles of the particular function that contributes to the delivery of stockholder value over the long-term.

The table below presents the company’s performance against the 2025 corporate performance metrics. While the payouts rewarded executives for growth in revenue and non-GAAP operating income in 2025, it is not yet reflected in the stock price, but we believe it will be with continued improvement in financial performance.

Corporate performance metric	Weight	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)	Actual ($ in millions)	Payout Percentage
Revenue	50%	395.0	440.0	485.0	467.6	130%
Non-GAAP operating income	50%	29.5	32.0	38.0	43.4	150%
Actual revenues for 2025 of $467.6 million were above the $440.0 million target for 100% achievement, while actual non-GAAP operating income for 2025 of $43.4 million exceeded the maximum 150% achievement which was set at $38.0 million income. Maximum corporate bonus payouts for 2025 were capped at 150% for achievement of revenues and non-GAAP operating income at or above $485.0 million and $38.0 million, respectively.
In February 2026, each of the named executive officers (excluding Mr. Torgerson, who was not eligible for a corporate bonus following his termination of employment) received bonus awards based on aggregate corporate and individual performance at an aggregate payment ratio in the range of approximately 131% to 135% for the 2025 performance period. The individual performance portion of the executive bonus was determined by the compensation committee, and the corresponding payouts were at 92% to 98% of the target level, attributed to execution on moving several products towards production and generation of revenues, including the next generation 1.6 Tbps PAM 4 DSP family, Rushmore, which boasts the industry's leanest power consumption, sampling Panther-V storage accelerators with leading customers after bringing Panther-3 to mass production, large scale deployment of the single-chip integrated fiber Passive Optical Network and 10-gigabit processor gateway SoC plus triband Wi-Fi7 solution with a second major Tier-1 North American carrier, as well as design win traction on the flagship 5G Open Radio Access Network system-on-chip, Sierra, wireless access single-chip radio SoCs, and mm-Wave and u-Wave backhaul transceivers and modems.
Bonus Payments
Actual bonus amounts for each of the named executive officers under the executive incentive bonus plan for 2025 corporate performance periods are set forth below (and the amount of such bonus awards is separated for each named executive officer based on corporate performance targets and individual performance). Bonus targets as a percentage of base salary in effect during 2025 were established effective January 1, 2025 in connection with our latest executive compensation review and were set based on competitive market data.

Executive Officer	Total 2025 Bonus Targets		2025 Bonuses
	% of Effective Base Salary (1)	Target ($) (1)	Corporate Targets ($)	Individual Performance ($)	Total Bonus ($)
Kishore Seendripu, Ph.D.	110%	792,000	965,698	72,614	1,038,312
Steven Litchfield	80%	366,000	446,269	33,557	479,826
Connie Kwong	40%	126,200	158,185	12,318	170,503
_________________________________________
(1)    Calculated using the target bonus percentage applied to the average base salaries in effect between January 1, 2025 and December 31, 2025. The base salaries, excluding Dr. Seendripu, were increased for named executive officers beginning July 1, 2025 through December 31, 2025 from the base salaries in effect between January 1, 2025 and June 30, 2025, as further described under the section entitled “Employment Arrangements.” The following table shows the threshold, target and maximum bonus for each bonus eligible named executive officer:

	Threshold ($)	Target ($)	Maximum ($)
Kishore Seendripu, Ph.D.	198,000	792,000	1,227,600
Steven Litchfield	91,500	366,000	567,300
Connie Kwong	31,550	126,200	195,610
Equity-Based Payments
Executive bonus awards for the 2025 performance period were settled in shares of our common stock in February 2026, with the amount calculated by dividing the cash equivalent bonus award by the closing price of our common stock in trading on Nasdaq on the settlement date approved by our board of directors. The number of shares otherwise issuable in connection with bonus awards to executive officers were reduced by an amount equal to applicable withholding taxes, which we remitted in cash to applicable governmental authorities.
Equity-Based Incentives
We currently grant equity-based incentives to employees, including our executive officers, under our 2010 Equity Incentive Plan, in order to create a corporate culture that aligns employee interests with stockholder interests. Our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. We have not granted, nor do we intend to grant, equity compensation awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information based on equity award grant dates and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Our board and compensation committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Our compensation committee regularly grants awards based on the date they are approved or at fixed future award dates and it is our practice to not time the award of options in relation to the disclosure of material nonpublic information. There were no options granted to our named executive officers in 2025, and therefore no options were granted in the period beginning four business days before the filing of a periodic report, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information.
The 2010 Equity Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock-based awards. All equity incentive plans and awards are administered by our compensation committee under the delegated authority established in our compensation committee charter.
Performance Units Granted in 2025
Since 2019, a significant portion of each named executive officer’s equity awards is in the form of performance units that only vest subject to satisfaction of financial and operating performance milestones intended to align the release of a significant portion of stock-based compensation with our financial performance, including measurement against a designated peer group of companies that is more broadly representative of our industry than the peer group developed with Compensia and used for benchmarking levels of compensation. Beginning in 2025, the designated peer group for evaluating financial performance for 25% of the performance units is comprised of all companies in the Russell 3000 index.
The following table sets forth restricted stock unit and performance unit awards (at target) made to our named executive officers (excluding Mr. Torgerson, whose employment terminated in January 2025) in August 2025 in connection with annual compensation adjustments. Our compensation committee believes that the size of the equity incentive awards is consistent with its philosophy that a substantial portion of total compensation consist of long-term equity incentives. The number of shares shown for the award below are based on the value of the awards at the date of grant, and for performance-based awards, are also based on the target level of performance. The ultimate number and value of the awards released upon vesting may differ based on the closing stock price on the vest date, and our actual financial performance relative to our peer group. In 2025, annual equity incentive awards to our CEO and our CFO and chief corporate strategy officer were weighted 50% to performance-based vesting and 50% to time-based vesting. For other named executive officers, the equity incentive awards were weighted 25% to performance-based vesting and 75% to time-based vesting.

Executive Officer	Shares Subject to Restricted Stock Units (Time-Based)(1)	Shares Subject to Performance Units (Performance-Based)(2)	Total
Kishore Seendripu, Ph.D.(3)	198,600	198,601	397,201
Steven Litchfield(3)	77,760	77,761	155,521
Connie Kwong(4)	20,412	6,805	27,217
_____________________
(1)    Restricted stock units with time-based vesting are scheduled to vest as follows: 1/3rd of the restricted stock units subject to the award vested on May 20, 2026, and 1/3rd are scheduled to vest annually on each May 20 thereafter, such that the award will be fully vested on May 20, 2028, subject to the executive officer continuing to provide services to us on each applicable vesting date.
(2)    Performance units vest over a three-year performance period based on level of achievement under the plan metrics, subject to the executive officer continuing to provide services to us through the end of the applicable performance period and the vesting date.
(3)    Approximately 50% of the named executive’s equity incentive awards were attributed to time-based vesting and 50% were attributed to performance-based vesting.
(4)    Approximately 75% of the named executive’s equity incentive awards were attributed to time-based vesting and 25% were attributed to performance-based vesting.
For performance units granted in 2025, the award is divided into four approximately equal tranches each representing 25% of the target number of performance units subject to the award. Each tranche has one or more performance goals that must be achieved in order for any performance units subject to the tranche to become eligible to vest. For the first tranche, which covers one fiscal year in a three-year period, performance units are eligible to vest based upon the achievement of certain company net revenue and non-GAAP adjusted operating income targets indicated below. For two of the four tranches, each of which cover one fiscal year in a three-year period, performance units are eligible to vest when the Company’s annual growth rate in net revenue and non-GAAP adjusted operating income over baseline results equal or exceed growth rates indicated below. For each of these three tranches, 50% of each tranche is subject to the net revenue metric for the performance period and 50% is subject to the non-GAAP adjusted operating income metric for the respective performance period. If the company’s growth rate in each of these metrics relative to the baseline results are below a threshold for a performance period, no shares in the tranche will vest. If the company’s growth rate relative to the baseline equals or exceeds threshold to a maximum for a performance range, vesting may range from 75% up to a maximum 200% of target; however, any shares above target (100%) will only become eligible to vest with continued service through the end of year three for retention purposes.
Metrics for the first three tranches for the 2025 performance units are as follows:

	2025		2026		2027
	Revenue	Non-GAAP Adjusted Operating Income	Revenue Growth	Non-GAAP Adjusted Operating Income Growth	Revenue Growth	Non-GAAP Adjusted Operating Income Growth
	(in millions)
Threshold (75%)	$395	$29.5	2.5%	2.5%	2.5%	2.5%
Target (100%)	$440	$32.0	5.0%	5.0%	5.0%	5.0%
Maximum (200%)	$485	$34.5	7.5%	7.5%	7.5%	7.5%
The fourth tranche of performance units are eligible to vest at the end of year three if the growth rate in net revenue for the third year, or 2027, over baseline results for 2024, relative to the growth rates for companies in the Russell 3000 index for the same metric and periods meet or exceeds the levels shown below.

2027 vs. 2024 Revenue Growth Rate Percentile vs. Russell 3000 Index Companies
Threshold (50%)	25th
Target (100%)	50th
Maximum (200%)	75th
The Company’s relative percentile rank in net revenue is determined by ranking the individual companies in the Russell 3000 (including MaxLinear) in order of largest to smallest according to their revenue growth for the third year over baseline results, then calculating the percentile ranking of MaxLinear relative to other Russell 3000 companies. If the company’s relative percentile rank for revenue growth at year-end is less than the 25th percentile, no shares will vest. If the company’s relative percentile rank for this metric is greater or equal to the 25th percentile, vesting for this tranche may range from 50% up to a maximum 200% of target; such maximum may only be achieved in year three if performance at or above the 75th percentile is achieved, subject to continued service through the end of year three.
2025 Performance Results
See Annex A for reconciliations of non-GAAP financial measures to our results as reported under GAAP.
With respect to shares eligible for vesting based on our fiscal 2025 performance, the following table sets forth the net sales metric and non-GAAP diluted earnings per share metric achieved as a percentile of our defined corporate peer group for each respective annual grant of the performance units:

Performance-Based Award Grant	Sales Metric Relative to Defined Peer Group (Percentile)	EPS Metric Relative to Defined Peer Group (Percentile)
2023 Grant	7th	14th
2024 Grant	9th	19th
Management did not receive any payout under the 2023 and 2024 performance units, since the minimum threshold was set at a higher level to drive performance.
With respect to shares eligible for vesting based on our fiscal 2025 performance, the following table sets forth the metric achievements for the first tranche of the 2025 grant:

2025 Results
(in millions)
Revenue	$467.6
Non-GAAP Operating Income	$43.5
Before giving effect to tax withholding, the following table sets forth the shares issued in February 2026 to named executive officers upon vesting under the performance unit awards granted in 2025. Consistent with the long-term nature of the incentive structure, shares issued exclude any above target achievement, which will only become eligible to vest with continued service through the end of year three.

Executive	Revenue Metric (Shares)	Non-GAAP Adjusted Operating Income (Shares)
Kishore Seendripu, Ph.D.	24,826	24,825
Steven Litchfield	9,721	9,720
Connie Kwong	851	851
Benefits
We provide the following benefits to our executive officers, generally on the same basis provided to all of our employees:
•health, dental, and vision insurance;
•life insurance;
•employee stock purchase plan;
•employee assistance plan;
•medical and dependent care flexible spending account or health savings account;
•short- and long-term disability, critical illness, accidental death and dismemberment; and
•a 401(k) plan.
We believe that these benefits are consistent with those of companies with which we compete for employees.
Clawback Policy
On August 9, 2023, our compensation committee approved an executive compensation recovery policy, or the Clawback Policy, that replaced any prior clawback policy, and applies to certain incentive-based compensation that is received on or after October 2, 2023. The Clawback Policy applies to all executive officers, or any individual who is or was ever designated as an officer by our board of directors. To the extent permitted by applicable law, the Clawback Policy requires our executive officers to repay to MaxLinear certain recoverable incentive compensation if (i) we are required to prepare an accounting restatement of our financial statements as a result of a material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, or an Accounting Restatement; (ii) the amount of cash incentive compensation or performance-based equity compensation, in each case, that was paid or is payable based, in whole or in part, on the achievement of specific financial results of the company paid to a participant would have been less if the financial statements had been correct at the time such compensation was originally determined; and (iii) such compensation was paid during the three completed fiscal years immediately preceding the earliest to occur of the date our board or our compensation committee concludes, or reasonably should have concluded, that the company is required to prepare an Accounting Restatement, or a court, regulator or other legally authorized body directs the company to prepare an Accounting Restatement. Recoverable compensation is defined in the Clawback Policy but generally includes any incentive-based compensation that was granted, earned or vested based wholly or in part upon attainment of any financial reporting measure, to the extent the amount actually paid by MaxLinear exceeds the amount that would have been paid if determined in accordance with the restated financial statements. Additionally, pursuant to the terms of the Restated Incentive Plan, executives may be required to forfeit or return awards granted under the Restated Incentive Plan (including awards subject to time-based vesting) in the event of a restatement of the company’s financial statements. To date, there has been no recovery or repayment of compensation from executive officers pursuant to the Clawback Policy, or any prior compensation recovery policy of the company which it replaced, including the executive compensation clawback policy adopted by the company on December 13, 2018, which applies to compensation that was received prior to October 2, 2023.
Executive Stock Ownership Policies
Under the current stock ownership guidelines for our executive officers, our CEO is expected to hold shares of our common stock (and to maintain such holdings for as long as he serves in that position) with a value equal to at least five (5) times his annual base salary. Our CFO is expected to hold and maintain shares with a value equal to at least three (3) times his base salary, and our other officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, are expected to hold and maintain shares with a value equal to at least one (1) times his or her base salary before their fifth anniversary of joining the company. As of the record date, each of our CEO, our CFO and chief corporate strategy officer, and our corporate controller and principal accounting officer maintained beneficial ownership of shares of our common stock with a value in excess of the requirement (see the section of this proxy statement entitled “Security Ownership”).
For purposes of determining whether the guidelines are satisfied under these policies, executive officers may include shares owned directly (including shares held by immediate family members); shares held in trust, limited partnerships, or similar entities for the benefit of the executive officer or his or her immediate family members; shares subject to full-value equity incentive awards (e.g., restricted stock units) for which the only requirement to earn the award is continued service; and shares subject to vested in-the-money stock options and stock appreciation rights. Our compensation committee or board of directors may suspend the guidelines in the case of severe hardship or in order to permit compliance with a court order affecting an executive officer. In the event an executive officer fails to comply with the guidelines on or before the applicable deadline, the executive officer will be required to retain an amount equal to 75% of the net shares (after taxes and satisfaction of any purchase price) received as the result of exercising stock options or stock appreciation rights or the vesting of full value awards.
Severance and Termination Benefits
We have entered into change in control and severance agreements with each of our named executive officers, as may be amended and restated from time to time. These change in control and severance agreements provide for certain termination benefits both in the context of a change in control (as defined in the agreements) and outside the context of a change in control. The agreements have an initial term of three (3) years commencing on the effective date of such agreement, and on each anniversary of the effective date of such agreement, the agreement will automatically renew for an additional three (3) year term from the date of such anniversary, unless either party elects to terminate at least ninety (90) days prior to the automatic renewal. For the avoidance of doubt, if the notice of non-renewal is provided, the agreement will continue in effect for the remainder of the applicable three (3) year term unless otherwise agreed by the parties in writing or as provided below. The agreements terminate on the earlier to occur of (i) the date the agreement expires, (ii) the date all obligations of the parties have been satisfied, or (iii) at any time prior to a change in control if the executive has ceased to be an “officer” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended. Notwithstanding these termination provisions, if a change in control occurs and there are less than twenty-four (24) months remaining in the term of the agreement, the term of the agreement will extend automatically through the twenty-four (24) month anniversary of the change in control.

In connection with agreeing to provide these benefits, our compensation committee reviewed competitive data and consulted with Compensia. In setting the terms of and determining whether to approve these agreements, our compensation committee recognized that executives often face challenges securing new employment following termination, in particular following a change of control, and that distractions created by uncertain job security surrounding potentially beneficial transactions to us and our stockholders may have a detrimental impact on their performance. In contexts not involving a change of control, our compensation committee sought to establish a reasonable contractual benefit for precedential purposes and to fix executive expectations prior to an actual termination. In addition, the change in control severance benefits identified below are intended to provide these executive officers with post-change in control termination protection of salary and benefits while they seek new employment. We also have agreed to accelerate vesting of certain equity incentives in connection with certain terminations following a change of control, based on our view that these executive officers are not likely to be retained in comparable positions by a large acquirer, and the benefit of these equity incentives would otherwise be forfeited upon a termination of employment, including an involuntary termination by an acquiring company.
Chief Executive Officer and Chief Financial Officer and Chief Corporate Strategy Officer
Under the terms of their change in control and severance agreement, if Dr. Seendripu, our CEO, or Mr. Litchfield, our CFO and chief corporate strategy officer, terminates his employment with us for good reason (as defined in the agreement), or if we terminate him without cause (as defined in the agreement), and such termination occurs outside of the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive would be entitled to receive the following benefits:
•a lump sum cash payment equal to twelve (12) months of the executive’s then-current base salary;
•a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year of termination based on the number of days that occur between the start of the year and the date of termination;
•reimbursement of premiums for continued health benefits under our health plans for up to twelve (12) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;
•any outstanding and unvested equity awards that would have vested within twelve (12) months following the date of termination solely based upon the executive’s continued service with the company would immediately vest at termination; and
•extended exercisability of outstanding and vested stock options or stock appreciation rights until the twelve (12) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.
In addition, if within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:
•a lump sum cash payment equal to twenty-four (24) months of his base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then current base salary as of the date of such termination;
•a lump sum cash payment equal to 200% of his target annual bonus for the year immediately preceding the year of the change in control, or if greater, the target bonus in effect immediately prior to the change in control;
•reimbursement of premiums for continued health benefits under our health plans for up to twenty-four (24) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;
•immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive; and
•extended exercisability of outstanding and vested stock options or stock appreciation rights until the twenty-four (24) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.
In addition, the change in control and severance agreements with Dr. Seendripu and Mr. Litchfield provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.
Payment of the benefits described above is subject to the executive’s timely executing and not revoking a release of claims with us.
Our compensation committee and board of directors approved change in control severance benefits for Dr. Seendripu and Mr. Litchfield that are greater than the benefits provided to our other executives after considering factors such as the higher likelihood that a chief executive officer or chief financial officer and chief corporate strategy officer will be terminated in connection with a change of control transaction as compared to the other executive officers.
Corporate Controller and Principal Accounting Officer
We have also entered into a change in control and severance agreement with Ms. Kwong, our corporate controller and principal accounting officer. Under the terms of the change in control and severance agreements with our executive officer, if we terminate her without “cause” (as defined in the agreement), the executive would be entitled to receive the following benefits:
•a lump sum cash payment equal to six (6) months of the executive’s then-current base salary;
•a lump sum cash payment equal to a pro-rated amount of his or her target annual bonus for the year of termination based on the number of days that occur between the start of the year and the date of termination;
•reimbursement of premiums for continued health benefits under our health plans for up to six (6) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;
•any outstanding and unvested equity awards that would have vested within six (6) months following the date of termination solely based upon the executive’s continued service with the company would immediately vest at termination; and
•extended exercisability of outstanding and vested stock options or stock appreciation rights until the six (6) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.

In addition, if within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive is terminated by us or our successor without “cause” or she terminates for “good reason,” (as defined in the agreement) we have agreed that the executive would be entitled to receive the following benefits:

•a lump sum cash payment equal to twelve (12) months of the executive’s base salary, determined at a rate equal to the greater of (A) her annual salary as in effect immediately prior to the change in control or (B) her then-current base salary as of the date of such termination;
•a lump sum cash payment equal to 100% of her target annual bonus for the year immediately preceding the year of the change in control, or if greater, the target bonus in effect immediately prior to the change in control;
•reimbursement of premiums for continued health benefits under our health plans for up to twelve (12) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;
•immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and
•extended exercisability of outstanding and vested stock options or stock appreciation rights until the twelve (12) month anniversary of the termination date; provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original term.

Payment of the benefits described above under these change in control and severance agreements is also subject to the executive’s executing and not revoking a release of claims with us.

In addition, the change in control and severance agreements with each of the executives provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.
Accounting and Tax Considerations
Prior to January 1, 2018, Internal Revenue Code Section 162(m) limited the amount that we could deduct for compensation paid to our chief executive officer and certain other highly compensated officers to $1,000,000 per person, unless the compensation was “performance-based” as defined under Section 162(m). As a result of the 2017 Tax Cuts and Jobs Act, the number of individuals covered by Section 162(m) has been expanded to include our principal financial officer and the exception for “performance-based” compensation has been eliminated. While our compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, our compensation committee intends to maintain an approach to executive compensation that is intended principally to link pay to performance.
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, we have designed the change in control and severance arrangements described above in a manner to avoid the application of Section 409A.
Report of the Compensation Committee
The compensation committee oversees our compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee
Thomas E. Pardun (Chair)
Daniel A. Artusi
Gregory Dougherty
This Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the Report of the Compensation Committee by reference therein.

2025 Summary Compensation Table
The following table provides information regarding the compensation of our principal executive officer, our principal financial officer, our corporate controller and principal accounting officer, and one (1) additional individual who served as an executive officer for a portion of 2025, but was not serving as an executive officer at the end of fiscal 2025, together referred to as our “named executive officers” for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards(3)	All Other Compensation ($)(4)	Total ($)
Kishore Seendripu, Ph.D.	2025	721,444	7,095,625	—	499	7,817,568
Chairman, President and Chief Executive	2024	731,290	14,959,428	10,696,203	230	26,387,151
Officer (Principal Executive Officer)	2023	700,690	8,234,014	—	493	8,935,197

Steven Litchfield	2025	458,732	2,851,509	—	499	3,310,740
Chief Financial Officer and Chief Corporate	2024	445,040	5,910,074	3,301,441	230	9,656,785
Strategy Officer (Principal Financial Officer)	2023	425,690	2,491,627	—	493	2,917,810

Connie Kwong	2025	315,908	585,556	—	499	901,963
Corporate Controller and Principal Accounting Officer	2024	306,698	717,374	501,814	230	1,526,116
	2023	285,282	380,663	—	493	666,438

William G. Torgerson (5)	2025	8,077	—	—	1,105,889	1,113,966
Vice President and General Manager	2024	416,290	3,149,094	2,244,964	37,468	5,847,816
Broadband Group through January 3, 2025	2023	401,290	1,877,394	—	493	2,279,177
_____________________
(1)    Includes for 2025 the issuance of shares of our common stock for the 2025 corporate performance period under our executive incentive bonus plan. Awards of shares in settlement of bonuses are valued in accordance with Accounting Standards Codification Topic 718, or ASC 718, based on the fair market value of our common stock on the date of grant, which may differ from the dollar value of the bonus amounts shown in the “Bonus Payments” chart above. Individual awards for executive performance during 2025 were made on February 20, 2026 for the following amounts: Dr. Seendripu, $1,038,310; Mr. Litchfield, $479,814; and Ms. Kwong, $170,497.
Includes for 2024 the issuance of shares of our common stock for the 2024 corporate performance period under our executive incentive bonus plan. Individual awards for executive performance during 2024 were made on February 20, 2025 for the following amounts: Dr. Seendripu, $140,064; Mr. Litchfield, $54,492; and Ms. Kwong, $13,460.
Includes for 2023 the issuance of shares of our common stock for the 2023 corporate performance period under our executive incentive bonus plan. Individual awards for executive performance during 2023 were made on February 3, 2024 for the following amounts: Dr. Seendripu, $234,051; Mr. Litchfield, $91,633; Ms. Kwong, $30,678; and Mr. Torgerson, $77,423.
(2)    Includes for 2025 annual incentive grants of restricted stock units (RSUs) with time-based vesting in the following amounts: Dr. Seendripu, $3,028,650; Mr. Litchfield, $1,185,840; and Ms. Kwong, $311,283, and grants of annual incentive performance units in the following amounts: Dr. Seendripu, $3,028,665; Mr. Litchfield, $1,185,855; and Ms. Kwong, $103,776.
Includes for 2024 annual incentive grants of restricted stock units (RSUs) with time-based vesting in the following amounts: Dr. Seendripu, $1,745,565; Mr. Litchfield, $545,486; Ms. Kwong, $165,830, and Mr. Torgerson, $741,862; grants of annual incentive performance units in the following amounts: Dr. Seendripu, $5,236,734; Mr. Litchfield, $1,636,475; Ms. Kwong, $165,830, and Mr. Torgerson, $741,869; and retention grants with time-based vesting in the following amounts: Dr. Seendripu, $7,837,065; Mr. Litchfield, $3,673,621; Ms. Kwong $372,255; and Mr. Torgerson, $1,665,363.
Includes for 2023 annual incentive grants of RSUs with time-based vesting in the following amounts: Dr. Seendripu, $1,999,968; Mr. Litchfield, $599,997; Ms. Kwong, $174,992; and Mr. Torgerson, $899,979; and grants of annual incentive performance units in the following amounts: Dr. Seendripu, $5,999,995; Mr. Litchfield, $1,799,997; Ms. Kwong, $174,992; and Mr. Torgerson, $899,992.

The dollar value of the RSUs shown represents the aggregate grant date fair value computed pursuant to ASC 718 and attributable to RSU awards granted to these individuals during the periods indicated. These grant date fair values have been determined based on the fair market value of our common stock on the date of grant. As these values reflect the aggregate grant date fair value in accordance with ASC 718, they do not necessarily correspond to the actual value, if any, that may be realized by the named executive officers. The actual value that may be realized is also subject to time-based vesting restrictions that require the named executive officer to continue to provide services to us and will also vary with our financial performance relative to performance goals, growth rate goals and our peer group due to performance-based vesting restrictions on certain awards. The amounts included for performance units are based on the probable outcome as of the grant date our performance relative to the applicable performance goal. We consider the target level of performance (100%) to be the probable outcome as of the grant date for purposes of determining these amounts. The maximum level of performance is 200% for grants made in 2025 and 250% for grants made in 2024 and 2023. The maximum value of the award for each named executive officer for 2025 is disclosed in the section entitled “Grants of Plan-Based Awards in Fiscal 2025” below.
For further information regarding measurement of executive performance and related vesting of performance units upon achievement of performance criteria, refer to the section “Executive Compensation – Compensation Discussion and Analysis” under the section entitled “Equity-Based Incentives,” above.

For 2025, 2024, and 2023, stock awards also includes the grant-date fair value of RSUs for which settlement has been deferred as described in “Executive Compensation — Non-Qualified Deferred Compensation” as follows: 2025: Mr. Litchfield, $1,185,840. 2023: Dr. Seendripu, $8,234,014; Mr. Litchfield, $2,491,627; and Mr. Torgerson, $1,877,394.

(3)    Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to stock option awards granted for retention purposes in the year indicated pursuant to ASC 718. For a discussion of the valuation assumptions, see Note 9, Stock-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting and the executive’s decisions with respect to the exercise of the option. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(4)    Includes employer funded amounts for group term life insurance of $499, $230 and $493 in 2025, 2024 and 2023 respectively.

(5)    Mr. Torgerson resigned and his employment terminated on January 3, 2025 prior to approval of bonuses for the 2024 corporate performance period under our executive incentive bonus plan. All other compensation for Mr. Torgerson in 2025 includes (in addition to the funded amounts for group term life insurance of $42) the market value of restricted stock units for which vesting was accelerated under the separation and release agreement with Mr. Torgerson of $1,105,847 (which has previously been included in prior years at the grant date fair value of the original award in the year of grant). The accelerated vesting was consideration for continuing to provide consulting and other services to transition his duties to other employees following termination of employment. All other compensation for Mr. Torgerson in 2024 includes (in addition to the funded amounts for group term life insurance of $230) the following payments made under the separation and release agreement with Mr. Torgerson: (a) bonus of $34,238 and (b) special payment of $3,000.

Grants of Plan-Based Awards in Fiscal 2025
The following table presents information concerning each grant of a plan-based award made to a named executive officer in fiscal 2025 under any plan.

Name	Grant Date	Estimated Future Payments Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
Kishore Seendripu, Ph.D.	2/20/2026	198,000	792,000	1,227,600	56,216(1)	—	—	1,038,310(1)
	8/5/2025	1,514,333	3,028,665	6,057,331	198,601(2)	—	—	3,028,665(2)
	8/5/2025	—	—	—	198,600(3)	—	—	3,028,650(3)

Steven Litchfield	2/20/2026	91,500	366,000	567,300	25,978(1)	—	—	479,814(1)
	8/5/2025	592,928	1,185,855	2,371,711	77,761(2)	—	—	1,185,855(2)
	8/5/2025	—	—	—	77,760(3)	—	—	1,185,840(3)

Connie Kwong	2/20/2026	31,550	126,200	195,610	9,231(1)	—	—	170,497(1)
	8/5/2025	51,888	103,776	207,553	6,805(2)	—	—	103,776(2)
	8/5/2025	—	—	—	20,412(3)	—	—	311,283(3)
_______________________
(1)    Awards for the 2025 corporate performance period under our executive incentive bonus plan were settled in shares of our common stock in February 2026. A complete description of the terms of our executive incentive bonus plan is set forth above under the caption “Annual Incentive Program for 2025 Corporate Performance Period.” The grant date fair value calculated under ASC 718 for awards under our executive incentive bonus plan are included in the “Stock Awards Column” of the Summary Compensation Table and in the final column of this table. The number of shares subject to the awards is calculated on the grant date based on the closing sales price of our common stock on that date. The grant dates are the effective dates that our board of directors approved the bonus award amounts.
(2)    These stock awards represent performance units with performance-based vesting issued under our 2010 Equity Incentive Plan, as amended. Each performance unit entitles the executive to receive one (1) share of our common stock at the time of vesting without the payment of an exercise price or other consideration contingent upon the achievement of certain performance conditions. The shares granted on August 5, 2025 subject to performance units are eligible to vest based on our financial performance measured against pre-defined revenue and non-GAAP adjusted operating income metrics and growth rates and relative to our peer group (all the companies in the Russell 3000 Index) over a three-year performance period, as described in more detail under the section entitled “Compensation Discussion and Analysis - Equity Based Incentives.” Unvested restricted stock units are subject to acceleration of vesting in certain situations such as in connection with a change of control.
(3)    These stock awards represent restricted stock units with time-based vesting issued under our 2010 Equity Incentive Plan, as amended. Each restricted stock unit entitles the executive to receive one (1) share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The shares granted on August 5, 2025 subject to restricted stock units with time-based vesting vest annually over three (3) years. Unvested restricted stock units are subject to acceleration of vesting in certain situations such as in connection with a change of control.
(4)    The shares of common stock underlying restricted stock unit awards were valued as of their respective grant dates in accordance with ASC 718 and with respect to performance units, based on the probable outcome as of the grant date of the applicable performance goal. We consider the target level of performance (100%) to be the probable outcome as of the grant date for purposes of determining these amounts. The maximum level of performance is 200% for each of these awards. Our assumptions with respect to the calculation of stock-based compensation expense are set forth in Note 9, Stock-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Outstanding Equity Awards at Fiscal Year-End for 2025
The following table presents information concerning unexercised stock options and unvested restricted stock units for each named executive officer outstanding as of December 31, 2025.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)
Kishore Seendripu, Ph.D.	98,695(8)	888,249(1)	20.64	2/22/2034
					198,600(2)	3,461,598(10)
					73,673(3)	1,284,120(10)
					278,503(4)	4,854,307(10)
					30,618(5)	533,672(10)
					4,871(6)	84,902(10)
					198,601(7)	3,461,615(10)
					259,332(7)	4,520,157(10)
					110,227(7)	1,921,253(10)

Steven Litchfield	306,000(8)		18.40	8/10/2028
	29,374(8)	264,359(1)	18.76	2/22/2034
					77,760(2)	1,355,357(10)
					23,022(3)	401,273(10)
					130,548(4)	2,275,452(10)
					9,185(5)	160,095(10)
					1,623(6)	28,289(10)
					77,761(7)	1,355,374(10)
					81,041(7)	1,412,548(10)
					33,068(7)	579,368(10)

Connie Kwong	4,465(8)	40,182(1)	18.76	2/22/2034
					20,412(2)	355,781(10)
					6,999(3)	121,993(10)
					13,229(4)	230,581(10)
					2.678(5)	46.678(10)
					527(6)	9,186(10)
					6,805(7)	118,611(10)
					8,213(7)	143,149(10)
					3,214(7)	56,027(10)
					2,126(9)	37,056(10)
_____________________

(1)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, includes the remaining 20% of the stock options that will vest on February 20, 2026; 30% of the stock options that will vest on February 20, 2027; and 40% of the stock options that will be fully vested on February 20, 2028.
(2)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-third (1/3rd) of the restricted stock units will vest on February 20, 2026, one-third (1/3rd) of the restricted stock units will vest on February 20, 2027, such that the award will be fully vested on February 20, 2028.
(3)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, includes the remaining three-fourths (3/4ths) of the restricted stock units, one-fourth (1/4th) of the restricted stock units will vest on February 20, 2026, and one-fourth (1/4th) of the restricted stock units will vest on each February 20 thereafter, such that the award will be fully vested on February 20, 2028.
(4)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, includes the remaining two-thirds (2/3rds) of the restricted stock units, one-third (1/3rd) of the restricted stock units will vest on February 20, 2026, and one-third (1/3rd) of the restricted stock units will be fully vested on February 20, 2027.

(5)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, includes the remaining two-fourths (2/4th) of the restricted stock units, one-fourth (1/4th) of which will vest on February 20, 2026, and one-fourth (1/4th) of which will vest on February 20, 2027.
(6)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, includes the remaining one-fourth (1/4th) of restricted stock units which will vest on February 20, 2026.
(7)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, performance units are eligible to vest annually at the end of each performance period over a three (3) year performance period, subject to compensation committee approval, based on the metrics described in the “Compensation Discussion and Analysis” section.
(8)    This stock option has fully vested.
(9)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, includes the remaining one-fourth (1/4th) of the restricted stock units which will vest on August 20, 2026.
(10)    Based on the closing price of MaxLinear’s common stock on the last trading day of fiscal 2025, or December 31, 2025, of $17.43.

Option Exercises and Stock Vested for 2025
Stock option exercises
There were no stock option exercises for any named executive officer in fiscal 2025.

Stock awards released
The following table summarizes the release of vested stock awards to each named executive officer in fiscal 2025.

Name	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)
Kishore Seendripu, Ph.D.	179,813	2,450,633
Steven Litchfield	78,475	1,336,923
William G. Torgerson	227,015	3,442,886
Connie Kwong	15,539	213,311
_____________________
(1)    Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested.
(2)    Excludes number of shares and value of certain vested restricted stock units for certain named executive officers for which settlement of the vested restricted stock units has been deferred at the election of the executive officer. Settlement of the restricted stock units is deferred as described in “Executive Compensation — Non-Qualified Deferred Compensation.” Of the amounts that vested in 2025, 20,180 shares were deferred for Dr. Seendripu, and 6,217 shares were deferred for Mr. Litchfield.
Pension Benefits
We do not provide a pension plan for our named executive officers.
Nonqualified Deferred Compensation — Fiscal Year 2025
Restricted Stock Unit Deferred Payment Alternative
For fiscal year 2025, we permitted our executive officers to elect to defer the delivery of the shares of common stock subject to certain restricted stock unit awards upon vesting in accordance with terms and conditions approved by the compensation committee. Generally, and pursuant to the elections of our officers in 2025, if an executive officer elects to defer settlement of his or her restricted stock unit awards, settlement is deferred until the earlier of (i) a date specified in the election by the executive officer, if any; (ii) the date of termination of the executive officer’s service to the company; or (iii) a qualifying change in control.
The following table summarizes compensation received by the named executive officers that is subject to deferral under applicable restricted stock unit award agreements:

Name	Aggregate Balance at Prior FYE ($)(1)	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(3)		Aggregate Loss in Last FY ($)(4)	Aggregate Withdrawals/Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)
Kishore Seendripu, Ph.D.	23,509,915	—	346,894		(8,072,881)	—	15,783,928
Steven Litchfield	7,404,801	2,294,762	106,870	77423	(1,926,016)	—	7,880,417
William G. Torgerson	6,137,774	—	—		(3,800,736)	(2,337,038)	—
______________________
(1)    Represents the aggregate value of the vested deferred restricted stock units held by each officer as of December 31, 2024. The value of each vested deferred restricted stock unit is based on the closing price of the company’s common stock on December 31, 2024 of $19.78.

(2)    Represents the value of the restricted stock units that were granted and deferred by the officer in 2025. Such awards are included as compensation in the year of grant in the Summary Compensation Table under the Stock Awards column. The value of each granted and deferred restricted stock unit is based on the closing price of the company’s common stock on the grant date, or August 5, 2025, of $15.12.
(3)    Represents the value, as of the applicable vesting date in 2025, of the restricted stock units that vested and were earned and deferred by the officers in 2025. Such awards are included as compensation in the year of grant in the Summary Compensation Table under the Stock Awards column. The value of each vested deferred restricted stock unit is based on the closing price of the company’s common stock on the applicable vesting date.
(4)    Represents the net increase (decrease) in value of the shares underlying vested deferred settlement restricted stock units from the vesting date to December 31, 2025 for each officer.
(5)    Represents the aggregate value of restricted stock units that were released to the officer in fiscal 2025 as of the applicable release date.
(6)    Represents the aggregate value of the vested deferred restricted stock units held by each officer as of December 31, 2025. The value of each vested deferred restricted stock unit is based on the closing price of the company’s common stock on the last trading day of fiscal 2025, or December 31, 2025, of $17.43.
Employment Arrangements
We have not entered into an offer letter with Kishore Seendripu, Ph.D. Dr. Seendripu’s annual base salary effective July 1, 2025, was $700,000 and annual base salary effective prior to July 1, 2025 was $740,000. His 2025 target bonus was 110% of his effective annual base salary. Effective annual base salary for all named executive officers is calculated as the sum of base salary in effect from January 1, 2025 to June 30, 2025, pro-rated for that period, and base salary in effect from July 1, 2025 to December 31, 2025, pro-rated for that period.
In July 2018, we entered into an offer letter agreement with Steven Litchfield. This offer letter does not have a specific term and provides that Mr. Litchfield is an at-will employee. Mr. Litchfield’s annual base salary effective July 1, 2025 was $465,000 and annual base salary effective prior to July 1, 2025 was $450,000. His 2025 target bonus was 80% of his effective annual base salary.
In February 2015, we entered into an offer letter agreement with Connie Kwong. This offer letter does not have a specific term and provides that Ms. Kwong is an at-will employee. Ms. Kwong’s annual base salary effective July 1, 2025 was $321,000 and annual base salary effective prior to July 1, 2025 was $310,000. Her 2025 target bonus was 40% of her effective annual base salary.
In November 2012, we entered into an offer letter agreement with William Torgerson. This offer letter did not have a specific term and provided that Mr. Torgerson is an at-will employee. Mr. Torgerson’s annual base salary effective April 1, 2024 was $420,000 and annual base salary effective prior to April 1, 2024 was $400,000. His 2024 target bonus was 75% of his effective annual base salary. Mr. Torgerson resigned and his employment terminated in January 2025. In January 2025, we entered into a separation and release agreement with Mr. Torgerson, under which he received a cash payment in settlement of his 2024 bonus of $34,238, acceleration of vesting of 63,814 shares subject to restricted stock units which were originally scheduled to vest from February through May 2025, and a one time special cash payment of $3,000. The company provided the payments under the separation and release agreement to Mr. Torgerson as the company felt it appropriate and necessary to provide benefits to incentivize and retain Mr. Torgerson as he provided necessary assistance in transitioning key client and other key support matters.
Potential Payments Upon Termination or Change of Control
Change in Control and Severance Agreements
For a description of the change-in-control and severance agreements that we have entered with our executive officers, please refer to the caption “Severance and Termination Benefits” on page 64.
Estimated Termination Payments
The following tables provide information concerning the estimated payments and benefits that would have been provided under change-in-control agreements that were in effect with our named executive officers on December 31, 2025.
Except where otherwise noted, payments and benefits are estimated in the table assuming that the triggering event took place on the last business day of fiscal 2025 (December 31, 2025), and based on the closing price per share of our common stock on the last trading day of fiscal 2025, or December 31, 2025, and base salaries as in effect as of such date. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Terminated Without Cause or Terminated for Good Reason in Connection with a Change of Control(1)
	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	1,400,000	1,540,000	20,121,610	53,954
Steven Litchfield	930,000	744,000	7,564,742	59,252
Connie Kwong	321,000	128,400	1,119,041	7,999
William G. Torgerson(6)	—	—	—	—

Name	Terminated Without Cause or Terminated for Good Reason NOT in Connection with a Change of Control(1)
	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)	Acceleration of Equity Vesting ($)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	700,000	770,000(3)	8,152,935(4)	26,977
Steven Litchfield	465,000	372,000(3)	3,026,807(4)	29,626
Connie Kwong	160,500	128,400(3)	423,427(4)	4,000
William G. Torgerson(6)	—	34,238	1,105,847	—
______________________
(1)    A termination is considered to be “in connection with a change of control” if employment with us is either (i) terminated by us or our successor without cause or (ii) with respect to Dr. Seendripu and Mr. Litchfield only, terminated by the executive for good reason, and in either event, during the period beginning three (3) months prior to and ending twenty four (24) months following a change of control.
(2)    The amounts shown in this column are based on such named executive officer’s base salary as of December 31, 2025.
(3)    The amounts for the named executive officers represent an amount up to 100% to 200% of the executive’s target annual bonus for 2025 applied to the named executive officer’s base salary as of December 31, 2025.
(4)    The amounts shown in this column are equal to the spread value between (i) (A) 100% of the unvested portion of all outstanding time-based equity awards (with respect to a qualifying termination in connection with a change in control) or (B) the unvested portion of outstanding time-based equity awards that would vest (upon a qualifying termination not in connection with a change in control), plus the eligible portion of performance-based equity awards as defined in the underlying agreement held by the named executive officer on December 31, 2025 and (ii) the difference between the closing market price on the last trading day of fiscal 2025, or December 31, 2025, of $17.43 per share and the exercise price, if any. In the event of a change in control, achievement on unvested performance-based equity awards is assumed at 100% of target. In the event an individual's service is terminated on or after the end of a performance period but prior to the certification of performance for such performance period, the performance-based equity awards will remain outstanding until our compensation committee is able to make a determination as to performance, and only the number of undelivered shares underlying performance-based awards for which performance periods have elapsed at the date of the assumed termination are included (achievement on unvested performance-based equity awards is assumed at 100% of target), and further capped at 30% if only the first performance period has elapsed at the date of the termination for performance units granted in 2024 and prior.
(5)    The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents coverage under our benefit plans for the applicable time periods discussed in “Severance and Termination Benefits” in the proxy statement, assuming that such coverage is timely elected under COBRA.
(6)    Mr. Torgerson resigned and his employment terminated in January 2025. The amounts reflected represents the amounts Mr. Torgerson ultimately received pursuant to his separation and release agreement as consideration for continuing to provide consulting and other services to transition his duties to other employees following termination of employment. As of December 31, 2025, he was not entitled to any additional payments under his change in control and severance agreement.

Equity Compensation Plan Information
The following table summarizes the number of outstanding options, warrants, and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2025:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	13,027,462	19.40	10,062,948
Equity compensation plans not approved by security holders(3)	672,678	—	3,252,973
Total	13,700,140(4)	19.40(5)	13,315,921
______________________
(1)    Consists of the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan.
(2)    Our 2010 Equity Incentive Plan currently provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 2,583,311 shares of our common stock, (B) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as plan administrator may determine. However, we are proposing to remove this feature in our proposed amendment and restatement of the 2010 Equity Incentive Plan. For more information, refer to the section of this proxy statement entitled “Proposal Number 4—Approval of the Amendment and Restatement of the MaxLinear, Inc. Amended and Restated 2010 Equity Incentive Plan.” Our 2010 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 968,741 shares of our common stock, (B) one and a quarter percent (1.25%) of the outstanding shares of our common stock on the first day of the fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as administrator of the plan may determine. However, we are proposing to remove this feature in our proposed amendment and restatement of the 2010 Employee Stock Purchase Plan. For more information, refer to the section of this proxy statement entitled “Proposal Number 5—Approval of the Amendment and Restatement of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan.”
(3)    Consists of the 2024 Inducement Equity Incentive Plan.
(4)    Includes 10,982,384 shares of our common stock subject to restricted stock units that entitle each holder to one (1) share of common stock for each such unit that vests over the holder’s period of continued service.
(5)    Calculated without taking into account the 10,982,384 shares of common stock subject to outstanding restricted stock units that become issuable as those units vest, without any cash consideration or other payment required for such shares.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Kishore Seendripu, Ph.D., our CEO. The compensation committee believes that readers and employees should be cautious in drawing conclusions with respect to MaxLinear’s compensation practices as a number of factors will affect our ratio relative to that of other companies within our peer group and industry. In particular, a substantial portion of our employee base consists of hardware and software engineers based in jurisdictions, including China and India, that are substantially less costly than the United States. Even within the United States, a substantially larger percentage of our research and development staff is based in Southern California, which tends to be less expensive than the San Francisco Bay Area. In addition, many of our employees are younger, and a substantial number of our engineering staff consists of employees who have completed their degrees within the last ten to fifteen years. We believe our compensation practices and level of compensation are appropriate and competitive with opportunities in our industry, in each of the geographic markets in which we operate, and at all levels of the organization.

For fiscal year 2025, our last completed fiscal year:
•the median of the annual total compensation of all employees of our company (other than our CEO), was $142,349; and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $7,817,568.
Based on this information, for fiscal year 2025, the ratio of the annual total compensation of Dr. Seendripu, our CEO, to the median of the annual total compensation of employees was approximately 55 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•We selected December 31, 2025, a date within the last three months of our most recently completed fiscal year, as the date upon which we would identify the median employee.
•As of December 31, 2025, our employee population consisted of approximately 1,115 individuals, including employees in North America, Asia, Europe, and the Middle East.
•When determining our median employee, we only excluded our CEO and did not exclude any non-U.S. employees. Thus, our employee population used to determine our median employee, after taking into consideration the adjustments described above, consisted of approximately 1,114 individuals.
•To identify the “median employee” from our employee population, we used fiscal year 2025 payroll and stock-based compensation records (the “compensation measure”).
•The compensation measure included base salary (including any paid overtime) and bonuses, which are settled in shares of common stock, and no cost-of-living adjustments were used.
•We annualized the base salary of all permanent employees who did not work for us or our subsidiaries for the entire fiscal year.
•Amounts paid in foreign currency were converted into United States dollars using average exchange rates in effect during fiscal year 2025.
•With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $142,349.
•With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table.

Pay Versus Performance Table
We are providing the following information about the relationship between executive compensation actually paid and company financial performance, as required by or defined in Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy, and in particular, how we align executive compensation with company financial performance, refer to “Executive Compensation – Compensation Discussion and Analysis,” above.

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)(5)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)			Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(7)	Net Income (Loss) ($000s)(8)	Revenue ($000s)(9)
2025	7,817,568	3,535,639	1,775,556	(435,748)	23	149	(136,681)	467,641
2024	26,387,151	22,784,362	4,882,363	4,344,641	26	150	(245,198)	360,528
2023	8,935,197	2,822,994	1,726,684	465,442	32	116	(73,147)	693,263
2022	8,702,666	(26,811,832)	3,694,848	(3,771,230)	45	81	125,040	1,120,252
2021	6,212,011	52,813,291	1,807,960	12,465,113	100	121	41,969	892,398
___________________
(1) The dollar amounts reported in this column are the amounts of total compensation reported for the company’s principal executive officer, or PEO, Dr. Seendripu, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – 2025 Summary Compensation Table,” above.

(2) The dollar amounts reported in this column represent the amount of “compensation actually paid” to Dr. Seendripu, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Seendripu during the applicable year. For further details, refer to the reconciliation of total compensation for each year to compensation actually paid to the PEO, below.

(3) The dollar amounts reported in this column represent the average of the amounts reported for the company’s other named executive officers, or NEOs, excluding its PEO, Dr. Seendripu, in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – 2025 Summary Compensation Table” above and the 2024, 2023, 2022, and 2021 Summary Compensation Table in the company’s previously filed proxy statements.

(4) The names of each of the NEOs (excluding the company’s PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Steven Litchfield, Connie Kwong and William Torgerson; (ii) for 2024, Steven Litchfield, William Torgerson, Michelle Sayer, and Connie Kwong; (iii) for 2023, Steven Litchfield, William Torgerson, Madhukar Reddy, Ph.D., Michael Bollesen, Michelle Sayer, and Connie Kwong; (iv) for 2022, Steven Litchfield, William Torgerson, James Lougheed, and W. Kelly Jones; and (v) for 2021, Steven Litchfield, William Torgerson, Madhukar Reddy, Ph.D., and Michael Bollesen.

(5) The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the company’s other NEOs as a group, excluding Dr. Seendripu, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the other NEOs as a group during the applicable year. For further details, refer to the reconciliation of average total compensation for each year to average compensation actually paid to non-PEO NEOs, below.

(6) Cumulative Total Shareholder Return, or TSR, is calculated as though $100 was invested at the beginning of the period, or December 31, 2020, by dividing the sum of the cumulative amount of dividends for the measurement period, if any, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.

(7) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Composite Index, which is one peer group the company uses for its Item 201(e) of Regulation S-K disclosure.

(8) The amounts in this column represent the company’s net income (loss) for the applicable year, as reflected in the company’s audited consolidated financial statements.

(9) The metric in this column, revenue, in our assessment, represents the most important company financial performance measure used to link compensation actually paid to company performance for the company’s NEOs for the most recently completed fiscal year, to company performance. In particular, the issuance of shares of common stock under our long-term incentive and corporate bonus plans to the NEOs is directly linked to revenue: (1) 60% to 62.5% of performance units granted to NEOs are based on company performance in terms of revenue growth relative to pre-determined target rates of growth and relative to our peer group; and (2) 50% of bonus awards to NEOs are weighted related to the revenue metric. Other key financial performance measures linked to executive compensation are described under “Financial Performance Measures,” below. For additional information regarding actual performance, peer group, and executive compensation for the most recently completed year, see “Executive Compensation – Compensation Discussion and Analysis” section, above.
Reconciliation of Total Compensation to Average Compensation Actually Paid to the PEO:
The following table presents a reconciliation of total compensation paid to the PEO for each year as reported in the summary compensation table, above, to the compensation actually paid to the PEO, which was computed in accordance with Item 402(v) of Regulation S-K, as reported in the pay versus performance table, above. Material changes in the fair value from year to year, in particular in 2021 and 2022 in the table below, are due to changes in the company’s stock price from year end to year end and/or the vesting date.

Year	Reported Summary Compensation Table Total for PEO ($)(1)	Less: Reported Value of Equity Awards per Summary Compensation Table ($)(1)	Year End Fair Value of Equity Awards Granted in the Year and Outstanding/Unvested at End of Year ($)(2)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)(3)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)(4)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested in the Year ($)(5)	Less: Fair Value at End of Prior Year of Awards Granted in Prior Years that Failed to Meet Vesting Conditions in the Year ($) (6)	Total Equity Award Adjustments ($)	Compensation Actually Paid to PEO ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)=(c)+(d)+(e)+(f)+(g)	(i)=(a)+(b)+(h)
2025	7,817,568	(7,095,625)	6,756,199	(3,112,570)	140,064	(573,441)	(396,556)	2,813,696	3,535,639
2024	26,387,151	(25,655,631)	23,364,798	(638,615)	234,051	(907,392)	—	22,052,842	22,784,362
2023	8,935,197	(8,234,014)	1,455,580	(3,520,020)	1,111,226	3,075,025	—	2,121,811	2,822,994
2022	8,702,666	(7,986,169)	6,657,595	(28,258,599)	1,073,206	(7,000,531)	—	(27,528,329)	(26,811,832)
2021	6,212,011	(5,573,220)	20,137,272	30,911,563	985,262	140,403	—	52,174,500	52,813,291
___________________
(1) Amounts as reported in the “Total”, and “Stock Awards” and “Option Awards” columns of the Summary Compensation table for Dr. Seendripu for each applicable year. The company does not offer a defined benefit or pension plan to its NEOs and does not pay dividends on its common stock.

(2) The amounts in this column are calculated as the sum of (i) the product of: (a) the number of restricted stock units granted to Dr. Seendripu in each year, that remained outstanding and unvested at the end of that year; and (b) the company’s closing stock price on the last trading day of the applicable year ($75.39 on December 31, 2021, $33.95 on December 31, 2022, $23.77 on December 29, 2023, $19.78 on December 31, 2024, and $17.43 on December 31, 2025) and (ii) the year-end fair value of stock options granted in a year that remained outstanding and unvested at the end of the same year for the PEO, if any, calculated using the Black Scholes value as of the end of the year determined based on the same methodology as used to determine grant date fair value, or the average of the remaining contractual term and the remaining vest term, if any, as of the measurement date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(3) The amounts in this column are calculated as the sum of (i) the product of: (a) the number of restricted stock units granted in prior years that were outstanding and unvested as of the end of the applicable year; and (b) the year over year change in fair value of such restricted stock units, or the difference between the company’s closing stock price on the last trading day of the applicable year and the company’s closing stock price on the last trading day of the immediately preceding year (for 2025, ($2.35), or $17.43 on December 31, 2025 minus $19.78 on December 29, 2024; for 2024, ($3.99), or $19.78 on December 29, 2024 minus $23.77 on December 29, 2023; for 2023, ($10.18), or $23.77 on December 29, 2023 minus $33.95 on December 30, 2022; for 2022, ($41.44), or $33.95 on December 30, 2022 minus $75.39 on December 31, 2021; and for 2021, $37.20, or $75.39 on December 31, 2021 minus $38.19 on December 31, 2020) ) and (ii) the product of (a) the number of stock options that were granted in prior years that were outstanding and unvested as of the end of the applicable year and (b) the year over year change in the fair value of such stock options calculated using the Black Scholes values as of the beginning and end of the year determined based on the same methodology as used to determine grant date fair value, or the average of the remaining contractual term and the remaining vest term, if any, as of the measurement date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(4) The amounts in this column are calculated as the product of: (i) the number of restricted stock units granted in the applicable year that also vested during the same year; and (ii) the fair value of such restricted stock units at the vesting date.

(5) The amounts in this column are calculated as the sum of (i) the product of (a) the number of restricted stock units granted in prior years that vested during the applicable year; and (b) the change in fair value from the end of the immediately preceding year to the vesting date in the applicable year, or the difference between the company’s closing stock price on the vesting date and the company’s closing stock price on the last trading date of the immediately preceding year (for 2025, the company’s closing stock price on the vesting date minus $19.78 on December 29, 2024; for 2024, the company’s closing stock price on the vesting date minus $23.77 on December 29, 2023; for 2023, the company’s closing stock price on the vesting date minus $33.95 on December 30, 2022; for 2022, the company’s closing stock price on the vesting date minus $75.39 on December 31, 2021; and for 2021, the company’s closing stock price on the vesting date minus $38.19 on December 31, 2020) and (ii) the product of (a) the number of stock options that were granted in prior years that vested in the applicable year and (b) the change in the fair value of such stock options from the beginning of the year to the vesting date calculated using the Black Scholes values determined based on the same methodology as used to determine grant date fair value, or the average of the remaining contractual term and the remaining vest term, if any, as of the measurement date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(6) The amounts reported in this column represent the fair value as of December 31, 2024, of equity awards granted in prior years that failed to meet the vesting conditions and were forfeited in 2025.

Reconciliation of Average Total Compensation to Average Compensation Actually Paid to non-PEO NEOs:
The following table presents a reconciliation of average compensation paid to other NEOs (excluding the PEO) for each year as reported in the summary compensation table, above, to the average compensation actually paid to the other NEOs (excluding the PEO), which was computed in accordance with Item 402(v) of Regulation S-K, as reported in the pay versus performance table, above. Material changes in the fair value from year to year, in particular in 2021 and 2022 in the table below, are due to changes in the company’s stock price from year end to year end and/or the vesting date.

Year	Average Reported Summary Compensation Table Total for non-PEO NEOs ($)(1)	Less: Average Reported Value of Equity Awards per Summary Compensation Table ($)(2)	Average Year End Fair Value of Equity Awards Granted in the Year and Outstanding/Unvested at End of Year ($)(3)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)(4)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)(5)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years That Vested in the Year ($)(6)	Less: Average Fair Value at End of Prior Year of Awards Granted in Prior Years that Failed to Meet Vesting Conditions in the Year ($) (7)	Total Average Equity Award Adjustments ($)	Average Compensation Actually Paid to non-PEO NEOs ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)=(c)+(d)+(e)+(f)+(g)	(i)=(a)+(b)+(h)
2025	1,775,556	(1,145,688)	1,038,009	(419,083)	22,651	279,149	(1,986,342)	(1,065,616)	(435,748)
2024	4,882,363	(4,392,467)	4,116,510	(165,116)	165,726	(262,375)	—	3,854,745	4,344,641
2023	1,726,684	(1,357,876)	397,248	(839,350)	294,241	244,495	—	96,634	465,442
2022	3,694,848	(3,293,493)	2,370,414	(5,428,246)	325,480	(1,440,233)	—	(4,172,585)	(3,771,230)
2021	1,807,960	(1,434,074)	4,182,053	7,359,176	310,425	239,573	—	12,091,227	12,465,113
___________________
(1) The amounts reported in this column represent the average of the amounts reported for the company’s named executive officers, or NEOs, excluding its PEO, Dr. Seendripu, in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – 2025 Summary Compensation Table” above, and the 2024, 2023, 2022 and 2021 Summary Compensation Table in the company’s previously filed proxy statements. Note that due to rounding, the number shown in the “Average Compensation Actually Paid to Non-PEO Named Executive Officers” column may not match the exact number obtained by adding and subtracting the numbers in the prior columns or shown above.

(2) The amounts reported in this column represent the average of the amounts reported for the company’s named executive officers, or NEOs, excluding its PEO, Dr. Seendripu, in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table. Refer to “Executive Compensation – 2025 Summary Compensation Table” above, and the 2024, 2023, 2022 and 2021 Summary Compensation Table in the company’s previously filed proxy statements.

(3) The amounts in this column represent the average year-end fair value of equity awards granted in the applicable year and outstanding and unvested at the end of the applicable year of the non-PEO NEOs. The individual non-PEO NEO amounts are calculated as the sum of (i) the product of: (a) the number of restricted stock units granted to the NEO in each year, that remained outstanding and unvested at the end of that year; and (b) the company’s closing stock price on the last trading day of the applicable year ($75.39 on December 31, 2021, $33.95 on December 30, 2022, $23.77 on December 29, 2023, and $19.78 on December 31, 2024, and $17.43 on December 31, 2025) and (ii) average year-end fair value of stock options granted in a year that remained outstanding and unvested at the end of the same year for the non-PEO NEOs, if any, calculated using the Black Scholes value as of the end of the year determined based on the same methodology as used to determine grant date fair value, or the average of the remaining contractual term and the remaining vest term, if any, as of the measurement date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(4) The amounts in this column represent the year-over-year average change in fair value of equity awards granted in prior years that are outstanding and unvested as of the end of each year of the non-PEO NEOs. The individual non-PEO NEO amounts with respect to restricted stock units are calculated as the product of: (i) the number of restricted stock units granted in prior years that were outstanding and unvested as of the end of the applicable year; and (ii) the year over year change in fair value of such restricted stock units, or the difference between the company’s closing stock price on the last trading day of the applicable year and the company’s closing stock price on the last trading day of the immediately preceding year (for 2025, ($2.35), or $17.43 on December 31, 2025 minus $19.78 on December 29, 2024; for 2024, ($3.99), or $19.78 on December 31, 2024 minus $23.77 on December 29, 2023; for 2023, ($10.18), or $23.77 on December 29, 2023 minus $33.95 on December 30, 2022; for 2022, ($41.44), or $33.95 on December 30, 2022 minus $75.39 on December 31, 2021; and for 2021, $37.20, or $75.39 on December 31, 2021 minus $38.19 on December 31, 2020). The individual non-PEO NEO amounts with respect to stock options, if any, are calculated as a product of (i) the number of stock options granted in prior years that were outstanding and unvested as of the end of the year; and (ii) the year over year change in fair value of such restricted stock units, calculated using the Black Scholes value as of the end of the year minus the Black Scholes value as of the end of the immediately preceding year, determined based on the same methodology as used to determine grant date fair value, or the average of the remaining contractual term and the remaining vest term, if any, as of the measurement date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(5) The amounts in this column represent the average fair value of equity awards, as of the vesting date, that were granted and vested in the applicable year of the non-PEO NEOs. The individual non-PEO NEO amounts are calculated as the product of: (i) the number of restricted stock units granted in the applicable year that also vested during the same year; and (ii) the fair value of such restricted stock units at the vesting date.

(6) The amounts in this column represent the year-over-year average change in fair value of equity awards granted in prior years that vested during the applicable year of the non-PEO NEOs. The individual non-PEO NEO amounts with respect to restricted stock units are calculated as the product of (i) the number of restricted stock units granted in prior years that vested during the applicable year; and (ii) the change in fair value from the end of the immediately preceding year to the vesting date in the year, or the difference between the company’s closing stock price on the vesting date and the company’s closing stock price on the last trading date of the immediately preceding year (for 2025, the company’s closing stock price on the vesting date minus $19.78 on December 29, 2024; for 2024, the company’s closing stock price on the vesting date minus $23.77 on December 29, 2023; for 2023, the company’s closing stock price on the vesting date minus $33.95 on December 30, 2022; for 2022, the company’s closing stock price on the vesting date minus $75.39 on December 31, 2021; and for 2021, the company’s closing stock price on the vesting date minus $38.19 on December 31, 2020). The individual non-PEO NEO amounts with respect to stock options, if any, are calculated as the product of (i) the number of stock options granted in prior years that vested during the year; and (ii) the change in fair value from the end of the immediately preceding year to the vesting date in the year, or the difference between the Black Scholes value on the vesting date and the Black Scholes value on the last trading date of the immediately preceding year, determined based on the same methodology as used to determine grant date fair value, or the average of the remaining contractual term and the remaining vest term, if any, as of the measurement date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

(7) The amounts reported in this column represent the average fair value as of December 31, 2024, of equity awards granted in prior years that failed to meet the vesting conditions and were forfeited in 2025.

Financial Performance Measures
As described in further detail in “Executive Compensation – Compensation Discussion and Analysis” above, our executive compensation program incorporates various company financial performance metrics. Such metrics are used in both our long-term and short-term incentive awards and are selected with the objective of incentivizing our NEOs to increase the long-term value of our enterprise for our stockholders. The most important financial performance measures used to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to our financial performance are as follows (listed in no particular order of importance):

•Revenue;
•Non-GAAP earnings per share;
•Percentile rank — relative revenue growth (the company’s revenue growth as compared to a peer group established by the compensation committee);
•Percentile rank — relative non-GAAP TSR (the company’s TSR as compared to a peer group established by the compensation committee); and
•Non-GAAP adjusted operating income.

Analysis of Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing, below, the relationships between certain information presented in the Pay versus Performance table, above. We utilize several financial performance measures to align executive compensation with company financial performance as described in “Executive Compensation – Compensation Discussion and Analysis,” however, not all of those company measures are presented in the Pay versus Performance table, above, nor in the below graphs. We generally seek to incentivize long-term performance using various performance measures, which may not result in alignment of individual performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K, which incorporates various elements including, but not limited to, changes in value based on the company’s stock price to the vesting date or during the year) for a particular year.

Compensation Actually Paid and Cumulative Total Shareholder Return (TSR)

Compensation Actually Paid vs. Total Shareholder Return
120,000,000
60,000,000
—
(60,000,000)
(120,000,000)
Compensation Actually Paid
$160
$120
$80
$40
$—
Cumulative TSR (Value of Initial $100 investment)
2021
2022
2023
2024
2025
PEO
Average other NEO
MaxLinear TSR
Peer Group TSR

As demonstrated by the graph above, the amount of compensation actually paid to Dr. Seendripu and the average amount of compensation actually paid to our other NEOs as a group (as computed in accordance with Item 402(v) of Regulation S-K) is generally aligned with our cumulative TSR over the first three years and the last year presented. The alignment of compensation actually paid with the company’s cumulative TSR over this period is because a substantial portion of the compensation actually paid to Dr. Seendripu and to the other NEOs is comprised of performance-based equity awards, including performance units that vest over four years which we began granting to our NEOs in 2019. In 2024, compensation actually paid increased due to additional compensation awarded to NEOs for retention purposes and aligns with our peer group TSR since we set our compensation at the median of our peer group. As described in the section “Executive Compensation – Compensation Discussion and Analysis,” 52% of total compensation for our PEO and 46% of total compensation is in the form of performance units or performance-based bonus awards for our average NEOs for the most recently completed year. For the first two years presented, our cumulative TSR aligned with the Nasdaq Composite Index, representing the company’s previously strong financial performance as compared to the companies comprising the Nasdaq Composite Index peer group. Due to the decline in our TSR in the third, fourth and fifth year, our cumulative TSR over the five year period presented in the table was (77)%, while the cumulative TSR of the peer group presented for this purpose, the Nasdaq Composite Index, was 23% over the five years presented in the table. For more information regarding the company’s performance and the companies that the compensation committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Compensation Actually Paid and GAAP Net Income (Loss)

Compensation Actually Paid vs. GAAP Net Income (Loss)
$120,000,000
$60,000,000
$—
$(60,000,000)
$(120,000,000)
Compensation Actually Paid
$240.0
$—
$(240.0)
$(480.0)
$(720.0)
GAAP Net Income (Loss) (Millions)
2021
2022
2023
2024
2025
PEO
Average other NEO
GAAP net income

As demonstrated by the graph above, the amount of compensation actually paid to Dr. Seendripu and the average amount of compensation actually paid to our other NEOs as a group (as computed in accordance with Item 402(v) of Regulation S-K) is not aligned with our financial results, as NEO compensation is at the median of our compensation peer group. In 2022, compensation actually paid decreased due to a decline in stock price towards the end of 2022 and in 2024, compensation actually paid increased due to the impact of equity awards granted for retention purposes. We do not use GAAP net income (loss) as a financial performance measure in our executive compensation program; however, the measure of GAAP net income (loss) is correlated with the measure non-GAAP operating income, which we use in setting goals for awarding short-term incentive bonuses to our executives, and non-GAAP earnings per share, which we use as a metric in setting achievement levels for growth in our non-GAAP earnings per share relative to that of our peer group underlying the performance units awarded to our executives. Refer to the section “Executive Compensation – Compensation Discussion and Analysis,” for further details regarding these performance measures.

Compensation Actually Paid and Revenue

Compensation Actually Paid vs. Revenue
$120,000,000
$60,000,000
$—
$(60,000,000)
$(120,000,000)
Compensation Actually Paid
$1,250.0
$1,000.0
$750.0
$500.0
$250.0
Revenue (Millions)
2021
2022
2023
2024
2025
PEO
Average other NEO
Revenue (millions)

As demonstrated by the above graph, the amount of compensation actually paid to Dr. Seendripu and the average amount of compensation actually paid to our other NEOs as a group (as computed in accordance with Item 402(v) of Regulation S-K) is generally not aligned as NEO compensation is at the median of our peer group. In 2022, compensation actually paid decreased due to a decline in stock price towards the end of 2022 and in 2024, compensation actually paid increased due to the impact of equity awards granted for retention purposes. While we use a number of financial and non-financial performance measures for the purpose of evaluating our executives’ performance under our compensation programs, we have selected revenue as the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to company performance. We use revenue when setting goals in our short-term incentive compensation program, as well as for setting achievement levels in our long-term incentive compensation, which includes the percentile rank of our revenue growth relative to pre-determined target rates of growth and to that of our peer group that is a metric underlying the performance units that are awarded to the NEOs. In particular, the issuance of shares of common stock under our long-term incentive and corporate bonus plans to the NEOs is directly linked to revenue: (1) 60% to 62.5% of performance units granted to NEOs are based on company performance in terms of revenue growth relative to pre-determined target rates of growth and relative to that of our peer group; and (2) 50% of bonus awards to NEOs are weighted relative to the revenue metric.

RELATED PERSON TRANSACTIONS
AND DELINQUENT SECTION 16(A) REPORTS
Related Person Transactions
Change in Control Agreements
We have entered into agreements providing termination and change of control benefits to certain of our executive officers as described under the caption “Executive Compensation, Potential Payments Upon Termination or Change of Control” above.
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our directors, executive officers, and certain controlling persons. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
Policy Concerning Audit Committee Approval of Related Person Transactions
Our board of directors and audit committee has adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.
Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that during fiscal 2025, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements, other than a late Form 4 filed by Mr. Litchfield on August 5, 2025 with respect to the amendment of an outstanding option to purchase shares of common stock.

SECURITY OWNERSHIP
The following table sets forth information, as of March 23, 2026, concerning, except as indicated by the footnotes below:
•Each person whom we know beneficially owns more than five percent of our common stock;
•Each of our directors and named executive officers; and
•All of our directors and current executive officers as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 89,529,216 shares of common stock outstanding on March 23, 2026. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and restricted stock units held by that person that are currently exercisable or will become exercisable or vested, as applicable, within 60 days of March 23, 2026, or by May 22, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).
For a description of the stock ownership guidelines applicable to our non-employee directors, please see the section entitled “Corporate Governance and Board of Directors.”
The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Common Stock
	Shares	Percentage (%)
Named Executive Officers and Directors:
Kishore Seendripu, Ph.D.(1)	5,434,243	6.0%
Steven Litchfield(2)	957,049	1.1%
Connie Kwong(3)	88,314	*
William G. Torgerson(4)	195,294	*
Daniel A. Artusi(5)	27,882	*
Carolyn D. Beaver(6)	75,663	*
Gregory P. Dougherty(7)	93,477	*
Albert J. Moyer(8)	128,870	*
Thomas E. Pardun(9)	165,325	*
Kris A. Sennesael(10)	2,052	*
Theodore L. Tewksbury, Ph.D.(11)	126,661	*
All directors and executive officers as a group(10 people) (12)	7,099,536	7.7%
5% Stockholders:
Vanguard Portfolio Management(13)	9,158,415	10.2%
BlackRock, Inc.(14)	12,022,896	13.4%
FMR(15)	5,474,232	6.1%
State Street Corporation(16)	4,583,454	5.1%

________________________
(*)    Represents beneficial ownership of less than 1%.
(1)    Consists of: (a) 370,061 shares of common stock; (b) 296,084 shares of common stock subject to options exercisable within 60 days of March 23, 2026; (c) 66,200 time-based restricted stock units that are scheduled to vest within sixty days of March 23, 2026; and (c) 604,899 shares underlying vested performance units and time-based restricted stock units for which Dr. Seendripu deferred receipt that could be delivered to him within 60 days of March 23, 2026 if his service with the company terminates or a qualifying change of control occurs within that time, each held by Dr. Seendripu. Additional shares of common stock include: 18,920 shares of Common Stock held of record by the Seendripu Relatives Trust dated October 5, 2009 (“Relatives Trust”), 896,747 shares of Common Stock held of record by the Seendripu Family Trust dated October 5, 2009 (“Family Trust”), 300,000 shares of Common Stock held of record by the Kishore V. Seendripu 2024 Annuity Trust A, 300,000 shares of Common Stock held of record by the Rekha S. Seendripu 2024 Annuity Trust A, 250,799 shares of Common Stock held of record by the IKS Heritage Trust dated July 13, 2020 (“IKS Heritage Trust”), 250,799 shares of Common Stock held of record by the SS Heritage Trust dated July 13, 2020 (“SS Heritage Trust”), 448,413 shares of Common Stock held of record by the Ishan Krishna Seendripu Trust dated October 5, 2009 (“2009 Ishan Trust”), 448,413 shares of Common Stock held of record by the Samira Seendripu Trust dated October 5, 2009 (“2009 Samira Trust”), 295,727 shares of Common Stock held of record by the Ishan Krishna Seendripu Trust #2 dated July 14, 2023 (“Ishan Krishna Seendripu Trust #2”), 295,727 shares of Common Stock held of record by the Samira Seendripu Trust #2 dated July 14, 2023 (“Samira Seendripu Trust #2”), 295,727 shares of Common Stock held of record by the IKS Heritage Trust #2 dated July 14, 2023 (“IKS Heritage Trust #2”), and 295,727 shares of Common Stock held of record by the SS Heritage Trust #2 dated July 14, 2023 (“SS Heritage Trust #2”). Kishore V. Seendripu, Ph.D., a member of the Issuer’s board of directors and the Issuer’s chief executive officer, is a trustee of the Relatives Trust, 2024 Kishore Trust A, 2024 Rekha Trust A, 2022 Kishore Trust B, 2022, and Rekha Trust B. Dr. Seendripu shares voting and dispositive control over the Family Trust, IKS Heritage Trust and SS Heritage Trust. Dr. Seendripu's sibling is the trustee of Ishan Krishna Seendripu Trust and Samira Seendripu Trust, and an independent entity is the trustee of Ishan Krishna Seendripu Trust #2, Samira Seendripu Trust #2, IKS Heritage Trust #2, and SS Heritage Trust #2.
(2)    Consists of: (a) 147,801 shares of common stock; (b) 394,121 shares of common stock subject to options exercisable within 60 days of March 23, 2026; and (c) 415,127 shares underlying vested performance units and time-based restricted stock units for which Mr. Litchfield deferred receipt that could be delivered to him within 60 days of March 23, 2026 if his service with the company terminates or a qualifying change of control occurs within that time, each held by Mr. Litchfield.
(3)    Consists of: (a) 68,115 shares of common stock; (b) 13,395 shares of common stock subject to options exercisable within 60 days of March 23, 2026; and (c) 6,804 time-based restricted stock units that are scheduled to vest within 60 days of March 23, 2026, each held by Ms. Kwong.
(4)    Consists of 195,294 shares of common stock held by Mr. Torgerson as of January 1, 2026, as reported by Mr. Torgerson.
(5)    Consists of: (a) 12,141 shares of common stock; and (b) 15,741 time-based restricted stock units that are scheduled to vest within 60 days of March 23, 2026, each held by Mr. Artusi.
(6)    Consists of: (a) 23,575 shares of common stock; (b) 15,741 time-based restricted stock units that are scheduled to vest within 60 days of March 23, 2026; and (c) 36,347 shares underlying vested time-based restricted stock units for which Ms. Beaver deferred receipt that could be delivered to her within 60 days of March 23, 2026 if her service with the company terminates within that time, each held by Ms. Beaver.
(7)    Consists of: (a) 33,358 shares of common stock and (b) 15,741 time-based restricted stock units that are scheduled to vest within 60 days of March 23, 2026; and (c) 44,378 shares underlying vested time-based restricted stock units shares underlying vested time-based restricted stock units for which Mr. Dougherty deferred receipt that could be delivered to him within 60 days of March 23, 2026 if his service with the company terminates within that time, each held by Mr. Dougherty.
(8)    Consists of: (a) 72,793 shares of common stock; (b) 15,741 time-based restricted stock units that are scheduled to vest within 60 days of March 23, 2026; and (c) 40,336 shares underlying vested time-based restricted stock units for which Mr. Moyer deferred receipt that could be delivered to him within 60 days of March 23, 2026 if his service with the company terminates within that time, each held by Mr. Moyer.
(9)    Consists of: (a) 78,393 shares of common stock; (b) 15,741 time-based restricted stock units that are scheduled to vest within 60 days of March 23, 2026; and (c) 71,191 shares underlying vested time-based restricted stock units for which Mr. Pardun deferred receipt that could be delivered to him within 60 days of March 23, 2026 if his service with the company terminates within that time, each held by Mr. Pardun.
(10)    Consists of 2,052 time-based restricted stock units that are scheduled to vest within 60 days of March 23, 2026.
(11)    Consists of: (a) 74,995 shares of common stock; (b) 15,741 shares of common stock subject to options exercisable within 60 days of March 23, 2026; and (c) 35,925 shares underlying vested time-based restricted stock units for which Dr. Tewksbury deferred receipt that could be delivered to him within 60 days of March 23, 2026 if his service with the company terminates within that time, each held by Dr. Tewksbury.
(12)    Consists of: (a) 5,499,735 shares of common stock; (b) 703,600 shares of common stock subject to options exercisable within 60 days of March 23, 2026; (c) 169,502 time-based restricted stock units that are scheduled to vest within sixty days of March 23, 2026; and (d) 1,533,556 shares underlying vested performance units and time-based restricted stock units for which the director or executive officer deferred receipt that could be delivered to the director or executive officer within 60 days of March 23, 2026 if the director or executive officer’s service with the company terminates or a qualifying change of control occurs within that time, each held of record by the current directors and executive officers.
(13)    Based solely on the most recently available Schedule 13G filed by Vanguard Portfolio Management with the SEC on February 5, 2026. Vanguard Portfolio Management reported shared voting power over 37,606 shares and shared dispositive power over 9,158,415 shares. Vanguard Portfolio Management is an investment adviser in accordance with 240.13d-1(b)(1)(ii)(E). The address of Vanguard Portfolio Management is 100 Vanguard Blvd., Malvern, PA 19355.
(14)    Based solely on the most recently available Schedule 13G/A filed by BlackRock, Inc. with the SEC on April 30, 2025. BlackRock Inc. reported sole voting power over 11,921,902 shares and sole dispositive power over 12,022,896 shares. BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(15)    Based solely on the most recently available Schedule 13G filed by FMR LLC with the SEC on February 5, 2026. FMR LLC reported sole voting power over 5,466,713 shares and sole dispositive power over 5,474,232 shares. FMR LLC is a parent holding company or control person in adviser in accordance with 240.13d-1(b)(1)(ii)(G). The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(16)    Based solely on the most recently available Schedule 13G filed by State Street Corporation with the SEC on November 10, 2025. State Street Corporation reported shared voting power over 4,349,473 shares and shared dispositive power over 4,583,454 shares. State Street Corporation is an investment adviser in accordance with 240.13d-1(b)(1)(ii)(E) and a parent holding company or control person in accordance with 240.13d-1(b)(1)(ii)(G). The address of State Street Corporation is One Congress Street Suite 1, Boston, MA 02114.

OTHER MATTERS
We know of no other matters to be submitted at the 2026 annual meeting. If any other matters properly come before the 2026 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2026 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Carlsbad, California

April 2, 2026

Annex A - Reconciliations of Non-GAAP to GAAP financial measures
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP financial measures. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that we believe are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures disclosed in this proxy statement:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Performance-based equity consists of accruals related to our executive and non-executive bonus programs, and have been excluded from our non-GAAP net income. Bonus awards under our fiscal 2025 program were settled in shares of our common stock in February 2026.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and acquisition and integration costs primarily consisting of professional and consulting fees, including costs incurred related to the termination of the previously pending (now terminated) merger with Silicon Motion.
Research and development funded by others represents proceeds received under contracts for jointly funded R&D projects to develop technology that may be commercialized into a product in the future. Initially such proceeds may not yet be recognized in GAAP results if, pursuant to contract terms, the company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions. Once such conditions have been resolved, the proceeds are recognized in GAAP results, and accordingly, reversed from non-GAAP results.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities and cancellation of contracts.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for 2025 disclosed in this proxy statement appear below.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

Year Ended
December 31, 2025
GAAP gross profit	$265,814
Stock-based compensation	722
Performance-based equity	331
Amortization of purchased intangible assets	10,329
Non-GAAP gross profit	277,196

GAAP R&D expenses	208,599
Stock-based compensation	(41,474)
Performance-based equity	(20,833)
Research and development funded by others	(1,000)
Non-GAAP R&D expenses	145,292

GAAP SG&A expenses	159,580
Stock-based compensation	(34,933)
Performance-based equity	(11,546)
Amortization of purchased intangible assets	(1,739)
Acquisition and integration costs	(22,953)
Non-GAAP SG&A expenses	88,409

GAAP restructuring expenses	24,525
Restructuring charges	(24,525)
Non-GAAP restructuring expenses	—

GAAP loss from operations	(126,890)
Total non-GAAP adjustments	170,385
Non-GAAP income from operations	43,495

GAAP interest and other income (expense), net	(14,004)
Non-recurring interest and other income (expense), net	835
Non-GAAP interest and other income (expense), net	(13,169)

GAAP loss before income taxes	(140,894)
Total non-GAAP adjustments	171,220
Non-GAAP income before income taxes	30,326

GAAP income tax benefit	(4,213)
Adjustment for non-cash tax benefits/expenses	7,653
Non-GAAP income tax provision	3,440

GAAP net loss	(136,681)
Total non-GAAP adjustments before income taxes	171,220
Less: total tax adjustments	7,653
Non-GAAP net income	$26,886

Shares used in computing GAAP and non-GAAP basic net income (loss) per share	86,588
Shares used in computing GAAP diluted net loss per share	86,588
Dilutive common stock equivalents	1,300
Shares used in computing non-GAAP diluted net income per share	87,888
Non-GAAP basic net income per share	$0.31
Non-GAAP diluted net income per share	$0.31

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Year Ended
December 31, 2025
GAAP gross margin	56.8%
Stock-based compensation	0.2%
Performance-based equity	0.1%
Amortization of purchased intangible assets	2.2%
Non-GAAP gross margin	59.3%

GAAP R&D expenses	44.6%
Stock-based compensation	(8.9)%
Performance-based equity	(4.5)%
Research and development funded by others	(0.2)%
Non-GAAP R&D expenses	31.1%

GAAP SG&A expenses	34.1%
Stock-based compensation	(7.5)%
Performance-based equity	(2.5)%
Amortization of purchased intangible assets	(0.4)%
Acquisition and integration costs	(4.9)%
Non-GAAP SG&A expenses	18.9%

GAAP restructuring expenses	5.2%
Restructuring charges	(5.2)%
Non-GAAP restructuring expenses	—%

GAAP loss from operations	(27.1)%
Total non-GAAP adjustments	36.4%
Non-GAAP income from operations	9.3%

GAAP interest and other income (expense), net	(3.0)%
Non-recurring interest and other income (expense), net	0.2%
Non-GAAP interest and other income (expense), net	(2.8)%

GAAP loss before income taxes	(30.1)%
Total non-GAAP adjustments	36.6%
Non-GAAP income before income taxes	6.5%

GAAP income tax benefit	(0.9)%
Adjustment for non-cash tax benefits/expenses	1.6%
Non-GAAP income tax provision	0.7%

GAAP net loss	(29.2)%
Total non-GAAP adjustments before income taxes	36.6%
Less: total tax adjustments	1.6%
Non-GAAP net income	5.8%

APPENDIX A
MAXLINEAR, INC.
AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN
(As amended, restated and extended and as approved by the Board on April 1, 2026, and effective as of approval by the Company’s stockholders at the 2026 Annual Meeting)
1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)“Annual Meeting” means the annual meeting of the Company’s stockholders.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(d)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
(e)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f)“Board” means the Board of Directors of the Company.
(g)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; provided, however, that for purposes of this subsection (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) a primary purpose is to change the jurisdiction of the Company’s incorporation, or (ii) a primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(i)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(j)“Common Stock” means the common stock of the Company. For purposes of clarification, following the conversion of the Class A common stock and Class B common stock into a single class of common stock pursuant to the terms of the Company’s Fifth Amended and Restated Certificate of Incorporation, any references to the Class A common stock, the Class B common stock, or “Common Stock” mean the single class of common stock of the Company.
(k)“Company” means MaxLinear, Inc., a Delaware corporation, or any successor thereto.
(l)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services: (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
(m)“Director” means a member of the Board.
(n)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)“Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Subject to the provisions of Section 6(e), Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.
(p)Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator may not implement an Exchange Program.
(s)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(t)“Fiscal Year” means the fiscal year of the Company.
(u)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(v)“Initial Value” means (i) with respect to any Option or Stock Appreciation Right, the value of such Option or Stock Appreciation Right calculated in accordance with the Black-Scholes option valuation methodology on the grant date, and (ii) with respect to any Award other than an Option or Stock Appreciation Right, the product of (A) the Fair Market Value of one Share on the grant date of the Award and (B) the aggregate number of Shares subject to the Award, as applicable.
(w)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(x)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(y)“Option” means a stock option granted pursuant to the Plan.
(z)“Outside Director” means a Director who is not an Employee.
(aa)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ab)“Participant” means the holder of an outstanding Award.
(ac)“Performance Period” means the time period of any Fiscal Year or such other period as determined by the Administrator in its sole discretion during which the performance objectives must be met.
(ad)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.
(ae)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.
(af)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ag)“Plan” means this Amended and Restated 2010 Equity Incentive Plan.

(ah)“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.
(ai)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(aj)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(ak)“Section 16(b)” means Section 16(b) of the Exchange Act.
(al)“Service Provider” means an Employee, Director or Consultant.
(am)“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.
(an)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.
(ao)“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.Stock Subject to the Plan.
(a)Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 18,791,651 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3(b). The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used (i) to pay the exercise price of an Award, or (ii) to satisfy the tax withholding obligations related to an Award, will in either event not become available for future grant or sale under the Plan. Shares repurchased by the Company using Option exercise proceeds will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).
(c)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.
(a)Procedure.
(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(iv)Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)to determine the Fair Market Value;
(ii)to select the Service Providers to whom Awards may be granted hereunder;
(iii)to determine the number of Shares to be covered by each Award granted hereunder;
(iv)to approve forms of Award Agreements for use under the Plan;
(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(viii)to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(a)(ii) of the Plan regarding Incentive Stock Options);
(ix)to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 17 of the Plan;
(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)to determine whether Awards (other than Options or Stock Appreciation Rights) will be adjusted for Dividend Equivalents;
(xii)to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;
(xiii)to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and
(xiv)to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
(d)No Liability. Under no circumstances shall the Company, any Parent or Subsidiary, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, any Parent’s or Subsidiary’s, the Administrator’s or the Board’s roles in connection with the Plan.
5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Limitations.
(a)Incentive Stock Options.

(i)$100,000 Limitation. Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)Maximum Option Term. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(iii)Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(b)No Exchange Program. The Administrator may not institute an Exchange Program.
(c)Share Limits. Subject to the provisions of Section 16 of the Plan, the limits specified below in this Section 6(c) will be applicable to Awards issued under the Plan:
(i)Limits on Options.    No Service Provider will receive Options during any Fiscal Year covering in excess of two million (2,000,000) Shares.
(ii)Limits on Stock Appreciation Rights.    No Service Provider will receive Stock Appreciation Rights during any Fiscal Year covering in excess of two million (2,000,000) Shares.
(iii)Limits on Restricted Stock.    No Service Provider will receive Awards of Restricted Stock during any Fiscal Year covering in excess of two million (2,000,000) Shares.
(iv)Limits on Restricted Stock Units.    No Service Provider will receive Restricted Stock Units during any Fiscal Year covering in excess of two million (2,000,000) Shares.
(v)Limits on Performance Shares.    No Service Provider will receive Performance Shares during any Fiscal Year covering in excess of two million (2,000,000) Shares.
(vi)Limits on Performance Units.    No Service Provider will receive Performance Units with an initial value of greater than three million dollars ($3,000,000).
(d)Outside Director Limits. Notwithstanding any other provision of the Plan to the contrary, no Outside Director will receive Awards during any Fiscal Year with an aggregate Initial Value of greater than seven hundred thousand dollars ($700,000). Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 6(d).
(e)Dividend Payments. Dividends and other distributions payable with respect to Shares subject to Awards (including Dividend Equivalents) will not be paid before the underlying Shares vest.
7.Stock Options.
(a)Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Subject to the terms and provisions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant.
(b)Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof, subject to the provisions of Section 6(a). The term of each Option will be stated in the Award Agreement.
(c)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to the provisions of Section 6(a). Notwithstanding the foregoing provisions of this Section 7(c)(i), Options may be granted with a per Share exercise price of less than one hundred percent

(100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).
(ii)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.
(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.
Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following

Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Subject to the terms and provisions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate. The Administrator may set restrictions based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During the Period of Restriction, and subject to Section 6(e) of the Plan, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
9.Restricted Stock Units.
(a)Grant. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
10.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. Subject to the terms and provisions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(c)Exercise Price and Other Terms. The per Share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.
(d)Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Section 7(d) relating to exercise also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
11.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the terms and provisions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market

Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
12.Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.
13.Dividend Equivalents.
(a)General. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. Subject to the limitations contained in Section 6, the Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16, appropriate adjustments will be made to the Participant’s Awards so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Award, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award.
(b)Limitations. Dividend Equivalents will be subject to the limits applicable to the underlying Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 6(c), hereof.
14.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
15.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
16.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share or dollar value limits in Sections 6(c) and 6(d).
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 16(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
(d)In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any Parent or Subsidiary of the Company. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
(e)For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
(f)Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(g)Outside Director Awards. In the event of a merger or Change in Control, each Outside Director will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units held by Outside Directors will lapse, and, with respect to Performance Units and Performance Shares held by Outside Directors, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise by the Administrator or under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any Parent or Subsidiary of the Company.
17.Tax Withholding.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash (or cash equivalent), (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
18.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
20.Term of Plan. The Plan originally became effective upon its initial adoption by the Board. Subject to Section 25 of the Plan, the amended and restated Plan will become effective upon approval of the Plan by the stockholders of the Company at the 2026 Annual Meeting (the “Restatement Date”). The Plan will continue in effect for a term of ten (10) years from the Restatement Date, unless terminated earlier under Section 21 of the Plan, provided that no grants of Incentive Stock Options may be made hereunder after the ten (10) year anniversary of the date the amended and restated Plan is approved by the Board.
21.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
22.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
23.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
24.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may require an Officer to forfeit, return or reimburse the Company all or a portion of an Award granted on or after the Restatement Date (including, for the avoidance of doubt, Awards that are subject solely to time-based vesting) and any amounts paid thereunder, in the event of a restatement of the Company’s financial statements. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws. Notwithstanding the foregoing, all Awards granted under the Plan will be subject to the terms and conditions of the Executive Compensation Clawback Policy adopted by the Board on December 13, 2018, and as may be in effect from time to time. Further, and notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws

(including without limitation) pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise (including recovery pursuant to the Executive Compensation Clawback Policy) will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
25.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company at the 2026 Annual Meeting. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B
MAXLINEAR, INC.
AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

(As amended, restated and extended and as approved by the Board as of April 1, 2026, and effective as of approval by the Company’s stockholders at the 2026 Annual Meeting)
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2.Definitions.
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)“Annual Meeting” means the annual meeting of the Company’s stockholders.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; provided, however, that for purposes of this subsection, (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(f)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(g)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)“Common Stock” means the common stock of the Company. For purposes of clarification, following the conversion of the Class A common stock and Class B common stock into a single class of common stock pursuant to the terms of the Company’s Fifth Amended and Restated Certificate of Incorporation, any references to the Class A common stock, the Class B common stock, or “Common Stock” mean the single class of common stock of the Company.
(i)“Company” means MaxLinear, Inc., a Delaware corporation.
(j)“Compensation” means an Employee’s base straight time gross earnings, commissions (to the extent such commissions are an integral, recurring part of compensation), overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation.
(k)“Contributions” means the payroll deductions and other additional payments to the Company that the Company may permit to be made by a participant to fund the exercise of options granted pursuant to the Plan.
(l)“Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.
(m)“Director” means a member of the Board.
(n)“Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv)  is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering.
(o)“Employer” means any one or all of the Company and its Designated Subsidiaries.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(q)“Exercise Date” means the first Trading Day on or after May 15 and November 15 of each year.
(r)“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
(s)“Fiscal Year” means the fiscal year of the Company.
(t)“New Exercise Date” means a new Exercise Date set by shortening any Offering Period then in progress.
(u)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of this Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.
(v)“Offering Date” means the first Trading Day of each Offering Period.
(w)“Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after May 15 of each year and terminating on the first Trading Day on or following November 15, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after November 15 of each year and terminating on the first Trading Day on or following May 15, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.
(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)“Plan” means this MaxLinear, Inc. 2010 Employee Stock Purchase Plan.
(z)“Purchase Period” means the period during an Offering Period in which shares of Common Stock may be purchased on a participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.
(aa)“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20.
(ab)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ac)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3.Eligibility.
(a)General. Any individual who is an Eligible Employee on a given Offering Date will be eligible to participate in the Plan, subject to the requirements of Section 5. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under Applicable Laws or if complying with Applicable Laws would cause the Plan or an Offering to violate Section 423 of the Code.
(b)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.
6.Contributions.
(a)At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a participant will have the Contributions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period, provided that payment through means other than payroll deductions will be permitted only if the participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering Period. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)Payroll deductions for a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
(c)All Contributions made for a participant will be credited to his or her account under the Plan and will be made in whole percentages only. A participant may not make any additional payments into such account.
(d)A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the reduction in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a participant may only make one Contribution reduction change during each Purchase Period. If a participant has not followed such procedures to reduce the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by participants during any Offering Period. Any reduction in Contribution rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given reduction in Contribution rate more quickly). Any increase in Contribution rates made by any participant will be effective for the next Purchase Period or Offering Period which begins after the effective date of any such requested Contribution increase.
(e)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, Contributions will recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
(f)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under Applicable Law, and (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.
(g)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer, may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.Grant of Option. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase

Period that occurs during each Offering Period in which an Eligible Employee participates more than 3,125 shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such option under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period or such earlier time as the Administrator may determine pursuant to the terms of the Plan.
8.Exercise of Option.
(a)Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such participant at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.
9.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.
10.Withdrawal.
(a)A participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the end of the Offering Period by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s Contributions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.
11.Termination of Employment. Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.
12.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by Applicable Law, will apply to all participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13.Stock.
(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be seven million nine hundred forty-one thousand three hundred and eighty-two (7,941,382) shares, less any shares purchased on the May 15, 2026 Exercise Date.
(b)Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
14.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt sub-plans, rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each such sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.
15.Designation of Beneficiary.
(a)A participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
16.Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions, except under Offerings in which Applicable Law requires that Contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.
18.Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.Amendment or Termination.
(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.
(b)Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;
(ii)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(iii)shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;
(iv)reducing the maximum percentage of Compensation a participant may elect to contribute as Contributions; and
(v)reducing the maximum number of Shares a participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.Term of Plan. Upon the Plan’s approval by the Company’s stockholders at the Company’s 2026 Annual Meeting, the Plan will continue in effect until terminated under Section 20.
24.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company at the Company’s 2026 Annual Meeting. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

EXHIBIT A
MAXLINEAR, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
_____ Original Application                Offering Date:
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)
1.____________________ hereby elects to participate in the MaxLinear, Inc. 2010 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.
2.I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3.I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
4.I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5.Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of _____________________________________________________(Eligible Employee or Eligible Employee and Spouse only).
6.I understand that if I dispose of any shares received by me pursuant to the Employee Stock Purchase Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
7.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.
8.In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (please print):
	First	Middle	Last

Relationship

Percentage Benefit

Address

NAME: (please print):
	First	Middle	Last

Relationship

Percentage Benefit

Address

Employee's Social Security Number:

Employee's Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee
Dated:
Spouse's Signature (If beneficiary other than spouse)

EXHIBIT B
MAXLINEAR, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
The undersigned participant in the Offering Period of the MaxLinear, Inc. 2010 Employee Stock Purchase Plan that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

MAXLINEAR

VOTE

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — You must sign the card for your vote to be counted.

The Board of Directors recommends a vote FOR the nominees listed.

Nominee	For	Against	Abstain
01 - Carolyn D. Beaver	☐	☐	☐
02 - Theodore L. Tewksbury, Ph.D.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3, 4 and 5.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

049KVB

Important Notice Regarding the Internet Availability of Proxy Materials for the 2026 Annual Meeting:
The Notice of Annual Meeting and Proxy Statement, 2025 Annual Report and Notice of Internet Availability are available at
www.edocumentview.com/MXL

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — MaxLinear, Inc.

2026 Annual Meeting of MaxLinear, Inc. Stockholders
May 20, 2026
8:30 a.m. Pacific Time
5966 La Place Ct, Suite 100, Carlsbad, CA 92008

Kishore V. Seendripu, Ph.D. and Steven Litchfield, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2026 Annual Meeting of Stockholders of MaxLinear, Inc. to be held on May 20, 2026, or at any postponement or adjournment thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

FOR THE PROPOSALS ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTOR LISTED IN PROPOSAL 1, AND "FOR" THE PROPOSALS IDENTIFIED IN ITEMS 2, 3, 4 AND 5. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: "FOR" THE ELECTION OF THE CLASS II DIRECTORS LISTED IN ITEM 1, "FOR" THE PROPOSALS LISTED IN ITEMS 2, 3, 4 AND 5 AND AS THE PROXY HOLDER MAY DETERMINE IN HIS OR HER DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.**

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

(Items to be voted appear on reverse side)